As Filed with the Securities and Exchange Commission on December ____, 2010

Registration No. _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA BOTANIC PHARMACEUTICAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	84-1273503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

The 11th Floor, Changjiang International Building, No. 28, Changjiang Road, Nangang District,
Harbin, Heilongjiang Province, P.R. China 150090
86-451-8260-2162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Corporate Enterprises, Inc.
Carson City, NV 89706
(775) 884-9380
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies to:
William N. Haddad, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Telephone: (212) 335-4500
Fax: (212) 335-4501

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	$10,000,000	$2,139
TOTAL	$10,000,000	$2,139

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)     Excludes shares that the underwriter has the option to purchase to cover over-allotments, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _________, 2010

CHINA BOTANIC PHARMACEUTICAL INC.
$      10,000,000 OF SHARES OF COMMON STOCK

This is a firm commitment public offering of $  10,000,000 shares of our common stock.  Our common stock is listed on the NYSE Amex under the symbol “CBP.” The last reported market price of our shares of common stock on December 3, 2010 was $2.20.
_____________________
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 17 for certain factors relating to an investment in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price	$	•	$	•
Underwriting discounts and commissions(1)	$	•	$	•
Proceeds to us, before expenses	$	•	$	•

(1)  See “Underwriting” for a description of compensation payable to the underwriter.

We have granted a 45 day option to •, the underwriter, to purchase up to an additional $1,500,000 of shares of common stock from us solely to cover over-allotments, if any, on the same terms as set forth above. If the underwriter exercises its right to purchase all of such additional shares of common stock, we estimate that we will receive gross proceeds of approximately $ • million from the sale of shares being offered and net proceeds of approximately $ • million after deducting approximately $ • million for underwriting discounts and commissions, based on an assumed public offering price of $ • per share.  The shares issuable upon exercise of the underwriter option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriter expects to deliver the shares of common stock to purchasers in the offering on or about                     , 2010.

•

The date of this prospectus is  _______, 2010

Renhuang Factory

Ginseng and Deer Antler Extract	Compound Honeysuckle Granules

Siberian Ginseng

TABLE OF CONTENTS

Page
Prospectus Summary	5
Risk Factors	15
Special Note Regarding Forward-Looking Statements	31
Determination of Offering Price	32
Use of Proceeds	33
Capitalization	34
Dilution	35
Dividends and Dividend Policy	37
Market For Common Equity and Related Stockholder Matters	36
Management’s Discussion and Analysis Of Financial Condition and Results of Operations	38
Business	56
Our History and Corporate Structure
Director and Executive Officers; Corporate Governance	71
Executive Compensation	73
Security Ownership of Certain Beneficial Owners and Management	76
Certain Relationships and Related Party Transactions	78
Description of Capital Stock
Underwriting	81
Certain Relationships and Related Transactions
Disclosure of Commission Position on Indemnification For Securities Act Liability	89
Legal Matters	89
Experts	89
Where You Can Find More Information	91
Index to Financial Statements	F-1

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this prospectus, as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 17. In addition, some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, the terms "we", "us", "our", and “CBP" refer to China Botanic Pharmaceutical Inc. and its consolidated subsidiaries, which include Harbin Renhuang Pharmaceutical Company Limited, a company incorporated in the British Virgin Islands, and Harbin Renhuang Pharmaceutical Co., Ltd., a company incorporated in the People’s Republic of China.

Our Business

We are a high-tech enterprise engaged in the development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines, or TCM, in the People’s Republic of China (“PRC” or “China”). We have three “Good Manufacturing Practice”, or GMP, certified production facilities - Ah City natural and biopharmaceutical plant, Dongfanghong pharmaceutical plant and Qingyang natural extraction plant - capable of producing 18 dosage forms and over 200 different products. Our products include, but are not limited to, botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and traditional over-the-counter (“OTC”) Chinese medicines.  Botanical anti-depression and nerve-regulation products account for over 50% of our revenues and we intend to strengthen our developments in this area.  We have entered into sales agency agreements with sales agents in 19 provinces and four municipalities, through which our products are sold to over 3,000 distributors and over 70 sales centers across 24 provinces in China.

Our Products

Our products mainly fall into the following three categories: (i) botanical anti-depression & nerve-regulation products, (ii) biopharmaceutical products, and (iii) botanical antibiotics and traditional OTC Chinese medicines. The table below is an illustration of our products and their main functions:

Product Category	Product	Main Functions

Botanical anti-depression and nerve-regulation products
Siberian Ginseng (Acanthopanax) Series:
Siberian Ginseng (Acanthopanax) Tablets
Siberian Ginseng (Acanthopanax) Syrup
Siberian Ginseng (Acanthopanax) Extract(200g)
Siberian Ginseng (Acanthopanax) Extract(338g) [Note: The Drug Approval Number of Ginseng (Acanthopanax) Extract is under the name of Harbin Renhuang Pharmaceutical Stock Co., Ltd. (“Stock Co.”), of which Mr. Shaoming Li, our major shareholder, chairman, chief executive officer and president, is a 50% shareholder and chairman of the board of directors.] (1)

Antidepressant properties: Regulation of nervous excitation and inhibition; calm and inhibit spontaneous activities; improve sleep and anticonvulsant properties

Improve blood properties: Improve blood flow, blood lipid profile and blood viscosity; prevent and improve cerebral thrombosis, hyperlipidemia, hypotension (low blood pressure), coronary heart disease, diabetes, leukopenia, and gonadotrophic dilation of blood vessels

	Tianma Series: Tianma Pills (sugar coated, 48 tablets) Tianma Pills (sugar coated, 100 tablets)	Dispel coldness; relieve pain and headache caused by blood supply shortage and blood stasis

	Compound Yangjiao Tablets (sugar coated, 50 tablets)	Relieve pain from migraines, vascular headaches, tension headaches and nervous headaches

	Compound Schizandra Tablets	Regulation of the central nervous system. to generate body fluids and alleviate thirst, nourish the kidneys, cure insomnia and palpitations, and is also widely used as treatment for neurasthenia.

Biopharmaceutical products	Shark Vital Capsules	Improve the cerebral and cardiovascular oxygen supply; resist radiation; increase white blood cells; and prevent cancer

Badger Fat
[Note: The Drug Approval Number of Badger Fat is under the name of Stock Co.] (1)

Ginseng and Venison Extract
[Note: The Drug Approval Number of Ginseng and Venison Extract is under the name of Stock Co.] (1)
Treatment of burn and scald Nourish the blood and the kidneys, restore the body's energy and increase endurance.

Botanical antibiotics and traditional OTC Chinese medicines	Banlangen Granules	Antiviral (anti-influenza) and broad-spectrum antibiotic

	Compound Honeysuckle Granules	Antiviral; antibacterial; and anti-inflammatory

	Shengmai Granules	Regulate blood flow; strengthen heart beat; and improve the immune system and blood quality

	Qing Re Jie Du Oral Liquid	Treating the flu, upper respiratory infections, and sore throats
(1)  We have submitted applications to SFDA for the transfer of the registrations of these three products from Stock Co. to us (without the payment of additional consideration).

Industry and Market Background

We believe that as a result of the rapid growth of the Chinese economy, substantial increase in drug spending, aging of the population, increase in diseases related to lifestyle, government support in the pharmaceutical market and gradual application of the health insurance fund, China's pharmaceutical market will have significant potential.  In particular, we believe the demand for our products in China will increase significantly, based on the following:

Global market condition of depression and melancholy

Depression has been recognized as a common mental illness. According to World Health Organization (WHO) officials, 5% of the world population is suffering from depression. In 2002, the WHO identified depression as the world’s fourth largest disease and estimated that depression would be the second largest disease by 2020. What was unexpected was that depression has become the world’s second largest disease (second only to cardio-cerebral vascular disease) after only 6-7 years.

According to official statistics, about 80 million Chinese were suffering from depression at the end of 2008. But it is estimated that the actual number of depression patients (including mild depression patients) has reached more than 200 million. In the past several decades, Chinese diagnostic techniques and treating solutions of depression lagged behind western countries. Chinese people do not have adequate knowledge of this disease. At present, only about 10% of depression patients are getting medical care, far lagging behind world treatment rate. (Source: Analysis and Prospect of China’s Anti-depressant Market in 2009, edited by HDCMR.com, http://www.hdcmr.com/ Source:   Medicine Economic News, dated October 30, 2009).

Currently the eight best-selling anti-depressants in the world are: fluoxetine, paroxetine, sertraline, fluvoxamine, venlafaxine, mirtazapine, duloxetine and amitriptyline. Combined, they have 80% market share in the global anti-depression market. However, they are relatively high priced and have numerous adverse side effects.  Siberian Ginseng (Acanthopanax) products, which are botanical medication used to treat depression and nerve-regulation, have minor side effects and are moderate priced.  Therefore we believe they have significant market potentials.

Medical Reform in China

The Chinese government has announced that Renminbi 850 billion will be invested into the national health insurance system by 2011. This plan has been approved by the State Council. The implementation of this plan will give more than 90% of China's population basic health insurance policies, providing better public health and medical services.

On April 6, 2009, the State Council officially promulgated Opinions of the CPC Central Committee and the State Council on Deepening the Health Care System Reform  (final version). "The Opinions" first proposed that basic medical and health institutions will be available to all the people as public products. By 2011, all urban and rural residents will have been covered by this system.  The reform includes:

•
Accelerate the building of basic medical insurance system. The basic medical insurances for urban workers, urban residents and the new type of rural cooperative medical care system for rural residents will cover over 90% of those eligible within three years.

•
Establish national essential medicines system. All essential medicines will be listed in the reimbursement catalog of essential medicine for health insurance. To ensure essential medicine quality, the government will select a number of preferred manufacturers to be the essential medicine suppliers. The selection criteria will include but are not limited to quality, reputation, capacity, qualification, and price.

•
Perfecting the system of health care services at grass-roots levels. The construction of hospitals in counties (including Chinese medicine hospitals), central health clinics in towns and townships, health care clinics in villages in remote regions and community-level medical and health institutions in underdeveloped cities will be enhanced and improved.

•	Promote the gradual equalization of basic public health services. Increase in public health services and improve the funding criteria which will bring broader acceptance of Chinese medicine.

•	Promote the reform of public hospitals. Hospital management system, operation and supervision mechanisms will be reformed to improve service quality of medical institutions.

Pursuant to the Notice Concerning Releasing the State Medicine Catalogue for Basic Medical Insurance, Occupational Injury Insurance and Maternity Insurance of the PRC, all medicines in the national essential drug list are Tier A medicines in the national medical insurance catalog; a vast majority of patients will be fully reimbursed for medicines listed in the national essential drug list. Two of our products, Banlangen Granules and Shengmai Granules, have been included in the national essential drug list. We believe our company will enjoy long-term benefits from the healthcare reform as more patients could afford our products due to such full reimbursement. In addition, we expect to become one of China’s essential medicine suppliers as the PRC government moves forward with its reforms in 2010 and 2011.

Our Strategies

Our growth strategy involves maximizing the opportunities that the developments described above bring and capturing as much of the market share as possible in the process.  To implement this strategy we plan to:

•
Strengthen the market position of Siberian Ginseng (Acanthopanax). Siberian Ginseng (Acanthopanax) products have been widely recognized for their benefit in the treatment of depression and nerve-regulation. We hope to strengthen our current market share of Siberian Ginseng (Acanthopanax) products by focusing on related R&D and launching new products into market. In addition, we plan to enhance sales and marketing efforts to promote the application of Siberian Ginseng (Acanthopanax) products as alternatives to chemical medicines used to treat depression and nerve-regulation.

•
Expand our Siberian Ginseng (Acanthopanax) cultivating bases and adopt scientific management, gradually improving quality standards of Siberian Ginseng (Acanthopanax). This would enable us to be the standards-maker of Siberian Ginseng (Acanthopanax) and provide us with a competitive edge over our competitors.

•
Reduce distribution costs through use of direct sales system: We intend to gradually switch the sales method of our key products from the current agency system to a direct sales system. We believe that moving to a direct sales system will reduce distribution cost and increase our profit margins. In addition, it is expected that once certain drugs become essential government procurement drugs, the sales of these drugs will also be part of our direct sales system.

Risks and Challenges

An investment in our securities involves a high degree of risk that includes risks related to our business, the industries in which we operate, the PRC, the ownership of our common stock and this Offering, including without limitation, the following risks:

•	Our products may not achieve or maintain widespread market acceptance;
•	Our future research and development projects may not be successful;
•	We face substantial competition in connection with the marketing and sale of our products;
•
Our disclosure controls and procedures and our internal control over financial reporting were ineffective as of October 31, 2009 and July 31, 2010; if we are unable to effectively improve and maintain such controls and procedures, investors could lose confidence in our financial and other reports, the price of our shares of common stock may decline, and we may be subject to increased risks and liabilities;

•	Our chairman and CEO currently owns approximately 48% of our common stock and has ability to prevent certain types of corporate actions to the detriment of other stockholders;
•	We have entered into, and may continue to enter into, transactions with related parties;
•	We may not be able to manage our expansion of operations effectively;
•	Our results of operations may be affected by fluctuations in availability and price of raw materials;
•	Extensive regulation of the pharmaceutical manufacturers in China could increase our expenses resulting in reduced profits; and
•	Compliance with rules and regulations concerning corporate governance may be costly.

We are subject to a number of additional risks which you should be aware of before you buy our common stock.  The risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

Corporate History and Structure

We were incorporated in the State of Nevada on August 18, 1988, originally under the corporate name of Solutions, Incorporated.  We were inactive until August 16, 1996, when we changed our corporate name to Suarro Communications, Inc, and engaged in the business of providing internet based business services.   In 2006 we discontinued our business operation at the time and became a non-operating public company.

On August 28, 2006, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Harbin Renhuang Pharmaceutical Company Limited or Renhuang BVI, a company incorporated in the British Virgin Islands.  Pursuant to the Exchange Agreement we acquired all of the outstanding capital stock of Renhuang BVI, and indirect ownership of Renhuang BVI’s wholly owned subsidiary, Harbin Renhuang Pharmaceutical Co. Ltd, or Renhuang China, which operates a pharmaceutical development, manufacturing and distribution business through various research and manufacturing facilities in the PRC.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Corporate Information

Our principal executive office is located at The 11th Floor, Changjiang International Building, No. 28, Changjiang Road, Nangang District, Harbin, Heilongjiang Province, P.R. China 150090. Our telephone number at that address is 86-451-8260-2162. Our website address is www.renhuang.com. The information on our website is not a part of this prospectus.  Our agent for service of process in the United States is American Corporate Enterprises, Inc., Carson City, NV 89706, telephone number (775) 884-9380.

OFFERING SUMMARY

Common stock offered	$ 10,000,000 of shares of common stock

Number of shares outstanding before this offering	37,239,536

Number of shares outstanding after this offering	•

Option to purchase additional shares	We have granted to the underwriter an option, exercisable within 45 days from the date of this prospectus, to purchase up to an additional • shares.

Use of proceeds
We intend to use the net proceeds from this offering for strategic acquisitions, working capital and other general corporate purposes, as more fully discussed in the section entitled “Use of Proceeds”.

NYSE Amex symbol for our common stock	Our common stock is listed on the NYSE Amex under the symbol “CBP.”

Risk factors
We are subject to a number of risks of which you should be aware before you buy our common stock.  The risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

The shares of common stock to be outstanding after this offering are based on 37,239,536 shares of our common stock outstanding as of November 17, 2010 and excludes • shares of our common stock underlying the underwriter’s option to purchase additional shares and • shares of our common stock reserved for issuance pursuant to outstanding warrants and options to purchase our stock as of •, 2010, with a weighted average exercise price of $ • per share.

SUMMARY FINANCIAL INFORMATION

The table below presents our historical selected consolidated financial data for the six-month periods ended July 31, 2010 and 2009, derived from our unaudited consolidated financial statements included elsewhere in this prospectus, and for the two years ended October 31, 2009 and 2008, derived from our audited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read along with it the appropriate historical consolidated financial statements and related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Nine Months Ended July 31,		Fiscal Year Ended October 31,
(in $thousands)	2010	2009	2009	2008
	(Unaudited)
Statements of Operations Data
Revenue	$38,489	$$28,915	$43,411	$34,475
Cost of Revenue	18,151	$13,826	$20,311	$15,981
Gross Profit	20,338	15,089	$23,100	$18,494
Operating Expenses
Research and development	2,252	1,833	$2,529	$2,125
Selling expenses	3,689	2,535	$3,650	$3,318
General and administrative expenses	2,209	1,712	$2,117	$2,878
Income From Operations	12,188	9,009	$14,847	$10,291
Other Income (Expense), Net	49	31	$43	$118
Income (Loss) Before Taxes	12,237	9,040
Provision For Income Taxes	-	-

Net Income (Loss)	$12,237	$9,040	$14,847	$10,291
Other Comprehensive Income
Foreign currency translation adjustment	302	(80)	$66	$2,392
Comprehensive Income	12,539	8,960	$14,913	$12,683
Earnings Per Common Share Data

Basic	$0.33	$0.26	$0.41	$0.29

Diluted	$0.32	$0.26	$0.41	$0.29

The following table presents consolidated balance sheet data as of July 31, 2010 (i) on an actual basis and (ii) on a pro forma basis to reflect the sale of • shares of common stock in this offering by us at an assumed public offering price of $ • per share, after deducting underwriting discounts and commissions and estimated offering expenses.

	July 31, 2010
	Actual	As Adjusted
Balance Sheet Data:
Cash and Cash Equivalents	$28,749	$
Working Capital	$42,265	$
Total Assets	$65,545	$
Total Liabilities	$2,493	$

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

Our products may not achieve or maintain widespread market acceptance.

Success of our products is highly dependent on market acceptance.  We believe that market acceptance of our products will depend on many factors, including:

•	the perceived advantages of our products over competing products and the availability and success of competing products;
•	the brand effect of our products and channel loyalty;
•	the effectiveness of our sales and marketing efforts;
•	the pricing and cost effectiveness of our products;
•	the efficacy of our products and the prevalence and severity of adverse side effects, if any; and
•	publicity concerning our products, product candidates or competing products.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective or otherwise render our products obsolete, or if our competitors spend much more in sales and marketing efforts than we do, we may experience a decline in the demand for our products. If we are unable to market and sell our products successfully, our business, financial condition, results of operation and future growth would be adversely affected.

Our future research and development projects may not be successful.

The successful development of pharmaceutical products can be affected by many factors. Products that appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to obtain the necessary regulatory approvals. In addition, the research and development cycle for new products for which we may obtain an approval certificate is long.

There is no assurance that all of our future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from relevant authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success. Even if such products can be successfully commercialized, they may not achieve the level of market acceptance that we expect.

We face substantial competition in connection with the marketing and sale of our products.

Our products compete with products with similar medical efficacy in similar market areas. Some of our competitors are well established and may have greater financial, marketing, personnel and other resources. The pharmaceutical industry is also characterized by the frequent introduction of new products. We may be unable to compete successfully or our competitors may develop products which have greater medical efficacy or gain wider market acceptance than ours.

Our disclosure controls and procedures and our internal control over financial reporting were ineffective as of October 31, 2009 and July 31, 2010; if we are unable to effectively improve and maintain such controls and procedures, investors could lose confidence in our financial and other reports, the price of our shares of common stock may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. The Securities Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting.  We are also required to include quarterly reports and certifications of our management regarding the effectiveness of our disclosure controls and procedures.  Our management has concluded that our disclosure controls and procedures and internal control over financial reporting was not effective as of October 31, 2009 and July 31, 2010. If we cannot effectively and efficiently improve our controls and procedures, we could suffer material misstatements in our financial statements and other information we report and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our shares of common stock. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from NYSE Amex, regulatory investigations and civil or criminal sanctions.

Our chairman, chief executive officer and president currently owns approximately 48% of our common stock and has the ability to prevent certain types of corporate actions, to the detriment of other stockholders.

Mr. Li Shaoming, our chairman, chief executive officer and president, owns 17,850,000 shares of our common stock, which represents approximately 48% of our outstanding shares of common stock. Mr. Li is able to exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and determination of significant corporate actions. This concentration of ownership could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

We have entered into and may continue to enter into transactions with related parties.

We have entered into, and may continue to enter into, transactions with our related parties, including without limitation Heilongjiang Renhuang Pharmaceutical Limited and Harbin Renhuang Pharmaceutical Stock Co., Ltd. (“Stock Co.”), during the normal course of our business or otherwise.  Mr. Shaoming Li, a major shareholder of ours and our chairman, chief executive officer and president, is a major shareholder of Heilongjiang Renhuang Pharmaceutical Limited and chairman of the board of directors and 50% shareholder of Stock Co.  Among others, in 2009, we entered into purchase agreements with Stock Co. to acquire certain real property and intellectual property for a total consideration of $23,472,000 and $2.347,200, respectively.  The purchase prices were based on appraisal reports issued by an independent third party appraisal firm.  Although we believe that the transactions we have entered into with Heilongjiang Renhuang Pharmaceutical Limited and Stock Co. are, on the whole, no more favorable, and no less favorable, than those available from unaffiliated third parties, there were no independent directors on our board at those times to approve such transactions. As such, the transactions were approved by only Mr. Shaoming Li in his capacity as our sole director. See “Certain Relationships and Related Party Transactions.” We may continue to enter into transactions with Heilongjiang Renhuang Pharmaceutical Limited and Stock Co. in the future.

We may not be able to manage our expansion of operations effectively.

We anticipate significant continued expansion of our business to address growth in demand for our products, as well as to capture new market opportunities. To manage the potential growth of our operations, we will be required to improve our operational and financial systems, procedures and controls, increase manufacturing capacity and output, expand, train and manage our growing employee base, and continuously increase our promotion budget. Furthermore, we need to maintain and expand our relationships with our customers, suppliers and other third parties.  In addition, the success of our growth strategy depends on a number of internal and external factors, such as the expected growth of the pharmaceutical market in China and the competition from other pharmaceutical companies. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

Our future liquidity needs are uncertain and we may need to raise additional funds in the future.

We may, from time to time, need to raise funds as part of our business operations, such as to devote financial resources to research and development of projects that we believe to have significant commercialization potential, and the acquisition or construction of manufacturing facilities.  We cannot assure you that our revenues will be sufficient to meet our operational needs and capital requirements. If we need to obtain external financing, we cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Our future liquidity needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

The retail prices of certain of our products are subject to control, including periodic adjustment, by PRC government authorities.

Certain of our pharmaceutical products, primarily those included in the national and provincial Medical Insurance Catalogs, are subject to price controls in the form of fixed retail prices or retail price ceilings.  As such, the retail prices for certain of our pharmaceutical products can be adjusted downward or upward from time to time.  If the retail prices of our products are reduced by the government, our business or results of operations may be adversely affected.

Currently, of our products, Siberian Ginseng Tablets, Compound Yangjiao Tablets, Tianman Pills, Banlangen Granules, Qing Re Jie Du Oral Liquid, Compound Honeysuckle Granules and Shengmai Granules, are subject to such price controls. These seven products accounted for 88.9% of our total sales in fiscal year 2009.

Our results of operations may be affected by fluctuations in availability and price of raw materials.

The raw materials we use are subject to price fluctuations due to various factors beyond our control, including, among other pertinent factors:

•           increasing market demand;
•           inflation;
•           severe climatic and environmental conditions;
•           seasonal factors, and
•           changes in governmental regulations and programs.

Changes to our raw materials prices may result in increases in production and packaging costs, and we may be unable to raise the prices of our products to offset the increased costs in the short-term or at all. As a result, our results of operations may be materially and adversely affected.

Extensive regulation of the pharmaceutical manufacturers industry in China could increase our expenses resulting in reduced profits

We are subject to extensive regulation by various governmental authorities in jurisdictions in which our products are manufactured or sold, regarding the processing, packaging, storage, distribution and labeling of our products.  Our processing facilities and products are subject to periodic inspection by national, provincial and local authorities. We believe that we are currently in substantial compliance with all material governmental laws and regulations and maintain all permits and licenses relating to our operations.

Clinical trials are expensive, time-consuming and difficult to design and implement.

Clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•           unforeseen safety issues;
•           determination of dosing issues;
•           lack of effectiveness during clinical trials;
•           slower than expected rates of patient recruitment;
•           inability to monitor patients adequately during or after treatment; and
•           inability or unwillingness of medical investigators to follow our clinical protocols

In addition, we (or SFDA), may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the regulatory bodies find serious deficiencies in our investigational new drug, submissions or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for future clinical trials.

The results of our clinical trials may not support our product candidate claims.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates.

Physicians, patients and other end consumer may abandon existing drugs or choose not to accept and use our new drugs.

Physicians and patients may not accept and use our products. Acceptance and use of our products will depend upon a number of factors including:

•	perceptions by members of the health care community, including physicians, about the safety and effectiveness of our products;
•	cost-effectiveness of our products relative to competing products; and
•	effectiveness of marketing and distribution efforts by us and distributors, if any.

Because we expect sales of our current and future products to generate substantially all of our product revenues for the foreseeable future, the failure to find market acceptance would materially harm our business and results of operations.

Our drug-development program depends upon third-party research scientists who are not subject to our control.

We depend upon independent investigators and collaborators, such as universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our applications, and our introduction of new drugs, will be delayed. These collaborators may also have relationships with other commercial entities, some of which may compete with us. If our collaborators assist our competitors at our expense, our competitive position and business could be materially and adversely affected.

If we cannot compete successfully for market share against other similar product oriented companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. We will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs or have substantially greater financial resources than we do, as well as significantly greater experience in:

•           developing drugs;
•           undertaking pre-clinical testing and human clinical trials;

•           obtaining regulatory approvals of drugs;
•           formulating and manufacturing drugs; and
•           launching, marketing and selling drugs.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological changes. A large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies in China and other countries. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures or other collaborations.

We have limited patent protection and are subject to substantial competition.

We only have two patented production techniques,  Injection Preparation Method against Hepatitis B (Patent No.: ZL200410043718.5) and Total Alkaloids of Sophora Flavescens Extraction Method (Patent No.: ZL200410043717.0). Many pharmaceutical companies compete in the same market segment with similar products or products having comparable medicinal applications or therapeutic effects which may be used as direct substitutes for our products.  As a result of the lack of patent protection, competitors with potential substitutes could launch similar products in the market with their prices analogous to or lower than those manufactured and sold by us.  Further, the lack of patent protection could also attract an even greater number of competitors who believe they can develop products that are substantially similar to ours at a lower cost.

If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to distribute our products in a timely manner, or at all, which could significantly disrupt our business and materially and adversely affect our sales and profitability.

The sale and marketing of our products are subject to regulation in the PRC and in most other countries where we intend to conduct business. For a significant portion of our products, we need to obtain and renew licenses and registrations with the PRC State Food and Drug Administration, or SFDA, and its equivalent in other markets. The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. Our PRC subsidiary is in the process of renewing the approval registrations for its products and medicines that are currently in production. Such applications have been accepted by SFDA and our PRC subsidiary is allowed by SFDA to continue to use the current drug approval numbers to manufacture its products and medicines during the application period. If we are unable to obtain clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, our business could be significantly disrupted and our sales and profitability could be materially and adversely affected.

In addition, our PRC subsidiary is producing three products which are registered under the name of Stock Co. pursuant to the agreements between Stock Co. and our PRC subsidiary related to the free use of drug approval numbers. We have submitted applications to SFDA for the transfer of the registrations of these three products from Stock Co. to us (without the payment of additional consideration), but there is no assurance when the transfer will be completed.  Before the transfer is completed, such arrangement made by our PRC subsidiary may be deemed as producing these three products without obtaining required drug approvals, which may result in administrative penalties including confiscation of the inventories of these three products, confiscation of the gains arising from the manufacturing of these three products, fines, suspension of the operation and/or revocation of the Drug Production Permit of our PRC subsidiary.

In particular, as we enter foreign markets, we lack the experience and familiarity with both the regulators and the regulatory systems, which could make the process more difficult, more costly, more time consuming and less likely to succeed.

We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

The nature of our business exposes us to the risk of product liability claims that is inherent in the research and development, manufacturing and marketing of pharmaceutical products.  These risks are greater for our products that receive regulatory approval for commercial sale. Even if a product were approved for commercial use by an appropriate governmental agency, there can be no assurance that users will not claim effects other than those intended resulted from the use of our products. While to date no material claim for personal injury resulting from allegedly defective products has been brought against us, a substantial claim or a substantial number of claims, if successful, could have a material adverse impact on our business, financial condition and results of operations.

Compliance with rules and regulations concerning corporate governance may be costly, which could harm our business.

We will continue to incur significant legal, accounting and other expenses to comply with regulatory requirements. The Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission has required and will require us to make changes in our corporate governance, public disclosure and compliance practices. In addition, we have incurred significant costs and will continue to incur costs in connection with ensuring that we are in compliance with rules promulgated by the Securities and Exchange Commission regarding internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Compliance with these rules and regulations has increased our legal and financial compliance costs, which have had, and may continue to have, an adverse effect on our profitability.

We are unable to assure that all of the distributors and sales centers which are selling our products have obtained the medicine supply approvals and meet the Good Supply Practice standards.

A distributor of pharmaceutical products in China must obtain pharmaceutical distribution permit from the competent provincial or local SFDA branch. Furthermore, SFDA applies Good Supply Practice standards, or GSP standards, to all pharmaceutical wholesale and retail distributors to ensure quality of drug distribution in China.

We believe that our PRC subsidiary does not need to apply for the pharmaceutical distribution permit or GSP certification because our PRC subsidiary does not engage in the wholesale or retail of pharmaceutical manufacturer’s medicines. Instead, we have entered into sales agency agreements with sales agents in 19 provinces and four municipalities, through which our products are sold to over 3,000 distributors and over 70 sales centers in China. Such distributors need to obtain the pharmaceutical distribution permit and GSP certification to sell our products. We are unable to assure that all of the distributors and sales centers which are selling our products have obtained the medicine supply approvals and meet the Good Supply Practice standards.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We began our operations in 2006 and continue to face risks in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

We rely on key executive officers and their knowledge of our business and technical expertise would be difficult to replace.

Our success is dependent, to a large extent, on our ability to retain the services of our executive management, who have contributed to our growth and expansion to date. Our chairman, chief executive officer and president, Mr. Shaoming Li, has been, and will continue to be, instrumental to our success. Accordingly, the loss of his services, without suitable replacements, will have an adverse effect on our business generally, operating results and future prospects. We have not entered into an employment agreement with Mr. Li.

In addition, the loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

Our holding company structure may hinder the payment of dividends.

CBP has no direct business operations, other than its ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us due to restrictive covenants in agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions applicable to our subsidiaries. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Risks Related to Doing Business in China

Our manufacturing plants are located in China and our pharmaceutical and medical products production, sale and distribution are subject to Chinese regulation.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some changes that could have this effect are: (i) level of government involvement in the economy; (ii) control of foreign exchange; (iii) methods of allocating resources; (iv) balance of payment positions; (v) international trade restrictions; and (vi) international conflict. Additionally, as a manufacturer of pharmaceutical and medical products located in China, we are a state-licensed company and facility and subject to Chinese regulations and laws. The Chinese government has been active in regulating the pharmaceutical industry. If we were to lose our state-licensed status we would no longer be able to manufacture pharmaceuticals in China, which is our sole operation.

We depend upon governmental laws and regulations that may be changed in ways that will harm our business.

Our business and products are subject to government regulations mandating the manufacturing of pharmaceuticals in China and other countries. Changes in the laws or regulations in China, or other countries we sell into, that govern or apply to our operations could have a materially adverse effect on our business. For example, the law could change so as to prohibit the use of certain pharmaceuticals. If one of our pharmaceuticals or medical products is prohibited, this change would reduce our productivity of that product.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, pharmaceutical regulations, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The Chinese legal system may have inherent uncertainties that could materially and adversely impact our ability to enforce the agreements governing our operations.

We are subject to oversight at the provincial and local levels of government. Our operations and prospects would be materially and adversely affected by the failure of the local government to honor our agreements or an adverse change in the laws governing them. In the event of a dispute, enforcement of these agreements could be difficult in China. China tends to issue legislation, which is followed by implementing regulations, interpretations and guidelines that can render immediate compliance difficult. Similarly, on occasion, conflicts arise between national legislation and implementation by the provinces that take time to reconcile. These factors can present difficulties in our ability to achieve compliance. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have limited precedential value. The Chinese government has enacted laws and regulations to deal with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, our experience in interpreting and enforcing our rights under these laws and regulations is limited, and our future ability to enforce commercial claims or to resolve commercial disputes in China is therefore unpredictable. These matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces and factors unrelated to the legal merits of a particular matter or dispute may influence their determination.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located outside of the United States and most of our officers and directors will reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws of the United States. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws of the United States.

National, provincial and local governments have established many regulations governing our business operations.

We are also subject to numerous national, provincial and local governmental regulations, including environmental, labor, waste management, health and safety matters and product specifications and regulatory approvals from healthcare agencies. We are subject to laws and regulations governing our relationship with our employees including: wage requirements, limitations on hours worked, working and safety conditions, citizenship requirements, work permits and travel restrictions. These local labor laws and regulations may require substantial resources for compliance.  Our PRC subsidiary may not fully contribute the social insurance and housing fund for the employees and the failure to do so may result in penalties and fines from PRC labor administration authorities at the provincial and local level.  We are also subject to significant government regulation with regard to property ownership and use in connection with our facilities in the PRC, import restrictions, currency restrictions and restrictions on the volume of domestic sales and other areas of regulation. These regulations can limit our ability to react to market pressures in a timely or effective way, thus causing us to lose business or miss opportunities to expand our business.

We have not sought prior approval of the China Securities Regulatory Commission, or CSRC for the offering of new stocks.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 (the “New M&A Rules”). This regulation, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process, if practicable at all. The application of this new PRC regulation remains unclear with no consensus currently existing among PRC law firms regarding the scope of the applicability of the CSRC approval requirement.

Based on our understanding of the current PRC laws and regulations as well as the procedures announced on September 21, 2006: because we had acquired 100% equity interests of our PRC subsidiary through offshore special purpose vehicle prior to the effective date of New M&A Rules, i.e. September 8, 2006,, the New M&A Rules shall not be applicable to us and we are not required to apply for the CSRC approval for the offering of our stocks. However, we cannot assure that the relevant PRC government agency, including the CSRC, would reach the same conclusion. If CSRC approval is required but not obtained, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our stocks.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company, we may make loans or additional capital contribution to our PRC subsidiary. Loans and capital contribution by us to our PRC subsidiary to finance its activities cannot exceed statutory limits and must be registered with the SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used (“Circular 142”). This Circular 142 requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, our PRC subsidiary must report the use of such RMB to the bank, and the RMB must be used for the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in penalties and fines as set forth in the Foreign Exchange Administration Rules of the PRC.

The PRC currency is not a freely convertible currency and fluctuations in the exchange rate between the PRC currency and the U.S. dollar could adversely affect our operating results.

The PRC currency, the “Renminbi” or “RMB,” is not a freely convertible currency. We rely on the PRC government’s foreign currency conversion policies, which may change at any time, in regard to our currency exchange needs. This substantial regulation by the PRC government of foreign currency exchange may restrict our business operations and a change in any of these government policies could negatively impact our operations, which could result in a loss of profits.

The functional currency of our operations in China is the Renminbi. However, results of our operations are translated at average exchange rates into U.S. dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. We do not currently use hedging techniques, and any hedging techniques which we may use in the future, may not be able to eliminate and may exacerbate the effects of currency fluctuations. Thus, exchange rate fluctuations could cause our profits, and therefore our stock prices, to decline.

We are subject to various tax regimes, which may adversely affect our profitability and tax liabilities in the future.

CBP is incorporated in the U.S. and has subsidiaries and other operations in the PRC and the British Virgin Islands. We will be subject to the tax regimes of these countries. Although virtually all of CBP’s profits will be earned outside of the U.S., under U.S. tax laws CBP’s earnings generally will be subject to U.S. taxation, because U.S. companies are generally taxed on their world-wide income. This may be true even if CBP does not repatriate any of its foreign earnings to the U.S. For certain types of income (generally, income from an active trade or business), U.S. companies are not required to pay tax on that income until they repatriate those earnings to the U.S. (such as for use in paying dividends or repurchasing shares). As a result, repatriation of earnings would trigger more immediate tax obligations. As a result of the imposition of U.S. taxes, CBP’s after-tax profits could decrease and could be below the level that would have been obtained if CBP were incorporated outside the U.S. The amount of taxes payable in the U.S. generally depends on the profitability of our various operations and the application of available tax credits and tax treaties. We are not currently receiving the benefit of any U.S. tax credit, and we are not currently conducting a material amount of business in a country with an advantageous tax treaty. Since the effect of tax credits and tax treaties depends on the profitability of operations in various jurisdictions, the amount of our tax will vary over time as we change the geographic scope of our activities. However, for the near term we expect that our total tax rate will be significantly influenced by the taxes we pay in China, so that our total tax obligation might decrease as a result of favorable tax treatment in China even though we were subject to additional U.S. taxes. In the future, CBP may pay significantly higher taxes than we have paid historically. In addition, any change in tax laws and regulations or the interpretation or application thereof, either internally in one of those jurisdictions or as between those jurisdictions, may adversely affect CBP’s profitability and tax liabilities in the future.

For the fiscal years of 2010, 2009 and 2008, our PRC subsidiary was granted by the national tax office of Ah City a tax holiday and was fully exempt from the 25% enterprise income tax. This tax holiday was granted, without a statutory basis at the national level, by the governmental authorities of Ah City for the purposes of promoting local economic development.  As a result, this tax holiday may be terminated and our PRC subsidiary may be subject to the 25% enterprise income tax upon the termination of the tax holiday. In extreme cases, our PRC subsidiary may be required to pay all enterprise income taxes that have been exempted under such tax holiday granted by the local authority.

Because Chinese law will govern almost all of our material agreements, we may not be able to enforce our legal rights internationally, which could result in a significant loss of business, business opportunities, or capital.

Chinese law will govern almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Risks Related to our Securities

The market price of our shares is subject to significant price and volume fluctuations.

The price of our common shares may be subject to wide fluctuations due to variations in our operating results, news announcements, our limited trading volume, general market trends both domestically and internationally, currency movements, sales of common shares by our officers, directors and our principal stockholders, and sales of common shares by existing investors. Certain events, such as the issuance of common shares upon the exercise of our outstanding stock options, could also materially and adversely affect the prevailing market price of our common shares. Further, the stock markets in general have recently experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies and that have been unrelated or disproportionate to the operating performance of such companies. In addition, a change in sentiment by U.S. investors for China-based companies could have a negative impact on the stock price. These fluctuations may materially and adversely affect the market price of our common shares and the ability to resell shares at or above the price paid, or at any price.

Our Articles of Incorporation authorize our board of directors to issue new series of preferred stock that may have the effect of delaying or preventing a change of control, which could adversely affect the value of your shares.

Our articles of incorporation provide that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 additional shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change of control of our company without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

We do not expect to pay dividends.

We expect to apply our future earnings, if any, toward the further expansion and development of our business. The likelihood of us paying dividends is further reduced by the fact that, in order to pay dividends, we would need to repatriate profits earned outside of the U.S., and in doing so those profits generally would become subject to U.S. taxation. Thus, the liquidity of your investment is dependent upon your ability to sell your shares at an acceptable price, rather than receiving an income stream from your investment. The price of our stock may decline and fluctuations in market price coupled with limited trading volume in our shares may limit your ability to realize any value from your investment, including recovering the initial purchase price.

“Penny Stock” rules may make buying or selling our common stock difficult, and severely limit its market and liquidity.

Trading in our common stock is subject to certain regulations adopted by the SEC, commonly known as the “penny stock” rules. Our common shares qualify as “penny stocks” and are covered by Section 15(g) of the Securities Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such common shares in the aftermarket. “Penny stock” rules govern how broker-dealers can deal with their clients and with “penny stocks”. For sales of our common stock, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale of stock to you. The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in our common stock, which could severely affect its market price and liquidity. This could prevent you from reselling your shares and could cause the price of the shares to decline.

Risks Related to the Offering

The market price for our shares may be volatile.

The market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;
•	changes in financial estimates by securities research analysts;
•	conditions in the markets for our products;
•	changes in the economic performance or market valuations of companies in our industry;
•	announcements by us, or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;
•	addition or departure of senior management and key personnel; and
•	fluctuations of exchange rates between the RMB and the U.S. dollar.

Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the United States and other countries have experienced significant price and volume fluctuations, and market prices have been and continue to be extremely volatile. Volatility in the price of our shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

Because we do not intend to pay dividends on our shares, stockholders will benefit from an investment in our shares only if those shares appreciate in value.

We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our shares, and there is no guarantee that our shares will appreciate in value.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The assumed public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors purchasing shares of our common stock in this offering will incur immediate dilution of $ • per share, based on the public offering price of $ • per share. Investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this offering. Our management will have considerable discretion in the application of these proceeds received in connection with this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or lose value.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from this offering will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more additional credit facilities. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholdings.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering, our existing stockholders will own approximately • % of our common stock assuming there is no exercise of the underwriter’s over-allotment option.

After completion of this offering, there will be approximately • shares of our common stock outstanding. Of our outstanding shares, the shares of common stock sold in this offering will be freely tradable in the public market. In addition, our certificate of incorporation permits the issuance of up to approximately • additional shares of common stock after this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase our shares in this offering.

We, each of our directors and senior officers, and each holder of 5% or more of our common stock have agreed, with limited exceptions, that we and they will not, without the prior written consent of •, the underwriter, during the period ending 180 days after the date of this prospectus, among other things, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or file a registration statement with the SEC relating to the offering of any shares of our common stock.

After the lock-up agreements pertaining to this offering expire, up to • of the shares that had been locked up will be eligible for future sale in the public market at prescribed times pursuant to Rule 144 under the Securities Act, or otherwise. Sales of a significant number of these shares of common stock in the public market could reduce the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry, our future financing plans, and our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. These statements may be found under “Prospectus Summary”, “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. We are responsible for the accuracy and completeness of the historical information contained in this market data as of the date of this prospectus. However, this market data also includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act, provides any protection for statements made in this prospectus.

DETERMINATION OF OFFERING PRICE

Our common stock is currently listed on the NYSE Amex.  Trading of a security on the NYSE Amex is made through a market maker. Our underwriter, •, however, is not obligated to make a market in our securities, and even after making a market, can discontinue market making at any time without notice. Neither we nor the underwriter can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that the market will continue.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the shares were:

•	our history and our prospects;
•	the industry in which we operate;
•	the status and development prospects for our products;
•	our past and present operating results;
•	the previous experience of our executive officers; and
•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of $ 10,000,000 of shares of common stock in this offering at an assumed public offering price of $ • per share, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $ • million or $ • million if the underwriter’s option to purchase additional shares is exercised in full.

We intend to use the net proceeds from this offering for strategic acquisitions, working capital and other general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our sales and marketing activities, the amount of cash generated or used by our operations. We may use portions of the proceeds for strategic acquisition purposes, such as vertically integrating into the cultivation, distribution and/or retail businesses related to our current business, or horizontally expanding our current business through acquisition of other complimentary products, technologies or capacities.  However, we have not entered into any agreements or commitments with respect to any such acquisitions at this time. Accordingly, our management will have broad discretion in the application of our net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these proceeds. Pending these uses, the proceeds will be invested in short-term, interest-bearing, investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2010:

•	on an actual basis, and

•
on a pro forma basis to reflect the sale by us of • shares of our common stock in this offering at an assumed public offering price of $ • per share, after deducting underwriting discounts and commissions and estimated offering expenses.

The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of July 31, 2010

	Actual		As Adjusted
Preferred stock, no par value, 1,000,000 shares authorized; none issued and outstanding		$-	$
Common stock, $0.001 par value, 100,000,000 shares authorized; 37,239,536 shares issued and outstanding.		$37	$
Additional paid-in-capital		$7,651	$
Common stock warrants		$497	$
Reserves		$3,373	$
Accumulated other comprehensive income		$3,670	$
Retained earnings		$47,824	$
Total shareholder’s equity		$63,052	$
Total capitalization	$		$

DILUTION

At July 31, 2010, our net tangible book value was approximately $[65,544,922] or $[1.73] per share of common stock.  Net tangible book value per share represents the amount of our tangible assets less our liabilities, divided by the number of shares of common stock outstanding. Without taking into account any changes in such net tangible book value after July 31, 2010, other than to give effect to the sale by us of ● shares of common stock offered hereby, as well as the ● shares of common stock underlying the underwriter’s common stock purchase option, our pro forma as adjusted net tangible book value at July 31, 2010 would have been $  •, or $  • per share of common stock.  This amount represents an immediate decrease in net tangible book value of $ • per share to existing shareholders and an immediate increase of $ • per share to new investors as illustrated in the following table:

Assumed public offering price per share	$
Net tangible book value per share before the offering		$1.73
Decrease in net tangible book value per share to existing shareholders attributable to new investors (after deduction of the estimated underwriting discount and other offering expenses to be paid by us)
	$
Pro-forma net tangible book value per share after the offering	$
Increased value per share to new investors (determined by taking the adjusted net tangible book value after the offering and deducting the amount of cash paid by a new investor for a share of common stock)
	$

The following table sets forth, on a pro forma basis as of July 31, 2010, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing shareholders and by the new investors, assuming in the case of new investors a public offering price of $ • per share, before deductions of the underwriting discount and other offering expenses:

	Shares Purchased Number	Percent		Total Consideration	Percent		Average Price Per Share
Existing Shareholders			%	$		%	$
New Investors			%	$		%	$
Total		100%		$	100%

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

On July 2, 2010, our common stock started trading on the NYSE Amex under the symbol “CBP.”  Prior to the listing on the NYSE Amex, our common stock was quoted on the Pink Sheets OTC Markets and OTC Bulletin Board.  The table below lists the high and low sales price or bid price, as applicable, per share of our common stock for the respective periods as reported on the Pink Sheet OTC Market, OTC Bulletin Board or the NYSE Amex, as applicable.  The following prices for the period prior to July 2, 2010 reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Year Ended October 31, 2008:
1st Quarter	$2.66	$1.15
2nd Quarter	$1.88	$0.65
3rd Quarter	$2.14	$0.80
4th Quarter	$1.05	$0.20

Year Ended October 31, 2009:
1st Quarter	$0.65	$0.16
2nd Quarter	$0.51	$0.16
3rd Quarter	$0.69	$0.20
4th Quarter	$1.69	$0.50

Year Ending October 31, 2010:
1st Quarter	$1.18	$0.52
2nd Quarter	$3.00	$1.00
3rd Quarter	$2.79	$1.69
4th Quarter (through December 3, 2010)	$2.80	$1.26

On December 3, 2010, the closing sale price of our shares of common stock was $2.20 per share and there were 37,239,536 shares of our common stock outstanding.  On •, 2010, our shares of common stock were held by approximately • shareholders of record.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDENDS AND DIVIDEND POLICY

We have not declared or paid any dividends on our common stock and presently do not expect to declare or pay any such dividends in the foreseeable future.  Payment of dividends to our shareholders would require payment of dividends by our PRC subsidiary to us.  This, in turn, would require a conversion of Renminbi into US dollars and repatriation of funds to the US.  Under current PRC law, the conversion of Renminbi into foreign currency generally requires government consent. Further, government authorities may impose restrictions that could have a negative impact in the future on the conversion process or on our cash needs, which, in turn, affects our ability to pay cash dividends to our shareholders.  Although our subsidiary’s classification as a wholly foreign owned enterprise under PRC law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so.  Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this registration statement.  In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this registration statement. See the Risk Factors appearing elsewhere in this registration statement.

Overview

We are a high-tech enterprise engaged in the development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines, or TCM, in the People’s Republic of China. We have three GMP certified production facilities - Ah City natural and biopharmaceutical plant, Dongfanghong pharmaceutical plant and Qingyang natural extraction plant -capable of producing 18 dosage forms and over 200 different products. Our products include but are not limited to (i) botanical anti-depression and nerve-regulation products, (ii) biopharmaceutical products, and (iii) botanical antibiotic and traditional OTC Chinese medicines.  Botanical anti-depression and nerve-regulation products account for over 50% of our revenues and we intend to strengthen our developments in this area.  We have entered into sales agency agreements with sales agents in 19 provinces and four municipalities, through which our products are sold to over 3,000 distributors and over 70 sales centers across 24 provinces in China.

Factors Affecting our Results of Operations

Our operating results are primarily affected by the following factors

☐
Pharmaceutical Industry Growth.  We believe the market for pharmaceutical products in China is growing rapidly driven by China’s economic growth, increased pharmaceutical expenditure, an aging population, increased lifestyle-related diseases, government support of the pharmaceutical industry, as well as the increased availability of funding for medical insurance in China.   In particular, in January 2009, the PRC’s State Council passed a far-reaching medical reform plan (“Health Reform”) to help provide universal primary medical insurance coverage and increased access to medical facilities to a greater majority of its citizens.  We expect these factors to continue to drive industry growth.

☐
Production Capacity. We believe much of the pharmaceutical market in China is still underserved, particularly with respect to treatment of depression, melancholy and nerve regulation. In 2009 the demand for our products that treat depression, melancholy and regulate nerves, increased and we were able to increase our production of such products to capture much of this growth. We believe our facilities with the ability to manufacture 18 dosage forms and over 200 products will allow us to capture future market growth and increase our revenue and market share accordingly.

☐
Perceptions of Product Quality. We believe that rising health concerns in China have contributed to a greater demand for health-care products with perceived health benefits.  We believe many consumers in China tend to prefer natural health care products with, we believe, limited side effects.  Accordingly, we believe our reputation for quality and leadership position in a number of our products allow our products to command a higher average selling price and generate higher gross margins than our competitors.

☐
Raw Material Supply and Prices.  The per unit costs of producing our products are subject to the supply and price volatility of raw materials, which are affected by various market factors such as market demands, fluctuations in production and competition.

☐	Expenses Associated with Research and Development. In order to enhance our existing products and develop new products for the market, we have devoted significant resources to R&D.

☐
Expenses Associated with Sales and Marketing. In order to promote our product brand and gain greater market awareness, we have devoted significant resources to sales and marketing, in particular advertising activities.

☐
Pricing of Our Products.  Seven of our products, which accounted for 36% of our total revenues in fiscal year 2009, are subject to government pricing control.  We do not believe pricing control will influence our sales significantly and expect that the health care reform will help increase our sales.

☐	Demand for Our Products. We expect the market demand for our botanic anti-depression and nerve-regulation products will increase along with the growth of the general market for such products.

Results of Operations

Three-Month Period Ended July 31, 2010 Compared to Three-Month Period Ended July 31, 2009

The following table sets forth certain information regarding our results of operation.

	Three Months Ended July 31
	2010	2009
	($ in thousands)
Statements of Operations Data
Sales, net	9,264	6,442
Cost of goods sold	4,621	2,942
Gross profit	4,643	3,500
Operating and administrative expenses
Sales and marketing	1,285	1,110
General and administrative	395	500
Research and development	1,529	1,227
Other income	22	12
Income from operation before income tax expenses	1,456	675
Income tax expenses	-	-
Net income	1,456	675
Other comprehensive income:
Cumulative currency translation adjustments	462	(94)
Total comprehensive income	1,918	581

Total Comprehensive Income

Total comprehensive income increased by approximately $1,337 thousand, or 230.1%, from approximately $581 thousand in 2009 to approximately $1,918 thousand in 2010.  This increase was mainly attributable to the increased sale of our Botanical antibiotic products, Banlangen Granules and Compound Honeysuckle Granules that were introduced to the market in the last quarter of 2009 and an increase in average selling prices across our products.  Our gross profit margin decreased from 54.3% in 2009 to 50.1% in 2010, as a result of reduced sales rebates and price increases of a number of our products.

Sales

Our sales consist primarily of revenues generated from sales of Botanical anti-depression and nerve-regulation products, Biopharmaceutical products and Botanical antibiotics and traditional OTC Chinese medicines.  Sales increased by approximately $2,822 thousand, or 43.8%, from approximately $6,442 thousand in 2009 to approximately $9,264 thousand in 2010.  This increase in sales was primarily attributable to strong demands for our Botanical antibiotic products, Banlangen Granules and Compound Honeysuckle Granules that were introduced to the market in the last quarter of 2009, in addition to an increase in average selling prices across our products.

We provide incentive sales rebates to our sales agents.  The rebate rate, which is determined on a product basis, averaged 11% and 21% of sales for the three months ended July 31, 2010 and 2009, respectively.  Sales rebates are netted against total sales. For the three months ended July 31, 2010 and 2009, the Company has deducted sales rebates in the amount of $1,018,359 and $1,361,965, respectively, from sales.  Sales rebates are calculated based on terms specified in contracts with individual distributors.  In addition, the Company is using different sales channels and relying less on the use of sales agents.

The following table sets forth information regarding the sales of our principal products before sales rebate during the three months ended July 31, 2010 and 2009:

	2010			2009			2010 over 2009
Product name	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales

Siberian Ginseng (Acanthopanax) Series	53	4,439	43.9	67	4,333	55.3	(14)	106	2.4
Tianma Series	9	763	7.5	10	754	9.6	(1)	9	1.2
Compound Yangjiao Tablets	13	1,352	13.4	17	1,322	16.9	(4)	30	2.3
Shark Vital Capsules	1	235	2.3	2	759	9.7	(1)	(524)	(69)
Shengmai Granules	16	677	6.7	18	663	8.5	(2)	14	2.1
Banlangen Granules	9	290	2.9	-	-	-	9	290	100
Compound Honeysuckle Granules	39	2,350	23.3	-	-	-	39	2,350	100
Total	140	10,106	100.0	114	7,831	100.0

We experienced a slight decrease in the demand of a number of our products mainly from reduced order volumes as the effect of the Health Reform filters through the chain drug stores.  The chain drug stores reacting to the potential competition that the Heath Reform may bring are being cautious and maintaining lower than usual stock levels.  As the PRC government moves forward with the Health Reform, hospitals, health clinics and institutions will be established in villages, remote regions and under-developed cities, creating additional channels for the rural population to purchase drugs aside from the chain drug stores.  We expect the Health Reform, when fully in place, will greatly improve the rural population’s access to healthcare, and therefore increase the demand for our products.  We have established Medical Reform Sales Department as a dedicated resource focused on capturing this tremendous growth opportunity.

This quarter ended July 31, 2010, we introduced two new products to the market, Qing Re Jie Du Oral Liquid, which detoxified and removing heat from intestines, and Compound Schisandra Tablets, also known as magnolia vine, has been clinically proven to have significant benefits to the functioning and regulation of the central nervous system and for upper body respiration.

In the last quarter of 2009, we introduced two new products to the market, Banlangen Granules and Compound Honeysuckle Granules, both of which have well accepted anti-viral qualities, and were in great demand during and post the H1N1 pandemic and the winter season.

In 2010, we experienced an increase in the average sales price per pack of our products, as demonstrated in the table below:

	2010	2009
Sales revenues (in thousands)	$10,106	$7,831
Total sales quantity (pack in thousands)	140	114
Average selling prices/pack (in thousands)	$72.19	$68.69

The increase in average sales price per pack, as reflected in the table, is primarily attributable to a change in sale mix, with more products with lower average price per pack sold, namely Banlangen Granules and Compound Honeysuckle Granules.  Overall, the average price of individual products sold in both 2010 and 2009 increased as demonstrated in the following table, which reflects the average sales price per pack by product for 2010 and 2009 and the percentage change in the sales price per pack.

	Average Price Per Pack
Product	2010	2009	Percentage Change
Siberian Ginseng (Acanthopanax) Series	$83.75	$64.67	29.5
Tianma Series	84.78	75.40	12.4
Compound Yangjiao Tablets	104.00	77.76	33.74
Shark Vital Capsules	235.00	379.50	(38.08)
Shengmai Granules	42.31	36.83	14.9
Banlangen Granules	32.22	-	100.0
Compound Honeysuckle Granules	60.26	-	100.0

In addition to increasing the price of Shengmai Granules, we recently introduced new dosage forms to our existing Botanical anti-depression and nerve-regulation product category, which contain less sugar content and are suitable for diabetic patient consumption.  We were able to demand a higher price for these new dosage forms, namely in our Siberian Ginseng (Acanthopanax) Series and Compound Yangjiao Tablets.  We plan to launch our latest product, Badger Oil, a natural medicine for the treatment of burns with no known toxic side effects or allergic reactions in the last quarter of the year.  Based on market research, we anticipate positive market acceptance to the new product.

Cost of Goods Sold

Our costs of goods sold consist primarily of direct and indirect manufacturing costs, including production overhead costs, and shipping and handling costs for the products sold.  Cost of goods sold increased approximately $1,679 thousand, or 57.1%, from approximately $2,942 thousand in 2009 to approximately $4,621 thousand in 2010.

Although we anticipate that the cost of goods will increase due to inflationary price increases, we do not believe that such increases will be material for fiscal year 2010.  We anticipate that beyond 2010, our price for raw materials and other production costs will continue to increase due to inflation. If our costs of goods increase, this may have a negative effect on our net income because, due to market conditions and competitive conditions, we may not be able to increase the price for our products in proportion to the increase of our costs of goods sold.

Operating and Administrative Expenses

Our total operating expenses increased by approximately $372 thousand, or 13.1%, from approximately $2,837 thousand in 2009 to approximately $3,209 thousand in 2010. This increase was primarily attributable to an increase of approximately $175 thousand, or 15.8%, in sales and marketing expenses from approximately $1,110 thousand for 2009 to approximately $1,285 thousand for 2010, as we continued to invest in our distribution network and increase TV advertising to increase product market share and create greater consumer awareness of our premium quality products.  This increase was also attributable to a decrease of approximately $105 thousand, or 21% in general and administrative expenses from approximately $500 thousand for 2009 to approximately $395 thousand for 2010,  and an increase of research and development expenses of approximately $302 thousand, or 24.6% from approximately $1,227 thousand for 2009 to approximately $1,529 thousand for 2010.  We expect research and development expenses to continue to increase in the coming quarters as our pipeline projects advance and our pipeline size grows.

Income from Operations

As a result of the foregoing, our income from operations increased by approximately $781 thousand, or 115.7%, from approximately $675 thousand in 2009 to approximately $1,456 thousand in 2010.

Income Tax Expenses

We are subject to U.S. federal and state income taxes.  Our subsidiary registered in the PRC is subject to enterprise income taxes.  For the fiscal year of 2010 and 2009, our PRC subsidiary was granted a tax holiday and is entitled to full exemption from enterprise income taxes of 25%.

Cumulative Currency Translation Adjustments

Our principal country of operations is the PRC and our functional currency is the Renminbi, but our reporting currency is the U.S. dollar.  All translation adjustments resulting from the translation of our financial statements into U.S. dollars are reported as cumulative currency translation adjustments.  Our cumulative currency translation adjustments increased by approximately $556 thousand, or 591.5%, from approximately negative $94 thousand in 2009 to approximately $462 thousand in 2010.

Nine-Month Period Ended July 31, 2010 Compared to Nine-Month Period Ended July 31, 2009

The following table sets forth certain information regarding our results of operation.

	Nine Months Ended July 31
	2010	2009
	($ in thousands)
Statements of Operations Data
Sales, net	38,489	28,915
Cost of goods sold	18,151	13,826
Gross profit	20,338	15,089
Operating and administrative expenses
Sales and marketing	3,689	2,535
General and administrative	2,209	1,712
Research and development	2,252	1,833
Other income	49	31
Income from operation before income tax expenses	12,237	9,040
Income tax expenses	-	-
Net income	12,237	9,040
Other comprehensive income:
Cumulative currency translation adjustments	302	(80)
Total comprehensive income	12,539	8,960

Total Comprehensive Income

Total comprehensive income increased by approximately $3,579 thousand, or 39.9%, from approximately $8,960 thousand in 2009 to approximately $12,539 thousand in 2010.  This increase was mainly attributable to the increased sales of our Botanical antibiotic products, Banlangen Granules and Compound Honeysuckle Granules that were introduced to the market in the last quarter of 2009 and an increase in average selling prices across our products.  Our gross profit margin increased from 52.2% in 2009 to 52.8% in 2010, as a result of reduced sales rebates and prices increases of a number of our products.

Sales

           Our sales consist primarily of revenues generated from sales of Botanical anti-depression and nerve-regulation products, Biopharmaceutical products and Botanical antibiotics and traditional OTC Chinese medicines.  Sales increased by approximately $9,574 thousand, or 33.1%, from approximately $28,915 thousand in 2009 to approximately $38,489 thousand in 2010.  This increase in sales was primarily attributable to strong demands for our Botanical antibiotic products, Banlangen Granules and Compound Honeysuckle Granules that were introduced to the market in the last quarter of 2009, in addition to an increase in average selling prices across our products.

           We provide incentive sales rebates to our sales agents.  The rebate rate, which is determined on a product basis, averaged 13% and 18% of sales for the nine months ended July 31, 2010 and 2009, respectively.  Sales rebates are netted against total sales. For the nine months ended July 31, 2010 and 2009, the Company has deducted sales rebates in the amount of $4,923,196 and $6,545,697, respectively, from sales.  Sales rebates are calculated based on terms specified in contracts with individual distributors.  In addition, the Company is using different sales channels and relying less on the use of sales agents.

           The following table sets forth information regarding the sales of our principal products before sales rebate during the nine months ended July 31, 2010 and 2009:

	2010			2009			2010 over 2009
Product name	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales

Siberian Ginseng (Acanthopanax) Series	236	19,121	44.3	296	19,272	54.3	(60)	(151)	(0.8)
Tianma Series	46	3,553	8.2	47	3,509	9.9	(1)	44	1.3
Compound Yangjiao Tablets	59	5,528	12.8	65	5,175	14.6	(6)	353	6.8
Shark Vital Capsules	4	1,973	4.6	10	4,814	13.6	(6)	(2,841)	(59.0)
Shengmai Granules	68	2,772	6.4	79	2,692	7.6	(11)	80	3.0
Banlangen Granules	45	1,230	2.8	-	-	-	45	1,230	100.0
Compound Honeysuckle Granules	152	9,028	20.9	-	-	-	152	9,028	100.0
Total	610	43,205	100.0	497	35,462	100.0

           In the first quarter of 2010, we increased the price of a number of our products namely, Siberian Ginseng (Acanthoopanax) Series and Shengmai Granules, which has led to a temporary softening in demand for these products as a result of the price increases.  Although sales declined slightly in these product categories in the first quarter, we show volume rebounded in the second and third quarter, however, this was offset by a slight decrease in the demand of a number of our products mainly from reduced order volumes as the effect of the Health Reform filters through the chain drug stores.  The chain drug stores reacting to the potential competition that the Heath Reform may bring are being cautious and maintaining lower than usual stock levels.  As the PRC government moves forward with the Health Reform, hospitals, health clinics and institutions will be established in villages, remote regions and under-developed cities, creating additional channels for the rural population to purchase drugs aside from the chain drug stores.  We expect the Health Reform, when fully in place, will greatly improve the rural population’s access to healthcare, and therefore increase the demand for our products.  We have established Medical Reform Sales Department as a dedicated resource focused on capturing this tremendous growth opportunity.

           This quarter ended July 31, 2010, we introduced two new products to the market, Qing Re Jie Du Oral Liquid, which detoxified and removing heat from intestines, and Compound Schisandra Tablets, also known as magnolia vine, has been clinically proven to have significant benefits to the functioning and regulation of the central nervous system and for upper body respiration.

           In the last quarter of 2009, we introduced two new products to the market, Banlangen Granules and Compound Honeysuckle Granules, both of which have well accepted anti-viral qualities, and were in great demand during and post the H1N1 pandemic and the winter season.

           The decrease in average sales price per pack, as reflected in the table, is primarily attributable to a change in sale mix, with more products with lower average price per pack sold, namely Banlangen Granules and Compound Honeysuckle Granules.  Overall, the average price of individual products sold in the nine months ended July 30, 2010 and 2009 increased as demonstrated in the following table, which reflects the average sales price per pack by product for 2010 and 2009 and the percentage change in the sales price per pack.

	Average Price Per Pack
Product	2010	2009	Percentage Change
Siberian Ginseng (Acanthopanax) Series	$81.02	$65.11	24.4
Tianma Series	77.24	74.66	3.5
Compound Yangjiao Tablets	93.69	79.62	17.7
Shark Vital Capsules	493.25	481.40	2.5
Shengmai Granules	40.76	34.08	19.6
Banlangen Granules	27.33	-	100.0
Compound Honeysuckle Granules	59.40	-	100.0

           In addition to increasing the price of a number of our products in the first quarter of 2010, namely Siberian Ginseng (Acanthoopanax) Series and Shengmai Granules, we recently introduced new dosage forms to our existing Botanical anti-depression and nerve-regulation product category, which contain less sugar content and are suitable for diabetic patient consumption.  We were able to demand a higher price for these new dosage forms, namely in our Siberian Ginseng (Acanthopanax) Series and Compound Yangjiao Tablets.  We plan to launch our latest product, Badger Oil, a natural medicine for the treatment of burns with no known toxic side effects or allergic reactions in the last quarter of the year.  Based on market research, we anticipate positive market acceptance to the new product.

Cost of Goods Sold

           Our costs of goods sold consist primarily of direct and indirect manufacturing costs, including production overhead costs, and shipping and handling costs for the products sold.  Cost of goods sold increased approximately $4,325 thousand, or 31.3%, from approximately $13,826 thousand in 2009 to approximately $18,151 thousand in 2010.  This increase was primarily attributable to increased products sold and increase in raw material prices, namely sugar, which had a price increase in March 2010 of approximately 32%.

           Although we anticipate that the cost of goods will increase due to inflationary price increases, we do not believe that such increases will be material for fiscal year 2010.  We anticipate that beyond 2010, our price for raw materials and other production costs will continue to increase due to inflation. If our costs of goods increase, this may have a negative effect on our net income because, due to market conditions and competitive conditions, we may not be able to increase the price for our products in proportion to the increase of our costs of goods sold.

Operating and Administrative Expenses

           Our total operating expenses increased by approximately $2,070 thousand, or 34.0%, from approximately $6,080 thousand in 2009 to approximately $8,150 thousand in 2010. This increase was primarily attributable to an increase of approximately $1,154 thousand, or 45.5%, in sales and marketing expenses from approximately $2,535 thousand for 2009 to approximately $3,689 thousand for 2010, as we continued to invest in our distribution network and increase TV advertising to increase product market share and create greater consumer awareness of our premium quality products.  This increase was also attributable to an increase of approximately $497 thousand, or 29.0% in general and administrative expenses from approximately $1,712 thousand for 2009 to approximately $2,209 thousand for 2010, and an increase of approximately $419 thousand, or 22.9% in research and development expenses from approximately $1,833 thousand for 2009 to approximately $2,252 thousand for 2010.  We expect research and development expenses to continue to increase in the coming quarters as our pipeline projects advance and our pipeline size grows.

Income from Operations

           As a result of the foregoing, our income from operations increased by approximately $3,197 thousand, or 35.4%, from approximately $9,040 thousand in 2009 to approximately $12,237 thousand in 2010.

Income Tax Expenses

           We are subject to U.S. federal and state income taxes.  Our subsidiary registered in the PRC is subject to enterprise income taxes.  For the fiscal year of 2010 and 2009, our PRC subsidiary was granted a tax holiday and is entitled to full exemption from enterprise income taxes of 25%.

Cumulative Currency Translation Adjustments

           Our principal country of operations is the PRC and our functional currency is the Renminbi, but our reporting currency is the U.S. dollar.  All translation adjustments resulting from the translation of our financial statements into U.S. dollars are reported as cumulative currency translation adjustments.  Our cumulative currency translation adjustments increased by approximately $382 thousand, or 477.5%, from approximately negative $80 thousand in 2009 to approximately $302 thousand in 2010.

Comparison of Years Ended October 31, 2009 and 2008

           The following table sets forth certain information regarding our results of operation for the years ended October 31, 2009 and 2008.

	Years Ended October 31
	2009	2008
	($ in thousands)
Statements of Operations Data
Sales, net	43,411	34,475
Cost of goods sold	20,311	15,981
Gross profit	23,100	18,494
Operating and administrative expenses
Sales and marketing	3,650	3,318
General and administrative	2,117	2,878
Research and development	2,529	2,125
Other income	43	118
Income from operation before income tax expenses	14,847	10,291
Income tax expenses	-	-
Net income	14,847	10,291
Other comprehensive income:
Cumulative currency translation adjustments	66	2,392
Total comprehensive income	14,913	12,683

Total Comprehensive Income

           Total comprehensive income increased by approximately $2,230 thousand, or 17.6%, from approximately $12,683 thousand in 2008 to approximately $14,913 thousand in 2009.  This increase was primarily attributable to an increase of approximately $8,936 thousand, or 25.9%, in sales, and a decrease of approximately $761 thousand, or 26.4% in general and administrative expenses offset in part by an increase of approximately $4,330 thousand, or 27.1%, in cost of goods sold and an increase of approximately $332 thousand, or 10.0%, in sales and marketing expenses, an increase of approximately $404 thousand, or 19.0%, in research and development expenses, and a decrease of $2,326 thousand, or 97.2% in cumulative currency translation adjustments.  Our gross profit margin decreased from 53.6% in 2008 to 53.2% in 2009.

Sales

           Our sales consist primarily of revenues generated from sales of botanical anti-depression and nerve-regulation products;  biopharmaceutical products and botanical antibiotics and traditional OTC Chinese medicines.  Sales increased by approximately $8,936 thousand, or 25.9%, from approximately $34,475 thousand in 2008 to approximately $43,411 thousand in 2009.  This increase in sales was primarily attributable to increased demand and strong market acceptance of our products as a result of our marketing efforts,  in addition to price increase for a number of our products.

           We provide incentive sales rebates to our sales agents.  The rebate rate, which is determined on a product basis, averaged 17% and 19% of sales for the year ended October 31, 2009 and 2008, respectively.  Sales rebates are netted against total sales.

           The following table sets forth information regarding the sales of our principal products before sales rebate during the fiscal years ended October 31, 2009 and 2008:

	2009			2008			2009 over 2008
Product name	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales

Siberian Ginseng (Acanthopanax) Series	408	28,340	54.3	353	22,504	52.7	55	5,836	25.9
Tianma Series	68	5,127	9.8	53	3,863	9.0	15	1,264	32.7
Compound Yangjiao Tablets	91	7,281	13.9	79	6,101	14.3	12	1,180	19.3
Shark Vital Capsules (1)	13	5,803	11.1	16	7,249	17.0	(3)	(1,446)	(19.9)
Shengmai Granules	104	3,621	6.9	114	2,987	7.0	(10)	634	21.2
Banlangen Granules	12	306	0.6	-	-	-	12	306	100.0
Compound Honeysuckle Granules	31	1,782	3.4	-	-	-	31	1,782	100.0
Total	727	52,260	100.0	615	42,704	100.0	112	9,556	22.4

(1)	The sales of this product declined, as the product approaches the end of its life cycle and the marketing efforts decreased.

           In the last quarter of 2009, we introduced two new products to the market, Banlangen Granules and Compound Honeysuckle Granules, both of which have well accepted anti-viral qualities, and were in great demand during the H1N1 pandemic.
           The increase in average sales price per pack, as reflected in the table, is primarily attributable to the increase in the sales price of individual products, namely Siberian Ginseng (Acanthopanax) Series and Shengmai Granules as demonstrated in the following table, which reflects the average sales price per pack by product for 2009 and 2008 and the percentage change in the sales price per pack.

	Average Price Per Pack
	2009	2008	Percentage Change
Product
Siberian Ginseng (Acanthopanax) Series	$69.29	$63.75	8.7
Tianma Series	75.16	72.77	3.3
Compound Yangjiao Tablets	80.18	77.63	3.3
Shark Vital Capsules	462.26	447.56	3.3
Shengmai Granules	34.86	26.20	33.1
Banlangen Granules	26.06	-	100.0
Compound Honeysuckle Granules	57.12	-	100.0
We expect the demand for our products will continue to increase as a result of gaining greater market acceptance, in particular the benefits of our Siberian Ginseng (Acanthopanax) Series in treating depression and nerve-regulation.  Further, we believe many of our products will be listed in the reimbursement catalog of essential medicine for health insurance. In addition, we anticipate that we will be successful in becoming one of China’s essential medicine suppliers as the PRC government moves forward with its Health Reforms in 2010.

Cost of Goods Sold

Our costs of goods sold consist primarily of direct and indirect manufacturing costs, including production overhead costs and shipping and handling costs for the products sold.  Cost of goods sold increased approximately $4,330 thousand, or 27.1%, from approximately $15,981 thousand in 2008 to approximately $20,311 thousand in 2009.  This increase was primarily attributable to increase in products sold and increases in certain raw material prices such as sugar.

           Although we anticipate that the cost of goods will increase due to inflationary price increases, we do not believe that such increases will be material for fiscal year 2010.  We anticipate that beyond 2010, our price for raw materials and other production costs  will continue to increase due to inflation. If our costs of goods increase, this may have a negative effect on our net income because due to market conditions and competitive conditions, we may not be able to increase the price for our products in proportion to the increase in our costs of good sold.

Operating and Administrative Expenses

           Our total operating expenses consist primarily of sales and marketing expenses, general and administrative expenses and research and development expenses.  Our total operating expenses decreased by approximately $25 thousand, or 0.3%, from approximately $8,321 thousand in 2008 to approximately $8,296 thousand in 2009.

           Sales and Marketing.  Our sales and marketing expenses consist primarily of advertising and market promotion expenses, and other overhead expenses incurred by our sales and marketing personnel.    Sales and marketing expenses increased approximately $332 thousand, or 10.0%, from approximately $3,318 thousand for 2008 to approximately $3,650 thousand for 2009.  This increase was primarily attributable to an increase of approximately $436 thousand, or 13.8%, in advertising expenses.  Sales and marketing expenses are likely to increase as we continue expanding our distribution network throughout China and seek to increase our market share and awareness of our products.

           General and Administrative. Our general and administrative expenses consist primarily of salary, travel, entertainment expenses, benefits, share-based compensation, and professional service fees.  General and administrative expenses decreased by approximately $761 thousand, or 26.4%, from approximately $2,878 thousand for 2008 to approximately $2,117 thousand for 2009.  This decrease was primarily attributable to decrease of approximately $243 thousand, or 100.0%, in allowance for receivables since there was no additional allowance in 2009.  General and administrative expenses are likely to increase as we continue to expand our production, sourcing capacity, and distribution capacity throughout China.

Research and Development. Our research and development expenses consist primarily of salary, equipment rental expenses, and expenses related to the cultivation of Siberian Ginseng (Acanthopanax).  Research and development expenses increased approximately $404 thousand, or 19.0%, from approximately $2,125 thousand for 2008 to approximately $2,529 thousand for 2009.  This increase was primarily attributable to development of Siberian Ginseng (Acanthopanax) cultivation and extraction of effective components of the Siberian Ginseng (Acanthopanax) plant, and development of other products.  Research and development expenses are likely to increase as we continue to devote our resources to the development of new products and enhancement of our existing products.

Income from Operations

           As a result of the foregoing, our income from operations increased by approximately $4,556 thousand, or 44.3%, from approximately $10,291 thousand in 2008 to approximately $14,847 thousand in 2009.

Income Tax Expenses

           We are subject to U.S. federal and state income taxes.  Our subsidiary registered in the PRC is subject to enterprise income taxes.  For the fiscal years of 2009 and 2010, our PRC subsidiary was granted by the national tax office of Ah City a tax holiday and was fully exempt from the 25% enterprise income tax. This tax holiday was granted, without a statutory basis at the national level, by the governmental authorities of Ah City for the purposes of promoting local economic development.  As a result, this tax holiday may be terminated and our PRC subsidiary may be subject to the 25% enterprise income tax upon the termination of the tax holiday. In extreme cases, our PRC subsidiary may be required to pay all enterprise income taxes that have been exempted under such tax holiday granted by the local tax authority.

Cumulative Currency Translation Adjustments

           Our principal country of operations is the PRC and our functional currency is the Renminbi, but our reporting currency is the U.S. dollar.  All translation adjustments resulting from the translation of our financial statements into U.S. dollars are reported as cumulative currency translation adjustments.  Our cumulative currency translation adjustments decreased by approximately $2,326 thousand, or 97.2%, from approximately $2,392 thousand in 2008 to approximately $66 thousand in 2009.

Liquidity and Capital Resources

           We had retained earnings of approximately $47,824 thousand and $35,587 thousand as of July 31, 2010 and October 31, 2009, respectively.  As of July 31, 2010, we had cash and cash equivalents of approximately $28,749 thousand and total current assets of approximately $44,758 thousand.  As of July 31, 2010, we had a working capital surplus of approximately $42,265 thousand.   We believe our cash and cash equivalents are adequate to satisfy our working capital needs and sustain our ongoing operations for the next twelve months.

Our summary cash flow information is as follows:

	Nine months ended July 31
Net cash provided by (used in):	2010	2009
	($ in thousands)

Operating activities	22,883	3,059
Investing activities	(2,559)	(16)
Financing activities	-	-

Comparison of Nine Months Ended July 31, 2010 and 2009

Net Cash Provided by Operating Activities

           Net cash provided by operating activities increased approximately $19,824 thousand, from net cash provided by operating activities of approximately $3,059 thousand in 2009 to net cash provided by operating activities of approximately $22,883 thousand in 2010.  This increase was primarily attributable to an increase in net income from operations of approximately $12,237 thousand, and a reduction in trade receivables of approximately $12,386 thousand, as average days sales outstanding fell to 118 days in 2010 from 189 days in 2009, which included a period of sales term incentives.  We have recently tightened our credit terms with our customers to be within 100 days and will continue to increase our collection efforts to reduce our days sales outstanding.  This increase in net cash provided by operating activities was also attributable to a reduction in amounts due from related parties by approximately $130 thousand, and a decrease in inventory level by approximately $549 thousand.  Furthermore, this increase in net cash provided by operating activities was offset in part by a decrease in value added tax payable of approximately $715 thousand.

Net Cash Used in Investing Activities

           Net cash used in investing activities increased approximately $2,543 thousand, from approximately $16 in 2009 to approximately $2,559 thousand in 2010.  This increase was primarily attributable to approximately $2,559 thousand of payments made to purchase office floors from a third party during the period ending April 30, 2010.

Comparison of Years Ended October 31, 2009 and 2008

           We had retained earnings of approximately $35,587 thousand and $21,245 thousand as of October 31, 2009 and 2008, respectively.  As of October 31, 2009, we had cash and cash equivalents of approximately $8,112 thousand and total current assets of approximately $34,661 thousand.  As of October 31, 2009, we had a working capital surplus of approximately $31,969 thousand.

           Our summary cash flow information for the years ended October 31, 2009 and 2008 is as follows:

	Year ended October 31
Net cash provided by (used in):	2009	2008
	($ in thousands)

Operating activities	13,068	(1,228)
Investing activities	(16,221)	(111)
Financing activities	1,500	-

Net Cash Provided by (Used in) Operating Activities

           Net cash provided by (used in) operating activities increased approximately $14,296 thousand, from approximately $1,228 thousand in 2008 to approximately $13,068 thousand in 2009.  This increase was primarily attributable to an increase in net income from operations of approximately $4,556 thousand, a decrease in the level of increase in trade receivables of approximately $9,103 thousand as a result of tightened credit terms given to customers, a decrease in the level of increase in inventories of approximately $1,119 thousand, and an increase in value added tax payable of approximately $477 thousand.  This increase was offset in part by an increase in amounts due from related parties of approximately $547 thousand.

Net Cash Used in Investing Activities

           Net cash used in investing activities increased approximately $16,110 thousand, from approximately $111 thousand in 2008 to approximately $16,221 thousand in 2009.  This increase was primarily attributable to approximately $14,670 thousand of payments made to purchase the land use right and properties of one of our production facilities from a related party, Stock Co, and approximately $1,467 thousand of payments made to purchase two production patents from Stock Co.

Net Cash Provided by Financing Activities

           Net cash provided by financing activities increased approximately $1,500 thousand, from $0 thousand in 2008 to approximately $1,500 thousand in 2009.  This increase was attributable to consideration received from Allied Merit International Investments, Inc. and Griffin Ventures Ltd for an aggregate of 2,142,856 shares of the Company’s common stock and 1,071,428 warrants with an exercise price of $0.875 per share.

Expansion Strategy

           We believe the market for pharmaceutical products in China is growing rapidly.  Our growth strategy involves capturing as much of this market as possible during this rapid growth phase.  To implement this strategy we plan to strengthen our market position in the Siberian Ginseng (Acanthopanax) market, expand our Siberian Ginseng (Acanthopanax) cultivating bases, improve the quality standards of Siberian Ginseng (Acanthopanax), and extend our distribution network through internal distribution channels reforms.  Our expansion strategy will require the continued retention and investment of our earnings from operations and, we believe, additional funding from private debt and equity financing.  In general, the commitment of funds to research and development, or acquisition or construction of plant and equipment, tends to impair liquidity.  However, we believe that because of the upward trend in our revenues in recent years, even if this trend levels off, our income from continuing operations coupled with such additional financing, if required, should provide sufficient liquidity to meet our expansion needs.

Outstanding Long-Term Indebtedness

           None.

Off-balance Sheet Arrangements

           We do not have any off-balance sheet arrangements.

Capital commitments

           We have capital commitments for purchase of land use right, property and equipment and production patents from a related party, Stock Co, of approximately $9,655,051.  In addition, on April 10, 2010, the Company, through its wholly own subsidiary, Harbin Renhuang Pharmaceutical Co. Ltd, entered into a Property Sale and Purchase Contract (“Purchase Agreement”) with Hongxiangmingyuan of Heilongjiang Yongtai Company, to acquire two office floors in a building located in the Nangang District, Harbin, PRC, for total consideration of $5,612,306.  Pursuant to the Purchase Agreement, a payment of $3,957,911 was made in April 2010, and the final payment of approximately $1,683,692 is due by December 20, 2012, at which time title to the property will be transferred to the Company.  We expect to fund these commitments with cash provided from operations.

Contractual Obligations

           See “Properties” description on p. 70.

Critical Accounting Policies

           The consolidated financial statements include the financial statements of us and our subsidiaries.  All transactions and balances among us and our subsidiaries have been eliminated upon consolidation.

Accounting Judgments and Estimates

           Certain amounts included in or affecting our consolidated financial statements and related disclosures must be estimated, requiring us to make certain assumptions with respect to values or conditions that cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions affect the amounts we report for assets and liabilities and our disclosure of contingent assets and liabilities at the date of our financial statements. We routinely evaluate these estimates, utilizing historical experience, consulting with experts and other methods we consider reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

           We believe that certain accounting policies are of more significance in our consolidated financial statement preparation process than others, which policies are discussed below. See also Note 2 to the consolidated financial statements for a summary of our principal accounting policies.

           Estimates of allowances for bad debts – We must periodically review our trade and other receivables to determine if all are collectible or whether an allowance is required for possible uncollectible balances.

           Estimate of the useful lives of property and equipment – We must estimate the useful lives and proper salvage values of our property and equipment. We must also review property and equipment for possible impairment.

           Inventory – We must determine whether we have any obsolete or impaired inventory.

           Revenue recognition – Revenue from the sale of goods is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are shipped to customers and the title has passed.

           Share-based compensation – Share-based compensation to employees is measured by reference to the fair value of the equity instrument as at the date of grant using the Black-Scholes model, which requires assumptions for dividend yield, expected volatility and expected life of stock options.  The expected life of stock options is estimated by observing general option holder behavior.  The assumption of the expected volatility has been set by reference to the implied volatility of our shares in the open market and historical patterns of volatility.  Performance and service vesting conditions attached to the options are included in assumptions about the number of shares that the option holder will ultimately receive.  On a regular basis we review the assumptions made and revise the estimates of the number of options expected to be settled, where necessary.

           Please refer to the notes to the financial statements included elsewhere in this prospectus for a more complete listing of all of our critical accounting policies.

New Accounting Pronouncements

           Accounting Standards Update (“ASU”) ASU No. 2010-09 (ASC Topic 855), which amends Subsequent Events Recognition and Disclosures, ASU No. 2009-16 (ASC Topic 860), which amends Accounting for Transfer of Financial Assets, ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-08, Earnings per Share, ASU No. 2009-12 (ASC Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share, and various other ASU’s No. 2009-2 through ASU No. 2010-19 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company, or their effect on the financial statements would not have been significant.

In April 2010, the FASB issued Accounting Standards Update, 2010-17, Revenue Recognition—Milestone Method (Topic 605): “Milestone Method of Revenue Recognition—a consensus of the FASB Emerging Issues Task Force.”  This is an update regarding the milestone method of revenue recognition. The scope of this update is limited to arrangements that include milestones relating to research or development deliverables. The update specifies criteria that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The criteria apply to milestones in arrangements within the scope of this update regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The update will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. This update is not expected to have a material impact on our financial statements.

In March 2010, the FASB issued Accounting Standards Update, 2010-13, Compensation—Stock Compensation (Topic 718): “Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades—a consensus of the FASB Emerging Issues Task Force.”  This is an update regarding the effect of denominating the exercise price of a share-based payment awards in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity’s functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The update clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should be considered an equity award assuming all other criteria for equity classification are met. The update will be effective for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected entities will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. This update is not expected to have a material impact on our financial statements.

In March, 2010, the FASB issued Accounting Standards Update, 2010-11, Derivatives and Hedging (Topic 815): “Scope Exception Related to Embedded Credit Derivatives.”  This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. This update also has transition provisions, which permit entities to make a special one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This update is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of any fiscal quarter beginning after March 5, 2010. This update is not expected to have a material impact on our financial statements

In January 2010, the FASB issued Accounting Standards Update, 2010-06, Fair Value Measurements and Disclosures (Topic 820): “Improving Disclosures about Fair Value Measurements.”  This update provides guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than on a net basis as currently required. This update also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and, in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The adoption of this update did not have a significant impact on our financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): “ Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. We will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. We have not determined the impact that this update may have on our financial statements.

In June 2009, the FASB issued guidance related to accounting for transfers of financial assets. This guidance improves the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance and cash flows; and a continuing interest in transferred financial assets. In addition, this guidance amends various ASC concepts with respect to accounting for transfers and servicing of financial assets and extinguishments of liabilities, including removing the concept of qualified special purpose entities.   This guidance must be applied to transfers occurring on or after the effective date. On February 1, 2010, we adopted this guidance.  The adoption of this guidance did not have a material impact on our financial statements.

In June 2009, the FASB issued guidance which amends certain ASC concepts related to consolidation of variable interest entities. Among other accounting and disclosure requirements, this guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity. On February 1, 2010, we adopted this guidance.  The adoption of this guidance did not have a material impact on our financial statements.

BUSINESS

Overview

We are a high-tech enterprise engaged in the development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines, or TCM, in the People’s Republic of China (“PRC” or “China”). We have three “Good Manufacturing Practice” or GMP certified production facilities - Ah City natural and biopharmaceutical plant, Dongfanghong pharmaceutical plant and Qingyang natural extraction plant - capable of producing 18 dosage forms and over 200 different products. Our products include, but are not limited to, botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and traditional over-the-counter (“OTC”) Chinese medicines.  Botanical anti-depression and nerve-regulation products account for over 50% of our revenues and we intend to strengthen our developments in this area.  We have entered into sales agency agreements with sales agents in 19 provinces and four municipalities, through which our products are sold to over 3,000 distributors and over 70 sales centers across 24 provinces in China.

Corporate History and Structure

We were incorporated in the State of Nevada on August 18, 1988, originally under the corporate name of Solutions, Incorporated.  We were inactive until August 16, 1996, when we changed our corporate name to Suarro Communications, Inc, and engaged in the business of providing internet based business services.   In 2006 we discontinued our business operation at the time and became a non-operating public company.

On August 28, 2006, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Harbin Renhuang Pharmaceutical Company Limited or Renhuang BVI, a company incorporated in the British Virgin Islands.  Pursuant to the Exchange Agreement we acquired all of the outstanding capital stock of Renhuang BVI, and indirect ownership of Renhuang BVI’s wholly owned subsidiary, Harbin Renhuang Pharmaceutical Co. Ltd or Renhuang China, which operates a pharmaceutical development, manufacturing and distribution business through various research and manufacturing facilities in the PRC.

 Since our inception, we have had the following name changes:

June 1997	ComTech Consolidation Group, Inc

February 1999	E-Net Corporation

May 1999	E-Net Financial Corporation

January 2000	E-Net.Com Corporation

February 2000	E-Net Financial.Com Corporation

January 2002	Anza Capital, Inc (“Anza”)

July 2006	Renhuang Pharmaceuticals, Inc.

November 2010	China BotanicPharmaceutical Inc

Substantially all of our assets and operations are located in the PRC.

Our Products

Our products mainly fall into the following three categories: (i) botanical anti-depression & nerve-regulation products, (ii) biopharmaceutical products, and (iii) botanical antibiotics and traditional OTC Chinese medicines. The table below is an illustration of our products and their main functions:

Product Category	Product	Main Functions
Botanical anti-depression and nerve-regulation products
Siberian Ginseng (Acanthopanax) Series:
Siberian Ginseng (Acanthopanax) Tablets
Siberian Ginseng (Acanthopanax) Syrup
Siberian Ginseng (Acanthopanax) Extract(200g)
Siberian Ginseng (Acanthopanax) Extract(338g) [Note: The Drug Approval Number of Ginseng (Acanthopanax) Extract is under the name of Stock Co.]

Antidepressant properties: Regulation of nervous excitation and inhibition; calm and inhibit spontaneous activities; improve sleep and anticonvulsant properties

Improve blood properties: Improve blood flow, blood lipid profile and blood viscosity; prevent and improve cerebral thrombosis, hyperlipidemia, hypotension (low blood pressure), coronary heart disease, diabetes, leukopenia, and gonadotrophic dilation of blood vessels

	Tianma Series: Tianma Pills (sugar coated, 48 tablets) Tianma Pills (sugar coated, 100 tablets)	Dispel coldness; relieve pain and headache caused by blood supply shortage and blood stasis

	Compound Yangjiao Tablets (sugar coated, 50 tablets)	Relieve pain from migraines, vascular headaches, tension headaches and nervous headaches

	Compound Schizandra Tablets	Regulation of the central nervous system. to generate body fluids and alleviate thirst, nourish the kidneys, cure insomnia and palpitations, and is also widely used as treatment for neurasthenia.

Biopharmaceutical products	Shark Vital Capsules	Improve the cerebral and cardiovascular oxygen supply; resist radiation; increase white blood cells; and prevent cancer

Badger Fat
[Note: The Drug Approval Number of Badget Fat is under the name of Stock Co.]

Ginseng and Venison Extract
[Note: The Drug Approval Number of Ginseng and Venison Extract is under the name of Stock Co.]
Treatment of burn and scald Nourish the blood and the kidneys, restore the body's energy and increase endurance.

Botanical antibiotics and traditional OTC Chinese medicines	Banlangen Granules	Antiviral (anti-influenza) and broad-spectrum antibiotic

	Compound Honeysuckle Granules	Antiviral; antibacterial; and anti-inflammatory

	Shengmai Granules	Regulate blood flow; strengthen heart beat; and improve the immune system and blood quality

	Qing Re Jie Du Oral Liquid	Treating the flu, upper respiratory infections, and sore throats

The following table reflects the approximate sales, before sales rebates, of our three product categories during the fiscal years ended October 31, 2009 and 2008:

	2009			2008			Change (2009 – 2008)
Product Category	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales	Quantity (Pack’000)	Amount ($’000)	% of Sales
Botanical anti-depression and nerve-regulation products	567	40,748	78.0	485	32,468	76.0	82	8,280	25.5
Biopharmaceutical products	13	5,803	11.1	16	7,249	17.0	(3)	(1,446)	(19.9)
Botanical antibiotics and traditional OTC Chinese medicines	147	5,709	10.9	114	2,987	7.0	33	2,722	91.1
Total	727	52,260	100.0	615	42,704	100.0	112	9,556	22.4

Botanical anti-depression and nerve-regulation products

Botanical anti-depression and nerve-regulation products contributed approximately $40,748 thousand to our revenue in 2009 ($32,468 thousand in 2008) and accounted for approximately 78.0% of total product sales in 2009 (76.0% in 2008).

Siberian Ginseng (Acanthopanax):

Acanthopanax, which is known in the United States as Siberian Ginseng, has been used for centuries in China.  According to Chinese Pharmacopoeia, it has numerous medical efficacies including, improving kidney and spleen function; tranquilizing the mind (anxiolytic effect), improving appetite; decreasing pain (analgesic effect); and improving sleep quality.  In addition, further pharmacologic studies and clinical trials conducted over the medical efficacies of Siberian Ginseng (Acanthopanax) have shown additional benefits, including:

•	Antidepressant

Regulating the nervous system: Siberian Ginseng (Acanthopanax) not only improves the excitation process of the central nervous system but also the inhibition process, making it more efficient. It also helps to balance the two processes to improve human intellectual and physical functions. (Source: "Chinese Medicine Information" - Microbiology Teaching and Research Section of Suzhou Medical College)

Treating neurasthenia: Siberian Ginseng (Acanthopanax) can significantly reduce the symptoms of neurasthenia; improves insomnia, restless sleep, heart palpitations, forgetfulness, and fatigue. (Source: “Chinese patent medicine studies” Acanthopanax research situation at home and abroad - Traditional Chinese Medicine Research Section of Heilongjiang Institute of Chinese Medicine)

Treating insomnia: Siberian Ginseng (Acanthopanax) has been proven to be effective in treating hypochondria and depression caused by insomnia and nerve dysfunction by an increasing number of scientific research departments and national institutions. There is a natural link between insomnia and depression. “Junk sleep” will lead to restlessness, low spirits and decreased work quality. Although hypochondria and depression can be attributed to external stimulus, stress and other factors, they are mainly attributed to nerve dysfunction and are classified as a psychiatric illness. (Source: “Insomnia and depression treatment website” http://www.shimianyiyu.net )

•
Treat cerebrovascular and cardiovascular disease. Siberian Ginseng (Acanthopanax) has positive effects on coronary heart disease, angina, high blood pressure and blood pressure regulation.  (Source: “China Acanthopanax Web” http://bjcp.xsjk.net)

•	Anti-fatigue.Total Glucosides of Siberian Ginseng (Acanthopanax) has powerful anti fatigue effects that are more effective than Ginseng. (Source: “China Acanthopanax Web” http://bjcp.xsjk.net)

•	Antioxidant. Siberian Ginseng (Acanthopanax) helps to delay the aging process. (Source: “China Acanthopanax Web” http://bjcp.xsjk.net)

•
Strengthening the body: Total Glucosides of Siberian Ginseng (Acanthopanax) promotes fat, sugar and protein metabolism, and regeneration of hepatic (liver) cells; it improves protein and nucleic acid synthesis and strengthens physical performance. (Source: “China Acanthopanax Web” http://bjcp.xsjk.net)

Tianma Pills and Compound Yangjiao Tablets:

Tianma Pills and Compound Yangjiao Tablets are botanic drugs used to treat headaches and regulate nerves.  Their known benefits and low side-effects have led to them being the top sellers among medication with similar properties in China.

Biopharmaceutical products

Biopharmaceutical products contributed approximately $5,803 thousand to our revenue in 2009 ($7,249 thousand in 2008) and accounted for approximately 11.1% of total product sales in 2009 (17.0% in 2008).

Shark vital capsule is the only product currently in this category. It is a marine biology medicine containing squalene, an extract from shark liver, which is known to have the following effects:   Improve kidney and liver function, reduce cholesterol levels, alleviate occurrence of heart disease, increase leukocyte in blood, relieve fatigue and strengthen the overall immune system.

We plan to introduce Badger oil, a new biopharmaceutical product, which, according to the Chinese Pharmacopoeia, treats burns and scalds, to the market in the last quarter of 2010.

Botanical antibiotics and traditional OTC Chinese medicine

Botanical antibiotics and traditional OTC Chinese medicines contributed approximately $5,709 thousand to our revenue in 2009 ($2,987 thousand in 2008) and accounted for approximately 10.9% of total product sales in 2009 (7.0% in 2008).

In our last quarter of 2009, we introduced Banlangen Granules and Compound Honeysuckle Granules to the market.  As these two products have been widely recognized for their effects in prevention and treatment of common cold and flu, we anticipate that their sales will increase significantly during the influenza epidemic.

Raw materials and Suppliers

The raw material of Siberian Ginseng (Acanthopanax) based products are effective ingredients extracted from the Siberian Ginseng (Acanthopanax) plant.  In China, about 94% of the wild Siberian Ginseng (Acanthopanax) resources grow in the Heilongjiang Province (Source: Heilongjiang Dongbei net).  Through our arrangement with Dongfanghong Forrestry Bureau, we have the exclusive rights for an indefinite term to purchase the wild Siberian Ginseng (Acanthopanax) grown on 100,000 acres of land in Dongfanghong, which represents approximately 500 tons, or 70% of the annual production, of wild Siberian Ginseng (Acanthopanax) resources in China.  Additionally, since 2006, we have been developing our own Siberian Ginseng (Acanthopanax) cultivation base in Dongfanghong, Heilongjiang, China.

Other raw materials and packaging materials are purchased from various independent suppliers, and do not rely on any one supplier.  To ensure consistent quality, we have established long-term relationships with many of our suppliers, ensuring that we have at least ten different suppliers for each type of raw materials.  We chose our suppliers based on criteria such as quality, reputation, price, delivery capacity and GMP certification. In addition, we conduct stringent inspections on each batch of raw material supplied, and perform periodic review of supplier qualifications.

Manufacturing and production facilities

We have three production facilities:  Ah City natural and biopharmaceutical plant, Dongfanghong pharmaceutical plant and Qingyang natural extraction plant.  The facilities, with a total usable area of over 160 thousand square meters, are capable of producing more than 200 kinds of pharmaceuticals, health food, and functional food in 18 dosage forms, including tablets, capsules (hard and soft), granules, oral liquid, frozen powder injection, powder injection, liquid injection, dropping pills, and ointments.  We also have β-lactams and plant extraction lines and automatic packaging lines.

Our production is in strict compliance with "Good Manufacturing Practice”, or GMP, "Health Food Good Manufacturing Practice" and "Sterile Product Quality Control Norms". We have state of the art automated equipments, precise testing instruments, efficient air conditioning, cleaning systems and modern logistic center for storage and distribution of products.

Quality Assurance

We are committed to delivering high-quality pharmaceutical products, and have set in place comprehensive testing and quality control measures.   We have a quality control team that carries out quality control procedures in compliance with internal policies, GMP standards and State Food and Drug Administration, or SFDA, regulations.  There are quality checks at every stage of production, including testing the quality of raw materials throughout our manufacturing process, testing finished products against various criteria such as ingredient composition, weight and physical appearance, and testing sanitary conditions of the production line.  We also have a pre-arranged emergency plan in the case of adverse effects such as accident treatment process.

Our production facilities comply with pharmaceutical GMP standards.  We employ automated processes and scientific parameters throughout the manufacturing process that are designed to ensure that all our products meet our quality requirements.  We believe that our rigorous testing and inspection procedures have been critical in ensuring that our products are quality products.

Marketing and Product Distribution

We have entered into sales agency agreements with sales agents in 19 provinces and four municipalities, through which our products are sold to over 3,000 distributors and over 70 sales centers across 24 provinces in China. Our products are mainly sold by our distributors to pharmacies, medicine wholesale centers, hospitals and other medical agencies. 2 distributors exceeded 10% of our sales during the fiscal years ended October 31, 2008.

Based on our product nature, distribution channel and market practices, we currently mange our sales and distribution network through four departments:

•
General Business Department. This department is mainly responsible for distribution of botanical anti-depression and nerve-regulation products. These products are distributed to provincial distributors, who further distribute the products to local distributors. The local distributors through various sales channels, including hospitals and media marketing methods, will market the products to end consumers.

•
Brand Business Department. This department is mainly responsible for distribution of biopharmaceutical products. These products are distributed to provincial distributors, who further distribute the products to regional drugstores. The provincial distributors usually employ their own sales forces to promote the products and launch promotion campaigns with our support in marketing the products to end consumers.

•
OTC Business Department. This department is mainly responsible for distribution of botanical antibiotics and traditional OTC Chinese medicines. These products are distributed to provincial distributors, who further distribute the products to regional drugstores. The provincial distributors usually employ their own sales forces and launch their own promotion campaigns in marketing the products to end consumers.

•
Allocation Business Department. This department is responsible for bulk distribution of commonly used products. These products are distributed to medical trading centers and major market agents, who further distribute the products to nationwide drugstores and township clinics.

Research and Development

We are committed to developing new products and improving our current products.  During the fiscal years ended October 31, 2009 and 2008, we spent approximately $2,529 thousand and $2,125 thousand, respectively, on research and development.

Aligned with our line of business, our research and development (“R&D”) activities are focused on the following:

•	Development of single-plant anti-depression & nerve regulation products;
•	Development of biopharmaceutical products; and
•	Development of OTC product upgrades.

To become an innovative enterprise, we continuously employ qualified talent to strengthen our research team.  Currently we have established an open and innovative R&D environment consisting of Proprietary R&D Centers, Cooperation R&D Centers and Post-doctoral Workstations.

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Proprietary R&D Centers. These centers are responsible for initial research of potential products and development of existing product upgrades. We have comprehensive research and development facilities, including innovative medicine division, standard extractions division, healthcare division, comprehensive division, planning & registration division and mid-phrase test division. In addition, our labs have received government and industry recognitions, namely: “Key Lab on TCM Extractions’” from the Science and Technology Bureau of Heilongjiang Province and “Innovative Medicine Lab” from the Industry Information Committee of Harbin.

•
Cooperation R&D Centers. These centers have established committees consisting of well-known medical professionals in China, who specialize in biopharmaceutical and botanical medicines. The committee guides and advises the execution and direction of R&D projects, as well as evaluates research findings. The Cooperation Centers also work closely with the academic agencies including Institute of Biophysics and Ecological Centre of the Environment in the Chinese Academy of Science; Medical Research Institute of National Navy; Chinese Biochemical Medicine Research Center; Second Army Medical University; China Medicine University; Beijing University of Traditional Chinese Medicine; Heilongjiang Province Chinese Medicine University; Northeast Forestry University and Harbin Medical University.

•	Post-doctoral Workstations. The workstations allow post-doctoral studies on projects that are considered to be valuable to our development.

R&D Strategy

Our strategy is to be the first brand and industry leader in single-plant drugs for the treatment of depression and nerve-regulation, mainly through development of products from Siberian Ginseng (Acanthopanax) and Schisandra. Our goal is consistent with the following trends:

•	Development of single-plant medicines is one of the three main developments in the pharmaceutical industry; and

•	Antidepressants are one of the best selling drugs in the world.

To implement this strategy, we have established a cultivation base and are focusing our effects to set the industry standard for Siberian Ginseng (Acanthopanax) and Schisandra products.   This cultivation project has received significant support from various government departments, including the Ministry of Science and Technology, Development and Reform Commission.

R&D Achievements

We have received the following recognition for our research and development:

2009	The Siberian Ginseng (Acanthopanax) Polysaccharides products were awarded “Key Products in Heilongjiang Province” by Heilongjiang Science and Technology Office

The “Pollution-Free and Environment-Friendly Extraction Process for Total Alkaloids of Sophora Flavescens and Colorless Sterile Injection against Hepatitis B” project was listed as a Major Intellectual Property Rights Project by Harbin Intellectual Property Bureau.

The “Industrialization of Siberian Ginseng (Acanthopanax) Extraction: Total Glucosides, Total Flavonoids and Polysaccharides” project was listed as a special high-tech project by Heilongjiang Development and Reform Commission.

The “Siberian Ginseng (Acanthopanax) Oral liquid” project was listed as a new industrialization special project by Harbin Development and Reform Commission.

2008	The “Research on New Siberian Ginseng (Acanthopanax) Anti-depression Drugs” project was listed as a Harbin technological innovation talents project by Harbin Science and Technology Bureau.

2007
The “Secondary Development and Industrialization of Genuine Medical Materials Siberian Ginseng (Acanthopanax) Series Products” project was listed as a major provincial-level pre-project by Heilongjiang Development and Reform Commission.

Current R&D Projects

•
Siberian Ginseng (Acanthopanax) Development Project. We have been successful in separating effective components of Siberian Ginseng (Acanthopanax), namely total glucosides, total flavonoids and syringing, in particular, syringin has significant effects in the treatment of depression and nerve regulation. We have created a sample of syringin freeze-dried Acanthopanax powder spasmolytic that is currently undergoing pilot test. If successful, this achievement represents great pioneering work in the field of Chinese medicine, and will enhance our competitive edge in this area.

•
Schisandra Integrated Development Project. Schisandra is a wild plant with high medical and health values. Modern studies have shown that Schisandra contains lignin, which has strong effects in treating insomnia. At present, we have successfully completed preliminary review of patent application for Schisandra lignin extraction method and are working on setting its quality standards. These achievements lay the foundation for advanced development of Schisandra products.

•
Total Alkaloids of Sophora Flavescens Development Project. As a new drug against Hepatitis B, total alkaloids of Sophora flavescens can be used to replace α - interferon, matrine and oxymatrine injections.

Intellectual Property

We rely on intellectual property such as trade secrets and technical innovations, to protect and build our competitive position.

 Patents

We have purchased from Stock Co. two patents, Injection Preparation Method against Hepatitis B (Patent No.: ZL200410043718.5) and Total Alkaloids of Sophora Flavescens Extraction Method (Patent No.: ZL200410043717.0).  Our PRC subsidiary has been registered as the owner of such patents with the Intellectual Property Office of the PRC.

Trademarks

We have received from Harbin Renhuang Pharmaceutical Stock Co., Ltd (“Stock Co.”) a perpetual, royalty-free and non-exclusive license and right to use the word “RENHUANG” in our tradename and as a trademark in connection with the sale of our products.  Stock Co. is a company of which Mr. Shaoming Li, our chairman, chief executive officer and president, serves as chairman and is a 50% shareholder.

Growth Strategy [Revise similar to the comments in the Prospectus Summary section]

We believe that as a result of the rapid growth of the Chinese economy, substantial increase in drug spending, aging of the population, increase in diseases related to lifestyle, government support in the pharmaceutical market and gradual application of the health insurance fund, China's pharmaceutical market will have significant potentials.  In particular, we believe the demand for our products in China will increase significantly, based on the following:

Global market condition of depression and melancholy

Depression has been recognized as a common mental illness. According to World Health Organization (WHO) officials, 5% of the world population is suffering from depression. In 2002, the WHO identified depression as the world’s fourth largest disease and estimated that depression would be the second largest disease by 2020. What was unexpected was that depression has become the world’s second largest disease (second only to cardio-cerebral vascular disease) after only 6-7 years.

According to official statistics, about 80 million Chinese were suffering from depression at the end of 2008. But it is estimated that the actual number of depression patients (including mild depression patients) has reached more than 200 million. In the past several decades, Chinese diagnostic techniques and treating solutions of depression lagged behind western countries. Chinese people do not have adequate knowledge of this disease. At present, only about 10% of depression patients are getting medical care, far lagging behind world treatment rate. (Source: Analysis and Prospect of China’s Anti-depressant Market in 2009, edited by HDCMR.com, http://www.hdcmr.com/ Source:  Medicine Economic News, dated October 30, 2009).

Currently the eight best-selling anti-depressants in the world are: fluoxetine, paroxetine, sertraline, fluvoxamine, venlafaxine, mirtazapine, duloxetine and amitriptyline. Combined, they have 80% market share in the global anti-depression market. However, they are relatively high priced and have numerous adverse side effects.  Siberian Ginseng (Acanthopanax) products, which are botanical medication used to treat depression and nerve-regulation, have minor side effects and are moderate priced.  Therefore we believe they have significant market potentials.

Medical Reform in China

The Chinese government has promised that Renminbi 850 billion will be invested into the national health insurance system by 2011. This plan has been approved by the State Council. The implementation of this plan will give more than 90% of China's population basic health insurance policies, providing better public health and medical services.

On April 6, 2009, the State Council officially promulgated Opinions of the CPC Central Committee and the State Council on Deepening the Health Care System Reform (final version). "The Opinions" first proposed that basic medical and health institutions will be available to all the people as public products. By 2011, all urban and rural residents will have been covered by this system.  The reform includes:

•
Accelerate the building of basic medical insurance system. The basic medical insurances for urban workers, urban residents and the new type of rural cooperative medical care system for rural residents will cover over 90% of those eligible within three years.

•
Establish national essential medicines system. All essential medicines will be listed in the reimbursement catalog of essential medicine for health insurance. To ensure essential medicine quality, the government will select a number of preferred manufacturers to be the essential medicine suppliers. The selection criteria will include but are not limited to quality, reputation, capacity, qualification, and price.

•
Perfecting the system of health care services at grass-roots levels. The construction of hospitals in counties (including Chinese medicine hospitals), central health clinics in towns and townships, health care clinics in villages in remote regions and community-level medical and health institutions in underdeveloped cities will be enhanced and improved.

•	Promote the gradual equalization of basic public health services. Increase in public health services and improve the funding criteria which will bring broader acceptance of Chinese medicine.

•	Promote the reform of public hospitals. Hospital management system, operation and supervision mechanisms will be reformed to improve service quality of medical institutions.

Pursuant to the Notice Concerning Releasing the State Medicine Catalogue for Basic Medical Insurance, Occupational Injury Insurance and Maternity Insurance of the PRC, all medicines in the national essential drug list are Tier A medicines in the national medical insurance catalog; a vast majority of patients will be fully reimbursed for medicines listed in the national essential drug list. Two of our products, Banlangen Granules and Shengmai Granules, have been included in the national essential drug list. We believe our company will enjoy long-term benefits from the healthcare reform as more patients could afford our products due to such full reimbursement. In addition, we expect to become one of China’s essential medicine suppliers as the PRC government moves forward with its reforms in 2010 and 2011.

Our growth strategy involves maximizing the opportunities that the above developments bring and capturing as much of the market share as possible in the process.  To implement this strategy we plan to:

•
Strengthen the market  position of Siberian Ginseng (Acanthopanax). Siberian Ginseng (Acanthopanax) products have been widely recognized for their benefit in the treatment of depression and nerve-regulation. We hope to strengthen our current market share of Siberian Ginseng (Acanthopanax) products by focusing on related R&D and launching new products into market. In addition, we plan to enhance sales and marketing efforts to promote the application of Siberian Ginseng (Acanthopanax) products as alternatives to chemical medicines used to treat depression and nerve-regulation.

•
Expand our Siberian Ginseng (Acanthopanax) cultivating bases and adopt scientific management, gradually improving quality standards of Siberian Ginseng (Acanthopanax). This would enable us to be the standards-maker of Siberian Ginseng (Acanthopanax) and provide us with a competitive edge over our competitors.

•
Reduce distribution costs through use of direct sales system: We intend to gradually switch the sales method of our key products from the current agency system to a direct sales system. We believe that moving to a direct sales system will reduce distribution cost and increase our profit margins. In addition, it is expected that once certain drugs become essential government procurement drugs, the sales of these drugs will also be part of our direct sales system.

Competition

We face competition from pharmaceutical manufacturers producing the same type of pharmaceuticals.  Our competitors vary by product categories:

Botanical anti-depression and nerve-regulation products

As a result of our low-cost access to significant wild Siberian Ginseng (Acanthopanax) resources, our advanced technology and equipment, our R&D efforts and our ability to effectively set the standard on the market, we have become the main manufacturer of these products, with more than 50% market share as of fiscal year 2009. Our major competitors are Heilongjiang Gerun Pharmaceutical Co., Ltd. and Harbin Shengyuan Biological Engineering Co., Ltd. We intend to further develop this market and strengthen our leadership position.

Biopharmaceutical products

We are the main Shark Vital Capsules manufacturer in China, with a market share of 67% as of fiscal year 2009. We believe this product is approaching the end of its life cycle and have decreased the marketing efforts for this product.  Our major competitors are Beijing Saishali Biotechnology Research Center and Shantou Xianle Pharmaceuticals Co., Ltd.

We have a number of competitive advantages over our competitors, primarily:

•	Lower production costs: We purchase our raw materials directly from Australia at prices which we believe are lower than our competitors, who mostly purchase from coastal areas in China; and

•
Solid customer bases: We have accumulated a large and firm hospital customer and sales base as a result of our early entry into this biopharmaceutical market and having our products recognized for their excellent quality, mainly as a result of past clinical trials.

Botanical Antibiotics and traditional OTC Chinese medicines

Our Banlangen Granules have a market share of 13% as of fiscal year 2009.  Our major competitors are Guangzhou Baiyunshan Hutchison Whampoa Chinese Medicine Co., Ltd. and Guangzhou Xiangxue Bio-Medical Engineering Co., Ltd.

Our Compound Honeysuckle Granules have a market share of 13% as of fiscal year 2009. Our major competitors are Hebei Guojin Pharmaceutical Co., Ltd. and Shiyitang Pharmaceutical Factory of Harbin Pharmaceutical Group.

Our Shengmai Granules have a market share of 37% as of fiscal year 2009. Our major competitors are Hebei Meibao Pharmaceutical Co., Ltd. and Guangxi Nanjing Weiwei Pharmacy Co. Ltd.

We are aware that the main competitive factors in selling products are quality, price and product awareness. We believe that we have corresponding advantages in all of these factors.

Government Regulation

Our products are subject to regulatory controls governing pharmaceutical products. As a developer, manufacturer and distributor of pharmaceuticals, we are subject to regulation and oversight by different levels of the food and drug administration in China, in particular, the PRC State Food and Drug Administration, or SFDA. The “Law of the PRC on the Administration of Pharmaceuticals,” as amended on February 28, 2001, provides the basic legal framework for the administration of the production and sale of pharmaceuticals in China and covers the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products in China. Its implementing regulations set out detailed rules with respect to the administration of pharmaceuticals in China. We believe we are in compliance with these laws and regulations in all materials aspects.

Regulations at the national, provincial and local levels in China are subject to change. To date, compliance with governmental regulations has not had a material impact on our earnings or competitive position, but, because of the evolving nature of such regulations, we are unable to predict the impact such regulation may have in the foreseeable future.

Our products are subject to regulatory controls governing pharmaceutical products. As a developer, manufacturer and distributor of pharmaceuticals, we are subject to regulation and oversight by different levels of the food and drug administration in China, in particular, the PRC State Food and Drug Administration, or SFDA. The “Law of the PRC on the Administration of Pharmaceuticals,” as amended on February 28, 2001, provides the basic legal framework for the administration of the production and sale of pharmaceuticals in China and covers the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products in China. Its implementation regulations set out detailed implementation rules with respect to the administration of pharmaceuticals in China.

Pharmaceutical Manufacturer

As a manufacturer of pharmaceutical products and raw materials, we are subject to continuing regulation by the SFDA. Pursuant to the PRC laws and regulations on the administration and supervision of the pharmaceutical manufacturers in the PRC, a pharmaceutical manufacturer must obtain pharmaceutical manufacturing permit from SFDA’s provincial branch. This permit is valid for five years and is renewable upon its expiration. Our current pharmaceutical manufacturing permit, issued by the Heilongjiang branch of SFDA, will be valid until January 1, 2011. We have applied for the renewal of the pharmaceutical manufacturing permit in July 2010 and expect to renew our pharmaceutical manufacturing permit in due course.

A pharmaceutical manufacturer must meet the GMP standards for each of its production facilities in the PRC in respect of each form of pharmaceutical products it produces. If a manufacturer meets the GMP standards, SFDA will issue to the manufacturer a GMP certificate with a five-year validity period. We have obtained GMP certification from SFDA to produce pharmaceutical products and raw materials in China for all of our manufacturing facilities.  The GMP certification criteria include institution and staff qualifications, production premises and facilities, equipment, raw materials, hygiene conditions, production management, quality controls, product distributions, maintenance of sales records and manner of handling customer complaints and adverse reaction reports. In addition, we have obtained pharmaceutical manufacturing permits from the provincial food and drug administration. Our current pharmaceutical manufacturing permit, issued by the Heilongjiang branch of SFDA, will be valid until August 17, 2011. We expect to renew our GMP in due course.

Approval and Registration of Pharmaceutical Products

A medicine must be registered and approved by the SFDA before it can be manufactured. A pharmaceutical manufacturer is allowed to manufacture a medicine only if it has obtained the medicine registration approval of such medicine. The registration and approval process requires the manufacturer to submit to SFDA a registration application containing detailed information concerning the efficacy and quality of the medicine and the manufacturing process and the production facilities the manufacturer expects to use. The effective term of such medicine registration approval is five years and the pharmaceutical manufacturer needs to apply for and obtain the renewed medicine registration approval if it intends to continue manufacturing such medicine upon the expiration of the first five-year term. The process by SFDA for issuing and renewing the medicine registration approvals can be lengthy, and the results are unpredictable.

All of our products other than Siberian Ginseng Extract, Badger Fat and Tonic Extract of Ginseng and Vension have received medicine registration approvals from SFDA, which approves their manufacturing with a national standard. Our PRC subsidiary is in the process of renewing the drug approval registrations for certain of its products and medicines that are currently in production. Such applications have been accepted by SFDA and our PRC subsidiary is allowed by SFDA to continue to use the current drug approval numbers to manufacture its products and medicines during the application process.

Pursuant to the agreements for the free use of drug approval numbers between Stock Co. and our PRC subsidiary, our PRC subsidiary is also producing three additional products (namely Siberian Ginseng Extract, Badger Fat and Tonic Extract of Ginseng and Vension) which are registered under the name of Stock Co. These three products are produced in Dofanghong pharmaceutical plant, the ownership of which is still under Stock Co.  We have submitted applications to SFDA for the transfer of the registrations of these three products from Stock Co. to us (without the payment of additional consideration). Before the transfer is completed, such arrangement made by our PRC subsidiary may be deemed as producing these three products without obtaining required drug approvals, which may result in administrative penalties including confiscation of the inventories of these three products, confiscation of the gains arising from the manufacturing of these three products, fines, suspension of the operation and/or revocation of the Drug Production Permit of our PRC subsidiary.

Price Controls

The retail prices of certain pharmaceuticals sold in China, primarily those included in the national and provincial Medical Insurance Catalogs and those pharmaceuticals whose production or trading are deemed to constitute monopolies, are subject to price controls in the form of fixed prices or price ceilings. The retail prices of medicines that are subject to price controls are administered by the Price Control Office of the National Development and Reform Commission, or the NDRC, and provincial and regional price control authorities.  Of our products, Siberian Ginseng Tablets, Compound Yangjiao Tablets, Tianman Pills, Banlangen Granules, Qing Re Jie Du Oral Liquid, Compound Honeysuckle Granules and Shengmai Granules, are subject to price controls. These seven procuts accounted for 88.9% of our total sales in fiscal year 2009.

Reimbursement Under the National Medical Insurance Program

The Ministry of Labor and Social Security, together with other government authorities of the PRC, determines which medicines are to be included in or removed from the national insurance medicine catalog (including Tier A and Tier B medicines) for the National Medical Insurance Program, which may affect the amounts reimbursable to program participants for their purchases of medicines. These determinations are based on a number of factors, including price and efficacy of a medicine. Although it is designated as a national program, the implementation of the National Medical Insurance Program is delegated to provincial governments, each of which has established its own medicine catalog. A provincial government must include all Tier A medicines listed in the national insurance medicine catalog in its provincial medicine catalog, but may at its sole discretion add other medicines to, or exclude Tier B medicines listed in the national insurance medicine catalog from, its provincial medicine catalog, so long as the combined numbers of the medicines added and excluded do not exceed 15% of the Tier B medicines listed in the national catalog. Depending on which Tier A or Tier B medicine is classified as in the provincial medicine catalog, a National Medical Insurance Program participant residing in that province can be reimbursed for the full cost of a Tier A medicine and for part of the cost of a Tier B medicine.

Currently, four dosages of our products, including Siberian Ginseng Tablets, Shengmai Granules, Banlangen Granules and Qing Re Jie Du Oral Liquid, are included in the national catalog of the 2009 version and seven dosages of our products, including Siberian Ginseng Tablets, Shengmai Granules, Banlangen Granules, Compound Honeysuckle Granules, Tianma Pills, Compound Yangjiao Tablets and Qing Re Jie Du Oral Liquid, are included in the provincial medicine catalogs of Heilongjiang province.

National essential drug list

The national essential drug list is a part of the recent 2009 healthcare reform of the PRC. This new catalog is considered superior to the national medical insurance catalog because all medicines in the essential drug list are Tier A medicines in the national medical insurance catalog. Under the healthcare reform, the Chinese government proposed to establish a national basic medicine system based on a national essential drug list. According to the relevant policy, 90% of China’s citizens will be covered by a universal healthcare system by the year 2012. As a result, a vast majority of patients will be fully reimbursed for medicines listed in the national essential drug list and partially reimbursed for medicines listed in the national medicine insurance catalog for the National Medical Insurance Program. Two of our products, Shengmai Granules and Banlangen Granules, have been included in the national essential drug list. We therefore believe our company will enjoy long-term benefits from the healthcare reform as more patients could afford our products due to such full reimbursement. In addition, we expect that we will become one of China’s essential medicine suppliers as the PRC government moves forward with its reforms in 2010 and 2011.

Environmental Matters

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities. Our operating facilities have received certifications from the relevant PRC government agencies in charge of environmental protection indicating that the operations are in compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws. The Company is in the process of applying for certification issued by the relevant local environmental protection bureau to certify Ah City plant’s compliance of environmental laws.

Employees

As of July 31, 2010, we have 66 full-time employees who have entered into labor contracts with our PRC subsidiary; we have approximately 450 employees dispatched from a labor dispatching company.  We have approximately 40 employees in management positions, 30 in research and development, 420 in the production, storage and distribution, and 30 in the marketing and sales (excluding our 3,000 distributors in over 70 sales centers across 24 provinces in China). Our PRC subsidiary may not fully contribute the social insurance and housing fund for such 66 employees, and may not fully contribute the social insurance for the 450 dispatched employees as required by the agreement between our PRC subsidiary and the relevant employee dispatching agency.

Properties

We lease our Ah City Natural and Biopharmaceutical plant and our Dongfanghong Pharmaceutical plant from Stock Co., a company of which Mr. Shaoming Li, our chairman, chief executive officer and president, is a 50% shareholder and chairman of the board of directors. The lease is approximately 105,000 square feet used for production and inventory. The lease is year-to-year lease, and after May 1, 2010, as a result of the purchase agreement described immediately below, we may lease such facilities without any rent.

On October 12, 2009, we entered into a purchase agreement with Stock Co. to acquire the land use right, property and plant located at our Ah City Natural and Biopharmaceutical plant for a total consideration of $23,472,000. Pursuant to the purchase agreement, a payment of $14,670,000 was made to Stock Co. in October 2009, with a final payment of $8,802,000 due by December 31, 2011, at which time title for the assets will be transferred to us.

Our PRC subsidiary entered into a Contract Letter dated March 3, 2007 with Yerui Pharmaceutical Co of Zhongfa Industry Group (“Yerui”), under which our PRC subsidiary may, at a consideration of RMB 3,600,000 (including repayment of a bank loan granted by Agricultural Bank of China originally borrowed by Yerui with the amount of RMB 1,090,000), acquire the properties and assets of Yerui’s Chinese traditional extraction plant located at Qingyang Area of Harbin. Our PRC subsidiary is currently allowed by Yerui to occupy and use the Qingyang plant. However, our PRC subsidiary has not fully paid the bank loan on behalf of Yerui nor has the ownership of the properties of Qingyang plant been transferred to our PRC subsidiary. Additionally, the properties of Qingyang plant have been mortgaged to Agricultural Bank of  China as collateral for the bank loan, and the Agricultural Bank of China will have the right to dispose of the mortgaged properties.

Our PRC subsidiary entered into a Property Purchase Contract dated April 10, 2010 with Heilongjiang Yongtai Co, pursuant to which our PRC subsidiary may purchase the 10th and 11th floors of the building located at No. 28, Changjiang St., Nangang District of Harbin Municipal. Our PRC subsidiary has paid the 1st installment of the total purchase price pursuant to such Property Purchase Contract and upon the full payment of the purchase price, Heilongjiang Yongtai Co will transfer the ownership of such property to our PRC subsidiary.

We believe that our facilities are suitable for our current operations.  As part of our growth strategy, we plan to expand our production capacity at our current facilities and to acquire and construct new facilities in the future.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of its operations in the normal course of business. Any of these claims could subject us to costly litigation and, while we generally believe that we have adequate insurance to cover many different types of liabilities, our insurance carriers may deny coverage or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on our results of operations and financial position. Additionally, any such claims, whether or not successful, could damage our reputation and business. We are not a party to, or threatened by, any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

Corporate Information

Our principal executive office is located at The 11th Floor, Changjiang International Building, No. 28, Changjiang Road, Nangang District, Harbin, Heilongjiang Province, P.R. China 150090. Our telephone number at that address is 86-451-8260-2162. Our website address is www.renhuang.com. The information on our website is not a part of this prospectus.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers and Significant Employees

The following table sets forth the name and age of each member of our board of directors and/or executive officers, the positions and offices held by each of them with us, and the period during which each has served as one of our directors and/or executive officers.  Directors serve until the election and qualification of their successors.  There was no arrangement or understanding between any executive officer or director and any other person pursuant to which any person was elected as an executive officer or director.  There are no family relationships between any of our directors, executive officers, director nominees or significant employees.

Name	Age	Position	Since

Shaoming Li	47	Chairman of the board of directors, Chief Executive Officer, and President	2006
Xiaoying Lu	35	Interim Chief Financial Officer	2010
Jiang He	38	Secretary	2006
Xiaoheng Shao	53	Director	2010
Changxiong Sun	65	Director	2010
Bingchun Wu	73	Director	2010

Shaoming Li has served as the chairman of the board of directors, chief executive officer and president since founding Harbin Renhuang Pharmaceutical Co. Ltd. in 2006. Mr. Li has more than 20 years experience from the pharmaceutical and finance industry. Mr. Li has been the chairman and chief executive officer of Harbin Renhuang Pharmaceutical Stock Co. Ltd since 1996. From 1984 to 1996, Mr. Li served as vice chairman of Shenzhen Health Pharmaceutical Co. Ltd, a company dedicated to drug research, production, and sales. Mr. Li is a professor at Harbin Business University and Northeastern Agriculture University. Mr. Li also served as vice chairman of Heilongjiang Provincial Chinese Traditional Medicine Association and Heilongjiang Provincial Medicine Association. Mr. Li graduated from Central University of Finance and Economics in Beijing, China with a bachelor degree in finance.

Xiaoying Lu has served as our interim CFO since August 2010. Prior to joining us, Ms. Lu was director of accounting at Harbin Santong Energy Limited Company, a PRC company with more than 500 employees, since 2004. Ms. Lu is a certified senior accountant and graduated from Harbin Institute of Economic Management with a Bachelor’s degree in Accounting.

Jiang He was hired as our as special assistant to the president in 2004 and has served as secretary since 2006. In this role he is in charge of asset management, risk and crisis management, and internal audit. From 2001 to 2004, prior to joining our company, he was the vice general manager of Heilongjiang Tiansheng High Tech Co. Ltd. In this position Mr. He was primarily responsible for managing projects, such as, but not limited to, Clean Coal Projects. He received his Masters degree in Industrial Economics in July, 2004, and his Bachelor degree in Management from Jilin University in 1992.

Xiaoheng Shao has served as our independent director and chairman of the audit committee since April 2010. Mr. Shao currently serves as independent director of AsiaInfo-Linkage, Inc., a China-based telecom software solutions provider listed on NASDAQ and China Medicine Corporation, a distributor and developer of medicines listed on the bulletin board, and as chairman of the nominating committee of Agria Corporation, a Chinese agricultural company listed on the NYSE. He also serves as the chairman of the audit committee of: China Biologic Products, Inc., a plasma-based biopharmaceutical company listed on NASDAQ; China Recycling Energy Corporation, an energy recycling system design company listed on NASDAQ; Yongye International, Inc., a Chinese agricultural company listed on NASDAQ; and China Nuokang Bio-Pharmaceutical, Inc., a biopharmaceutical company listed on NASDAQ. He served as the chief financial officer of Trina Solar Limited from 2006 to 2008, where he assisted in its listing on the NYSE in 2006. In addition, Mr. Shao served from 2004 to 2006 as the chief financial officer of ChinaEdu Corporation, a Chinese educational service provider, and of Watchdata Technologies Ltd., a Chinese security software company. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately a decade. Mr. Shao received his master’s degree in health care administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Mr. Shao is a member of the American Institute of Certified Public Accountants.

Changxiong Sun has served as our director since April 2010.  Mr. Sun has also served as a Professor and Doctoral Tutor at the Management College of Harbin Institute of Technology since 2005, and Executive Director of the Overseas Development and Layout Association of China Industry since 2005.  Mr. Sun has served as the Director of the Heilongjiang Dongbeiya Economy and Technology Committee since 2005.  From 2004 to 2005, Mr. Sun served as the Vice Secretary General of the Harbin Municipal Government Committee.  From 1999 to 2004, Mr. Sun served as the Director of the Harbin Finance Management Department.  Mr. Sun has a degree in Management Science and Engineering from the Harbin Institute of Technology.

Bingchun Wu has served as our director since April 2010.  Mr. Wu has also served as the Team Leader of the Chinese Medicine Research Group at the Heilongjiang Province Chinese Medicine Research Institute since 2006.  From 2006 to 2007, Mr. Wu served as the Chief Expert of the Chinese Medicine Group of the Innovation System of Heilongjiang Province Science and Technology Department.  From 2004 to 2006, Mr. Wu served as the Director of the Chinese Pharmacology Research Office and the Head of Chinese Medicine Research at the Heilongjiang Province Science and Technology Department.  Mr. Wu has a degree in Pharmaceutical Science from Shenyang Medicine University and a bachelor degree in Financial Management from Harbin University of Commerce.

Board and Board Committees

Our Board consists of four members, Shaoming Li, Xiaoheng Shao, Changxiong Sun and Bingchun Wu.  Our Board has determined that each of Mr. Shao, Mr. Sun and Mr. Wu is “independent” under the listing standards of the NYSE Amex.

Our board of directors has established the following committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Each of these committees consists of Mr. Shao, Mr. Sun and Mr. Wu, each an independent director.  Mr. Shao serves as Chairman of the Audit Committee, Mr. Sun serves as Chairman of the Nominating and Corporate Governance Committee and Mr. Wu serves as Chairman of the Compensation Committee.  We have adopted a written charter for each of the committees.

Audit Committee Financial Expert

Our Board has determined that Mr. Shao meets the requirements of an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Code of Ethics

We have adopted a written Code of Ethics which applies to our directors, officers and employees.  The Code of Ethics is publicly available on our website www.renhuang.com.

Executive Compensation

Our Compensation Committee assists our board of directors in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers.  With the responsibility of establishing, implementing and monitoring our executive compensation program philosophy and practices, our Compensation Committee seeks to ensure that the total compensation paid to our directors and executive officers is fair and competitive.

The following table sets forth information regarding all forms of compensation received by our Principal Executive Officer, Principal Financial Officer and one other executive officer who served in these capacities during the fiscal year ended October 31, 2009 (no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years):

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards		All Other Compensation	Total

Shaoming Li, Chairman of Board of Directors, Chief Executive Officer and President	2009	$31,250	$-0-	$-0-	$-0-		$-0-	$31,250
	2008	$31,250	$-0-	$-0-	$-0-		$-0-	$31,250
Zuo-Liang Wang *, Interim Chief Financial Officer	2009	$4,500	$-0-	$-0-	$-0-		$-0-	$4,500
	2008	$4,500	$-0-	$-0-	$-0-		$-0-	$4,500
Jiang He, Secretary	2009	$4,500	$-0-	$-0-	$-0	-	$-0-	$4,500
	2008	$4,500	$-0-	$-0-	$-0-		$-0-	$4,500

*Mr. Wang resigned as interim chief financial officer on January 13, 2010, and was replaced by Yan Yi Chen, who resigned effective August 3, 2010.

Employment Agreements

We have no employment agreements with our executive officers.  Our chairman, chief executive officer and president, Mr. Li receives $31,250 in annual salary and is reimbursed for out of pocket expenses. Our secretary, Mr. He receives $4,500 in annual salary and is reimbursed for out of pocket expenses.

Benefit Plans

We do not have any profit sharing plan or similar plans for the benefit of our officers, directors or employees. However, we may establish such plans in the future.  Certain employees of our subsidiary, including Shaoming Li, our chairman, chief executive officer and president, have pension and healthcare benefits through plans offered by such subsidiary, as required by local Chinese laws.

2007 Non-Qualified Company Stock Grant and Option Plan and 2003 Omnibus Securities Plan

On March 19, 2007, our board of directors approved the 2007 Non-Qualified Company Stock Grant and Option Plan (the “2007 Plan”).   The 2007 Plan is intended to serve as an incentive and to encourage stock ownership by our  directors, officers, and employees, and certain persons rendering service to us, so that such persons may acquire or increase their proprietary interest in our success, and to encourage them to remain in our service.  Under the 2007 Plan, up to 200,000 shares of our common stock may be subject to options.

On February 28, 2003, our board of directors approved the Renhuang Pharmaceuticals, Inc.  2003 Omnibus Securities Plan (the “2003 Plan”), which was approved by our shareholders on April 11, 2003.  The 2003 Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees.  The 2003 Plan allows for the award of stock and options, up to 25,000 (after giving effect to the 1-for-30 reverse stock split in 2006) shares of our common stock.  On May 1 of each year, the number of shares in the 2003 Securities Plan is automatically adjusted to an amount equal to ten percent of our outstanding stock on April 30 of the immediately preceding year.  As of April 30, 2009, the number of shares of common stock outstanding was 35,096,680 making 3,509,668 shares of common stock subject to the 2003 Plan

As of October 31, 2009, there were no options or other financial instruments outstanding under either the 2007 Plan or 2003 Plan.

Board Compensation

Mr. Li was our sole director for the fiscal year ended October 31, 2009 and did not receive any compensation for his services as a director for the fiscal year ended October 31, 2009.

We recently appointed outside directors Messrs. Xiaoheng Shao, Changxiong Sun, and Bingchun Wu.  Messrs. Sun and Wu will each receive RMB3,000 ($439) per month for Board meeting attendance and will be reimbursed for their expenses incurred in performing their duties.  In addition, Mr. Shao, the Chair of our Audit Committee, will receive $3,000 per month for Board meeting attendance and will be reimbursed for his expenses incurred in performing his duties as an outside director. Further, Mr. Shao will receive an option for 70,000 shares of our common stock pursuant to our 2003 Omnibus Securities Plan that will vest quarterly from the date of grant, conditioned upon continued service on such quarterly dates, such options having a contractual life of three years.

Severance and Change of Control Agreement

As of October 31, 2009, we had no agreements or arrangements providing for payments to a named executive officer in connection with any termination.

Outstanding Equity Awards at Fiscal Year End

As of October 31, 2009, none of our named executive officers held any stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of November 17, 2010, information concerning the beneficial ownership of shares of our common stock held by our directors, our named executive officers, our directors and executive officers as a group, and each person known by us to be a beneficial owner of 5% or more of our outstanding common stock.

Beneficial ownership is determined according to the rules of the SEC.  Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person has the right to acquire within 60 days after the measurement date, such as pursuant to options, warrants or convertible notes.  Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information each of them has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property or similar laws may apply.  For purposes of the column for shares underlying convertible securities, in accordance with rules of the SEC, shares of our common stock underlying securities that a person has the right to acquire within 60 days of November 17, 2010 are deemed to be beneficially owned by such person for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Total Outstanding		Shares Underlying Convertible Securities (1)	Total	Percent (2)
Directors and Named Executive Officers
Shaoming Li (3)	17,850,000	(4)	0	17,850,000	47.93%
Jiang He	0		0	0	0%
Xiaoying Lu	0		0	0	0%
Xiaoheng Shao	0		5,833	5,833	0.02%
Changxiong Sun	0		0	0	0%
Bingchun Wu	0		0	0	0%
Directors and executive officers as a group (6 persons)	17,850,000	(4)	17,855,833	17,855,833	47.95%

5% Beneficial Owners
Dianjun Pi – Total Prosperity Company Ltd (5)	3,159,450		0	3,159,450	8.48%
Tuya Wulan – New BVI Co. (6)	2,975,000		0	2,975,000	7.99%
Yunman Cheung – China Wealth Sources Co. (7)	4,278,000		0	4,278,000	11.49%

(1)	Includes shares of our common stock issuable upon exercise of options or upon conversion of warrants or convertible notes within 60 days.

(2)	Based on 37,239,536 shares of our common stock outstanding as of November 17, 2010.

(3)	The address for this beneficial owner is No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, China 150050.

(4)	Includes 17,850,000 shares of Common Stock owned by Celebrate Fortune Company Limited, an entity controlled by Mr. Shaoming Li.

(5)	Includes 3,159,450 shares of Common Stock owned by Total Prosperity Company Ltd, an entity controlled by Mr. Dianjun Pi.

(6)	Includes 2,975,000 shares of Common Stock owned by New BVI Co., an entity controlled by Mr. Tuya Wulan.

(7)	Includes 4,278,000 shares of Common Stock owned by New China Wealth Sources Co., an entity controlled by Mr. Yun Man Cheung.

Change in Control

The Company is not aware of any arrangements including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Mr. Shaoming Li, our chairman, chief executive officer and president, is also chairman and a 50% shareholder of Stock Co.  We lease property and a plant from Stock Co.  Our rental expenses for this lease during the years ended October 31, 2009 and 2008 amounted to $615,594 and $596,024, respectively.

During the years ended October 31, 2009 and 2008, we sold goods in the amount of $430,889 and $0, respectively, to Heilongjiang Renhuang Pharmaceutical Limited, a company in which Mr. Li is a major shareholder.

On October 12, 2009, we through our  wholly-owned subsidiary, Renhuang China, entered into a Purchase Agreement with Stock Co, to acquire the land use right, property and plant located at our Ah City Natural and Biopharmaceutical Plant, for a total consideration of $23,472,000.  Pursuant to the Purchase Agreement, a payment of $14,670,000 was made to Stock Co., in October 2009 and recorded as deposits on the consolidated balance sheet.  Pursuant to the Purchase Agreement, final payment of $8,802,000 is due by December 31, 2011, at which time title for the assets will be transferred. Accordingly the transaction is considered incomplete as at October 31, 2009.

On September 1, 2009, we through our wholly-owned subsidiary, Renhuang China, entered into a Purchase Agreement with Stock Co., to acquire two production patents, for a total consideration of $2,347,200.  Pursuant to the Purchase Agreement, a payment of $1,467,000 was made to Stock Co., in October 2009 and recorded as deposits on the consolidated balance sheet.  Pursuant to the Purchase Agreement, final payment of $880,200 is due by December 31, 2010, at which time title for the assets will be transferred. Accordingly the transaction is considered incomplete as at October 31, 2009.

The purchase prices for the real property and patent purchase transactions described above were based on appraisal reports issued by an independent third party appraisal firm in China. There were no independent directors on our board of directors at the time of the transactions. As such, both of the transactions were approved by our then sole director, Shaoming Li and our management. When making the transaction decisions, our then sole director and our management considered multiple factors, including, without limitation, the following: Stock Co. did not desire to continue to lease the land and facilities to us on the terms and conditions of the original lease; moving to a new production facility would made it necessary for us to apply for the reissuance of our GMP certificates, production licenses and drug approval numbers following tests and evaluations of the new facility, which could affect the stability of our business operations; we were continually upgrading our production facilities and certain changes to the facilities need to be approved by the lessor, which could create instability for our expanded production and long-term operations and restrict our development and possibly create unnecessary financial burdens; we desired to decrease any continued related party transactions, and continuing to lease the land and facilities from an affiliate entity would involve an ongoing related party transaction; the land and facilities were to be purchased at a fair market value price based on an appraisal by an independent third party appraisal firm.

Review, Approval or Ratification of Transactions with Related Persons

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law.  Such transactions require the approval of our board of directors.

DESCRIPTION OF SECURITIES

Renhuang is presently authorized under its Articles of Incorporation, as amended, to issue 100,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, no par value.

The following is a description of our capital stock, including their material terms and provisions and as such terms and provisions are applied to our Articles of Incorporation, as amended, By-laws, and the applicable corporate laws of the State of Nevada.

Common Stock

At November 17, 2010, we had 37,239,536 shares of common stock issued and outstanding. The holders of Renhuang’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We may pay dividends at such time and to the extent declared by the Board of Directors in accordance with Nevada corporate law. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

We are currently authorized to issue 1,000,000 shares of preferred stock. There are currently no issued or outstanding shares of preferred stock.

The Board of Directors is authorized, subject to any limitation prescribed by the laws of the State of Nevada, but without further action by our stockholders, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series without any further vote or action by stockholders. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company. The terms of the preferred stock are not defined in our Articles of Incorporation.

Common Stock Purchase Options

We have agreed to sell to our underwriter, •, for $ •, an option to purchase up to a total of • shares of common stock at $ • per share. The shares issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Common Stock Purchase Option”.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides aggregate information as of October 31, 2009 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.  As of October 31, 2009, no shares of our common stock have been reserved for issuance under either the 2003 Omnibus Securities Plan or the 2007 Non-Qualified Company Stock Grant and Option Plan.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, and warrants	Weighted-average exercise price of outstanding options, and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity compensation plans approved by security holders	0	$0.00	3,509,678
Equity compensation plans not approved by security holders	0	$0.00	200,000
Total	0	$0.00	3,709,678

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated •, 2010, we have agreed to sell to •, the underwriter named below, and • has agreed to purchase on a firm commitment basis the number of shares offered in this offering set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Name	Number of Shares
•

Total

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriter is committed to purchase all shares offered in this offering, other than those covered by the over-allotment option described below, if the underwriter purchases any of these securities. The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligation of the underwriter may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligation is subject to various customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions of our counsel.

Pricing of Securities

The underwriter has advised us that it proposes to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the Financial Industry Regulatory Authority (FINRA), at such price less a concession not in excess of $ • per share. The underwriter may allow, and the selected dealers may reallow, a concession not in excess of $ • per share to certain brokers and dealers. After this offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriter. These prices should not be considered an indication of the actual value of our shares and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Our common stock is listed on the NYSE Amex under the symbol “CBP”. On November 17, 2010, the closing market price of our common stock as reported by the NYSE Amex was $2.27. The public offering price for the shares was determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the shares, in addition to prevailing market conditions, were our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, the public demand for our securities in this offering, and the consideration of the above factors in relation to market valuation of companies in related businesses.

We cannot be sure that the public offering price will correspond to the price at which our shares will trade in the public market following this offering or that an active trading market for our shares will develop and continue after this offering.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriter by us and the proceeds, before expenses, payable to us, assuming a $ • offering price. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

(1)	Underwriting discount is $ • per share.

(2)	We estimate that the total expenses of this offering, excluding the underwriter’s discount, are approximately $ •.

Over-allotment Option

We have granted the underwriter an option, exercisable for 45 days after the closing date of this offering, to purchase up to 15% of the shares of common stock sold in the offering (• additional shares) solely to cover over-allotments, if any, at the same price as the initial shares offered.

Other Terms

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriter has informed us that it does not expect to confirm sales of shares offered by this prospectus to accounts over which it exercises discretionary authority without obtaining the specific approval of the account holder.

We have also granted • a right of first refusal to conduct future offerings for us during the 9 months following the closing date of this offering.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our securities. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares in the open market.

•
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriter sells more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•
Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on The NYSE Amex or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of the Common Stock

We have not taken any action to permit a public offering of shares of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common shares and the distribution of the prospectus outside the United States.

In addition to the public offering of the shares in the United States, the underwriter may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

Italy.   This offering of shares of our common stock has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common shares may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to our common stock be distributed in Italy, except (1) to professional investors (  operatori qualificati  ); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of our common shares or distribution of copies of this prospectus or any other document relating to our common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending,  inter alia  , on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.   The offering of shares of our common stock is not a public offering in the Federal Republic of Germany. The common shares may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market our common shares in or out of the Federal Republic of Germany. Our common shares are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. Our common shares will only be available to persons who, by profession, trade or business, buy or sell securities for their own or a third party’s account.

France.   The shares of our common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the common shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the common shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.  “Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Greece.  The present prospectus has been submitted for approval by the United States Securities and Exchange Commission, or the US SEC, and not the Greek Capital Market Committee. All information contained in the prospectus is true and accurate. The offering of the shares of our common stock does not constitute an initial public offer in Greece according to CL. 2190/1920 and L. 3401/2005 as amended and in force. This prospectus is strictly for the use of the entity to which it has been addressed to by us and not to be circulated in Greece or any other jurisdiction.

This information and documentation is true and accurate and in conformity with the information contained in the prospectus for the offer of shares of our common stock, which is being reviewed for approval only by the United States Securities and Exchange Commission, and does not constitute provision of the investment service of investment advice according to L. 3606/2007. Any recipient of this material has stated to be a qualified and experienced investor and will evaluate the contents and decide on his/her own discretion whether to participate or not in this offering.

Switzerland.   This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.    In the United Kingdom, the shares of common stock offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any common shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended), or the FSMA and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the common shares offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Sweden.   Neither this prospectus nor the shares of common stock offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the common shares offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway.   This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark.   This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of the shares of common stock will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

The Netherlands.   Underwriters may not offer, distribute, sell, transfer or deliver any of our securities, directly or indirectly, in The Netherlands, as a part of their initial distribution or at any time thereafter, to any person other than our employees or employees of our subsidiaries, individuals who or legal entities which trade or invest in securities in the conduct of their profession or business within the meaning of article 2 of the Exemption Regulation issued under the Securities Transactions Supervision Act 1995  ( Vrijstellingsregeling Wet toezich teffectenverkeer1995 ), which includes banks, brokers, pension funds, insurance companies, securities institutions, investment institutions, and other institutional investors, including, among others, treasuries of large enterprises who or which regularly trade or invest in securities in a professional capacity.

Cyprus. Each of the book running managers has represented, warranted and agreed that:  (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, or the IFL, in relation to the shares of common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each book running manager has represented, warranted and agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii)it has not and will not offer any of the shares of common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Israel.   The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The common shares may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the common shares or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Oman.  For the attention of the residents of Oman:

The information contained in this prospectus neither constitutes a public offer of securities in the Sultanate of Oman  as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman, or the CMA. Additionally, this prospectus is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This prospectus has been sent at the request of the investor in Oman, and by receiving this prospectus, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this prospectus has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the shares within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The underwriter is not a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor a bank licensed by the Central Bank of Oman to provide investment banking services in Oman. The underwriter does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

United Arab Emirates.  his document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. The sale of the shares does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise.

The shares may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The shares may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the Company and the representatives represent and warrant that the shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

People’s Republic of China.    This prospectus may not be circulated or distributed in the People’s Republic of China, or PRC, and our common stock may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the shares of common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong.  The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the common units or shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by DLA Piper LLP (US), New York, New York. •, has acted as counsel for the underwriter. Legal matters as to PRC law will be passed upon for us by Guangsheng & Partners and for the underwriter by •.

EXPERTS

The financial statements as of and for the year ended October 31, 2009 included in this prospectus have been audited by Windes & McClaughry, independent certified public accountants to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The financial statements as of and for the year ended October 31, 2008 included in this prospectus have been audited by MSPC, independent certified public accountants to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)             is not liable pursuant to Nevada Revised Statute 78.138, or

(b)            acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)             is not liable pursuant to Nevada Revised Statute 78.138; or

(b)            acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)           the creation of a trust fund;

(b)           the establishment of a program of self-insurance;

(c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)           the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)           by the stockholders;

(b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions

Our Restated Articles of Incorporation contains the following provisions concerning the indemnification of our directors and officers:

“Article XIV. In addition to, and in no way limiting the powers or authority now or hereafter conferred upon the Corporation by the Articles of Incorporation, the By-Laws of the Corporation, or the laws of the State of Nevada, the Corporation shall possess, and may exercise all powers of indemnification of officers, directors, employees, agents, and other persons and all powers and authority incidental thereto (including without limitation of power and authority to advance expenses, and to purchase and maintain insurance with respect thereto), without regard to whether or not such powers and authority are specifically provided for by Nevada corporation codes. The Board of Directors of the Corporation is hereby authorized and empowered on behalf of the Corporation and without shareholder action, to exercise all of the Corporation's authority and powers of indemnification.”

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock being offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is  www.sec.gov  .

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Renhuang Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheet of Renhuang Pharmaceuticals, Inc. as of October 31, 2009, and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for the year ended October 31, 2009. Renhuang Pharmaceuticals, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Renhuang Pharmaceuticals, Inc. as of October 31, 2009, and the results of their operations and their cash flows for the year ended October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Windes & McClaughry
Windes & McClaughry Accountancy Corporation

Long Beach, California
January 29, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Renhuang Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheet of Renhuang Pharmaceuticals, Inc. (the "Company"), as of October 31, 2008, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2008, and the results of their operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ MSPC
Certified Public Accountants and Advisors
A Professional Corporation

New York, New York
August 28, 2009, except as to the restatement discussed in Note 18 to the consolidated financial statements for which the date is November 25, 2009

RENHUANG PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	Note	October 31, 2009	October 31, 2008
		US$	US$
			Restated
ASSETS
Current assets:
Cash and cash equivalents		8,111,514	9,747,693
Trade receivables, net	7	23,203,410	20,844,479
Due from related parties	11	130,199	-
Inventory, net	9	3,024,016	2,625,385
Prepayments		89,281	33,695
Other receivables, net	8	102,613	133,642
Total current assets		34,661,033	33,384,894

Property and equipment, net	10	2,352,163	2,620,949

Deposits	11	16,137,000	-

Total assets		53,150,196	36,005,843

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable		369,329	193,934
Value added tax payable		1,186,642	693,607
Due to related parties	11	-	159,664
Accrued employee benefits		1,136,267	720,498
Other payable		-	193,384
Total current liabilities		2,692,238	1,961,087

Commitments and Contingencies	16

Shareholders’ equity
Preferred stock (no par value, 1,000,000 shares authorized; none issued and outstanding as of October 31, 2009 and 2008)	13	-	-
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,239,536 and 35,096,680 issued and outstanding as of October 31, 2009 and 2008, respectively)	13	37,240	35,097
Additional paid-in capital		7,596,525	6,595,400
Common stock warrants	14	496,732	-
Reserves	15	3,372,697	2,867,674
Accumulated other comprehensive income		3,367,659	3,301,314
Retained earnings		35,587,105	21,245,271
Total shareholders’ equity		50,457,958	34,044,756

Total liabilities and shareholders’ equity		53,150,196	36,005,843

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

		For the year ended October 31,
	Note	2009	2008
		US$	US$
			Restated

Sales, net		43,411,562	34,474,490

Cost of goods sold		20,311,410	15,980,638

Gross profit		23,100,152	18,493,852

Operating and administrative expenses:
Sales and distribution		3,649,820	3,318,418
General and administrative		2,117,114	2,877,516
Research and development		2,529,085	2,124,511
Total operating expenses		8,296,019	8,320,445

Income from operations		14,804,133	10,173,407

Other income:
Interest income		42,724	85,993
Other income, net		-	31,699
Income from operations before income tax expenses		14,846,857	10,291,099

Income tax expenses	5	-	-
Net income		14,846,857	10,291,099

Other comprehensive income:
Cumulative currency translation adjustments		66,345	2,391,856

Total comprehensive income		14,913,202	12,682,955

Earnings per common stock- Basic		0.41	0.29
Earnings per common stock - Diluted		0.41	0.29

Weighted average common stock outstanding
Basic		36,088,853	35,096,681
Diluted		36,088,853	35,096,681

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common stock					Accumulated
	($0.001 par value)		Additional	Common		Other		Total
	Number of	Par	Paid-in	Stock	Reserves	Comprehensive	Retained	Shareholders’
	Shares	Value	Capital	Warrants		Income	Earnings	Equity
		US$	US$	US$	US$	US$	US$	US$
Balance as of November 1, 2007	35,096,680	35,097	6,595,400	31,699	1,841,734	909,458	11,980,112	21,393,500
Cancellation of warrants	-	-	-	(31,699)	-	-	-	(31,699)
Net income	-	-	-	-	-	-	10,291,099	10,291,099
Appropriation to statutory reserves	-	-	-	-	1,025,940	-	(1,025,940)	-
Currency translation adjustments	-	-	-	-	-	2,391,856	-	2,391,856
Balance as of October 31, 2008 (Restated)	35,096,680	35,097	6,595,400	-	2,867,674	3,301,314	21,245,271	34,044,756
Common stock issued	2,142,856	2,143	1,001,125	-	-	-	-	1,003,268
Warrants issued	-	-	-	496,732	-	-	-	496,732
Net income	-	-	-	-	-	-	14,846,857	14,846,857
Appropriation to statutory reserves	-	-	-	-	505,023	-	(505,023)	-
Currency translation adjustments	-	-	-	-	-	66,345	-	66,345
Balance as of October 31, 2009	37,239,536	37,240	7,596,525	496,732	3,372,697	3,367,659	35,587,105	50,457,958

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended October 31,
	2009	2008
	US$	US$
		Restated
Cash flows from operating activities:
Net income	14,846,857	10,291,099
Adjustments to reconcile net income to operating activities:
Depreciation of property and equipment	356,440	339,257
Allowance for doubtful accounts	-	243,282
Warrants cancelled	-	(31,699)
Changes in assets and liabilities:
Increase in trade receivables	(2,328,833)	(11,431,340)
(Increase) decrease in due from related parties	(275,476)	271,198
Increase in inventory, net	(394,750)	(1,513,512)
Increase in prepayments	(55,491)	(22,109)
Decrease in other receivables, net	31,180	112,338
Increase in accounts payable	174,979	22,642
Increase in value added tax payable	491,666	14,197
Increase in accrued employee benefits	414,433	300,480
(Decrease) increase in other payable	(193,472)	176,226
Net cash provided by (used in) operating activities	13,067,533	(1,227,941)

Cash flows from investing activities:
Deposits for land use right and properties	(14,670,000)	-
Deposits for patents	(1,467,000)	-
Purchase of property and equipment	(84,371)	(110,760)
Net cash used in investing activities	(16,221,371)	(110,760)

Cash flows from financing activities:
Proceeds from share issues	1,500,000	-
Net cash provided by financing activities	1,500,000	-

Effect of exchange rate changes on cash	17,659	932,791

Net decrease in cash and cash equivalents	(1,636,179)	(405,910)
Cash and cash equivalents, beginning of year	9,747,693	10,153,603
Cash and cash equivalents, end of year	8,111,514	9,747,693

Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	-	-
Interest paid during the year	-	-

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

1.  ORGANIZATION AND NATURE OF OPERATION

The accompanying consolidated financial statements include the financial statements of Renhuang Pharmaceuticals, Inc. (“Renhuang”) and its subsidiaries.  Renhuang and its subsidiaries are collectively referred to as the “Company.”

Renhuang was incorporated in the State of Nevada on August 18, 1988, originally under the corporate name of Solutions, Incorporated.  It was inactive until August 16, 1996, when it changed its corporate name to Suarro Communications, Inc, and engaged in the business of providing internet based business services.  This line of business was discontinued in 2006, and Renhuang became a non-operating public company.  Renhuang underwent a number of corporate name changes as follows:

June 1997	ComTech Consolidation Group, Inc
February 1999	E-Net Corporation
May 1999	E-Net Financial Corporation
January 2000	E-Net.Com Corporation
February 2000	E-Net Financial.Com Corporation
January 2002	Anza Capital, Inc (“Anza”)
July 2006	Renhuang Pharmaceuticals, Inc.

Effective August 28, 2006, Renhuang completed the acquisition of 100% ownership of Harbin Renhuang Pharmaceutical Company Limited, a company incorporated in the British Virgin Islands.  As a result, Harbin Renhuang Pharmaceutical Company Limited became a wholly owned subsidiary of Renhuang.

Harbin Renhuang Pharmaceutical Company Limited owns 100% of the registered capital of Harbin Renhuang Pharmaceutical Co. Ltd (“Renhuang China”).

The core activities of subsidiaries included in the consolidated financial statements are as follow:
☐	Harbin Renhuang Pharmaceutical Company Limited – Investment holding.

☐	Renhuang China – Development, manufacturing and distribution of pharmaceutical products.

Renhuang China’s principal country of operations is the People’s Republic of China (the “PRC”) and maintains their accounting records in Renminbi (“RMB”).  Substantially all of the Company’s assets and operations are located in the PRC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation of financial statements

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168,  The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162.  This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification (“ASC”), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC.  Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance.  It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  This statement applies beginning in third quarter 2009.  All accounting references have been updated, and therefore SFAS references have been replaced with ASC references.

The Company operates in one operating segment in accordance with accounting guidance FASB ASC Topic 280, “Segment Reporting.”  Our CEO has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

Principles of consolidation

The consolidated financial statements include the financial statements of Renhuang and its subsidiaries.

All inter-company transactions and balances have been eliminated in consolidation.

Effective beginning in the second quarter of 2009, the FASB Topic 810, “Consolidation Topic”, revised the accounting treatment for noncontrolling minority interests of partially-owned subsidiaries.  Noncontrolling minority interests represent the portion of earnings that is not within the parent company’s control. These amounts are now required to be reported as equity instead of as a liability on the balance sheet.  In addition this statement requires net income from noncontrolling minority interest to be shown separately on the consolidated statements of operations and comprehensive income.  As the Company has no noncontrolling interest at October 31, 2009, this change did not have an impact on the Company’s consolidated financial statements.

Use of estimates

The preparation of these consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates and assumptions by management include, among others, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory, property and equipment, reserve for employee benefit obligations, stock warrant valuation, and other uncertainties. Actual results may differ from these estimates.  The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Foreign currency translation

The Company’s principal country of operations is in the PRC. The financial position and results of operations of the subsidiaries are determined using the local currency (“Renminbi” or “RMB”) as the functional currency.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Translation of amounts from RMB into US dollars for reporting purposes is performed by translating the results of operations denominated in foreign currency at the weighted average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (US dollars) are reported as a component of accumulated other comprehensive income in shareholders’ equity.

As of October 31, 2009 and 2008 the exchange rate was RMB6.82 and RMB6.82, respectively. Translation adjustment totaled $66,345 and $2,391,856 for the year ended October 31, 2009 and 2008, respectively.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and demand deposits placed with banks or other financial institutions, which have original maturities less than three months.  There are no restrictions to cash at October 31, 2009 and 2008.  Substantially all of the Company’s cash is held in bank accounts in the PRC and is not protected by the Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance.  Given the current economic environment and risks in the banking industry, there is a risk that deposits may not be readily available.

Trade receivables, net

Trade receivables are recorded at the invoiced amount and do not bear interest. Trade receivable payment terms vary and amounts due from customers are stated in the financial statements net of an allowance for doubtful accounts and sales rebates. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade receivables.  Trade receivables outstanding longer than the payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time the trade receivable is past due, the Company’s previous loss history, the counter party’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off receivables when they are deemed uncollectible, and payments subsequently received on such trade receivables are credited to the allowance for doubtful accounts.  There were no write offs for the years ended October 31, 2009 and 2008.  The Company does not have any off-balance sheet credit exposure related to its customers.

Inventory, net

Inventory consists of raw materials, work-in-progress and finished goods and is valued at the lower of cost or market value. The value of inventory is determined using the FIFO method on production cost and weighted average cost method on overhead cost and includes any related production overhead costs incurred in bringing the inventory to their present location and condition. Overhead costs included in finished goods include, direct labor cost and other costs directly applicable to the manufacturing process.

The Company estimates an inventory allowance for excessive, slow moving and obsolete inventories as well as inventory whose carrying value is in excess of net realizable value.  Inventory amounts are reported net of such allowances.  There were no inventory write offs for the years ended October 31, 2009 and 2008.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Property and equipment, net

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Depreciation is provided over the estimated useful lives of the related assets using the straight-line method.  The estimated useful lives for significant property, plant and equipment categories are as follows:

Machinery and equipment	10 years
Office equipment and furnishings	5-10 years
Motor vehicles	5-10 years

Long-lived assets

The Company’s long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, “ Property, Plant, and Equipment”,  and FASB ASC Topic 205 “ Presentation of Financial Statements ”.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through October 31, 2009, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of Long-Lived assets in the future.

Fair value of financial instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of October 31, 2009 and 2008 the fair value of cash, accounts receivable, other receivables, accounts payable, and other payable approximated carrying value due to the short maturity of the instruments.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Fair value measurements

Effective April 1, 2009, the FASB ASC Topic 825, “Financial Instruments,” requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.

The FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s financial instruments. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

☐	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

☐	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

☐	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of financial instruments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the Company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at October 31, 2009. All instrument as of October 31, 2008 are considered as Level 1.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition”, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

As of October 31, 2009, the Company has no sales or contracts that included multiple deliverables that would fall under the scope of FASB Topic ASC 605, “ Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force .”

The Company provided annual sales rebates to its distributors based upon sales volumes.  Sales rebates are recorded as a current liability at the time of the sale based upon the Company’s estimates of whether each customer would be entitled to rebates for the year.  At year end, the accrued rebate amount is adjusted to the actual amount earned and reclassified to trade receivables in accordance with legal right of offset.  Sales rebates were deducted from sales in the accompanying consolidated statements of operations and comprehensive income.

As of October 31, 2009 and 2008, the Company has accrued $3,020,898 and $3,893,304, respectively, for sales rebates.   For the year ended October 31, 2009 and 2008, the Company has deducted sales rebates in the amount of $8,848,658 and $8,229,838, respectively, from sales.  Sales rebates are calculated based on terms specified in contracts with individual distributors.

Sales returns and allowances

The Company does not allow return of products except for products that were damaged during shipment. The total amount of returned product is less than 0.05% of total sales. The cost of damaged products is netted against sales and cost of goods sold, respectively.

Cost of goods sold

Cost of goods sold primarily consists of direct and indirect manufacturing costs, including production overhead costs and shipping and handling costs for the products sold.

Sales and marketing

Sales and marketing costs consist primarily of advertising and market promotion expenses, and other overhead expenses incurred by the Company’s sales and marketing personnel. Advertising expenses amounted to $3,590,965 and $3,155,063 during the years ended October 31, 2009 and 2008, respectively.

Advertising costs are expensed as incurred.

Research and development

Research and development (“R&D”) costs are expensed as incurred.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Employee benefit costs

According to the PRC regulations on pension, a company contributes to a defined contribution retirement plan organized by municipal government in the province in which Renhuang China was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% of the employees’ salaries above a fixed threshold amount. Employees contribute 4% and Renhuang China contributes the balance of 16%.

Share-based compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “ Equity ” and FASB ASC Topic 718, “ Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our condensed consolidated statement of income and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

There was no share-based compensation in the years ended October 2009 and 2008.

Taxation

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company accounts for income tax under the provisions of FASB ASC Topic 740, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company does not have any long-term deferred tax assets or liabilities in China that will exist once the tax holiday expires. The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.

The Company does not accrue United States income tax on unremitted earnings from foreign operations, as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Enterprise income tax

On March 16, 2007, the PRC National People’s Congress passed the PRC Enterprise Income Tax Law (“New EIT Law”) which became effective on January 1, 2008.  Pursuant to the New EIT Law, a unified enterprise income tax rate of 25 percent and unified tax deduction standards will be applied consistently to both domestic-invested enterprises and foreign-invested enterprises.  However, the New EIT Law repealed most of the existing preferential tax rates and tax holidays.  A five-year transition period is allowed for enterprises that obtained preferential tax treatment under the prior tax regime.  Under the prior tax regime, foreign-invested enterprises were generally subject to a 30 percent federal tax rate plus a 3 percent local tax rate for a total tax rate of 33 percent.

Renhuang China secured preferential tax treatment in the jurisdiction where it conducts its manufacturing activity, where it was granted two year tax holiday from the local government, for being a new and high-technology enterprise.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A provision has not been made at October 31, 2009 for U.S. or additional foreign withholding taxes on approximately $35,587,105 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the State. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current State officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of October 31, 2009 is not material to its results of operations, financial condition or cash flows. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Comprehensive Income

Total comprehensive income is defined as all changes in shareholders' equity during a period, other than those resulting from investments by and distributions to shareholders (i.e., issuance of equity securities and dividends).  Generally, for the Company, total comprehensive income equals net income plus or minus adjustments for currency translation.  Total comprehensive income represent the activity for a period net of related tax and were $14,913,202 and $12,682,955 for the years ended October 31, 2009 and 2008, respectively.

While total comprehensive income is the activity in a period and is largely driven by net earnings in that period, accumulated other comprehensive income or loss (“AOCI”) represents the cumulative balance of other comprehensive income as of the balance sheet date.  For the Company, AOCI is primarily the cumulative balance related to the currency adjustments and increased overall equity by $66,345 and $2,391,856 as of October 31, 2009 and 2008, respectively.

Earnings per share

Basic net earnings per common stock is computed by dividing net earnings applicable to common shareholders by the weighted-average number of common stock outstanding during the period. Diluted net earnings per common stock is determined using the weighted-average number of common stock outstanding during the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method, consisting of shares that might be issued upon exercise of common stock warrants. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic earnings per share is based on the weighted-average number of shares of common stock outstanding.  Earnings per share, assuming dilution, is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

☐	warrants,

☐	employee stock options, and

☐	other equity awards, which include long-term incentive awards.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

The FASB Topic ASC 260, “Earnings Per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.  The additional shares included in diluted earnings per share represents the number of shares that would be issued if all of the Company’s outstanding dilutive instruments were converted into common stock.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there were no dilutive effects of the warrants outstanding as of October 31, 2009.

Warrants

The Company evaluates its warrants on an ongoing basis considering the accounting guidance of FASB Topic ASC 825, which establishes standards for issuers of financial instruments with characteristics of both liabilities and equity related to the classification and measurement of those instruments. The warrants are evaluated considering the accounting guidance of FASB Topic ASC 815, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.

Freestanding financial instruments with characteristics of both liabilities and equity

In accordance with accounting guidance FASB Topic ASC 825, the Company accounts for financial instruments as a liability if it embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets. Freestanding financial instruments are financial instruments that are entered into separately and apart from any of the entity's other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable. The liability recorded is the per share price to be paid and is offset to equity.  As of October 31, 2009 and 2008, there were no financial instruments recorded as liability.

3.  ACCOUNTING PRONOUNCEMENTS

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-08, Earnings per Share, ASU No. 2009-12 (ASC Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share, and various other ASU's No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company, or their effect on the financial statements would not have been significant.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): “Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force.”  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The Company has not determined the impact that this update may have on its financial statements.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

In June 2009, the FASB issued guidance related to accounting for transfers of financial assets. This guidance improves the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance and cash flows; and a continuing interest in transferred financial assets. In addition, this guidance amends various ASC concepts with respect to accounting for transfers and servicing of financial assets and extinguishments of liabilities ,  including removing the concept of qualified special purpose entities.  This guidance must be applied to transfers occurring on or after the effective date. The Company will adopt this guidance in its first annual and interim reporting periods beginning after November 15, 2009. The Company has not determined the impact that this guidance may have on its financial statements.

In June 2009, the FASB issued guidance which amends certain ASC concepts related to consolidation of variable interest entities. Among other accounting and disclosure requirements, this guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity. The Company will adopt this guidance in its first annual and interim reporting periods beginning after November 15, 2009. The Company has not determined the impact that this guidance may have on its financial statements.

4.  CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company conducts all of its primary trade in the PRC.  There can be no assurance that the Company will be able to successfully conduct its trade, and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependant on foreign trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

(1) Cash and cash equivalents and time deposits

The Company maintains certain bank accounts in the PRC which are not protected by FDIC insurance or other insurance.  Cash balance held in PRC bank accounts to $8,111,514 and $9,726,813 , as of October 31, 2009 and 2008, respectively.  No cash balances were restricted as at October 31, 2009 and 2008.

As of October 31, 2009 and 2008 substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC which management believes are of high credit quality.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

(2) Sales and trade receivables

The Company provides credit in the normal course of business and substantially all customers are located in the PRC.  The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.  2 customers accounted for more than 10% of net revenues during the years ended October 31, 2009 and 2008.

The Company’s products are sold throughout the PRC. For the years ended October 31, 2009 and 2008, Siberian Ginseng (Acanthopanax) Series accounted for 54% and 53%, respectively, of total sales.

(3) Foreign currency

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

(4) Dividends

Payments of dividends may be subject to some restrictions due to the fact that the operating activities are conducted in a subsidiary residing in the Peoples Republic of China.

(5) Price control

The retail prices of certain pharmaceuticals sold in China, primarily those included in the national and provincial Medical Insurance Catalogs are subject to price controls in the form of fixed prices or price ceilings. As such, the retail prices for certain of the Company’s pharmaceutical products can be adjusted downward or upward from time to time. Price controls did not have a material impact on the Company’s operation in 2009 and 2008.

(6) Cost of goods sold

Cost of goods sold is subject to price fluctuations due to various factors beyond the Company’s control, including, among other pertinent factors, inflation and changes in governmental regulations and programs.  The Company expects cost of goods sold will continue to fluctuate and be affected by inflation in the future.  The Company’s raw materials are purchased from various independent suppliers, and do not rely on any one supplier.

5.	INCOME TAXES

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

6.	EARNINGS PER SHARE

When calculating diluted earnings per share for stock option common stock equivalents, the Earnings Per Share Topic, ASC 260, requires the Company to include the potential shares that would be outstanding if all outstanding stock options or warrants were exercised.   This is offset by shares the Company could repurchase using the proceeds from these hypothetical exercises to obtain the common stock equivalent.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

The following reconciles the components of the EPS computation:

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
	US$		US$
For the year ended October 31, 2009:
Net income
Basic EPS income available to common shareholders	14,846,857	36,088,853	0.41
Effect of dilutive securities:
Warrants	-	-	-
Diluted EPS income available to common shareholders	14,846,857	36,088,853	0.41

For the year ended October 31, 2008:
Net income
Basic EPS income available to common shareholders	10,291,099	35,096,681	0.29
Effect of dilutive securities:
Warrants	-	-	-
Diluted EPS income available to common shareholders	10,291,099	35,096,681	0.29

For the year ended October 31, 2009, 1,071,428 warrants were excluded from the calculation of diluted income per share because the conversion price or exercise price exceeded the average price of the Company’s common stock.

For the year ended October 31, 2008, there were no securities or other contracts to issue common stock, that need to be considered in the diluted earnings per share calculation.

7.	TRADE RECEIVABLES, NET

The trade receivables amount included in the consolidated balance sheets for the years ended October 31, 2009 and 2008 were as follows:

	2009	2008
	US$	US$

Trade receivables	26,667,816	25,180,695
Less: Sales rebates	(3,020,898)	(3,893,304)
Less: Allowance for doubtful accounts	(443,508)	(442,912)
Trade receivables, net	23,203,410	20,844,479

8.	OTHER RECEIVABLES, NET

The other receivables amount included in the consolidated balance sheets for the years ended October 31, 2009 and 2008 were as follows:

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

	2009	2008
	US$	US$

Other receivables	462,980	493,525
Less: Allowance for doubtful accounts	(360,367)	(359,883)
Other receivables, net	102,613	133,642

9.	INVENTORY, NET

The inventory amounts included in the consolidated balance sheets for the years ended October 31, 2009 and 2008 comprised of:

	2009	2008
	US$	US$

Raw materials	1,530,283	1,533,472
Work-in-progress	1,006,984	906,957
Finished goods	550,982	249,103
Less: Inventory reserves	(64,233)	(64,147)
Total inventories, net	3,024,016	2,625,385

10.	PROPERTY AND EQUIPMENT, NET

Property and equipment and related accumulated depreciation as of October 31, 2009 and 2008 were as follows:

	2009	2008
	US$	US$

Machinery and equipment	3,435,421	3,350,762
Office equipment and furnishings	53,086	53,015
Motor vehicles	54,749	50,388
	3,543,256	3,454,165
Less: Accumulated depreciation	(1,191,093)	(833,216)
Net book value	2,352,163	2,620,949

Depreciation expense for the years ended October 31, 2009 and 2008 was $356,440 and $339,257, respectively, of which $341,429 and $325,679 were included as a component of cost of goods sold in the respective years.  No assets were pledged for borrowings as at October 31, 2009 and 2008.

11.	RELATED PARTY TRANSACTIONS

Due from/to related parties included in the consolidated balance sheets for the years ended October 31, 2009 and 2008 comprised of:

	2009	2008
	US$	US$
Due from related parties:
Advances (1)	130,199	-
Deposits (2)	16,137,000	-

Total	16,267,199	-

	2009	2008
	US$	US$
Due to related parties:	-	159,664

(1) Advances

Mr. Shaoming Li, our chairman, chief executive officer and president, is also chairman and a 50% shareholder of Harbin Renhuang Pharmaceutical Stock Co. Ltd (“Stock Co).

As of October 31, 2009, the Company has a net amount due from Stock Co. of $130,199.  This amount consists of $539,130 of repair and maintenance work performed on property and plant leased from Stock Co. and paid for on Stock Co.’s behalf.  This is offset by $408,931 of professional fees in connection with the acquisition of Harbin Renhuang Pharmaceutical Company Limited in 2006, paid for by Stock Co. on the Company’s behalf.

As of October 31, 2008, the Company has a net amount due to Stock Co. of $159,664.  This amount consists of $248,762 of repair and maintenance work performed on property and plant leased from Stock Co. and paid for on Stock Co’s behalf.  This is offset by $408,426 of professional fees in connection with the acquisition of Harbin Renhuang Pharmaceutical Company Limited in 2006, paid for by Stock Co. on the Company behalf.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

(2) Deposits

On October 12, 2009, the Company through its wholly own subsidiary, Renhuang China, entered into a Purchase Agreement with Stock Co., to acquire the land use right, property and plant, for a total consideration of $23,472,000.  Pursuant to the Purchase Agreement, a payment of $14,670,000 was made to Stock Co., in October 2009 and recorded as deposits on the consolidated balance sheet.  Pursuant to the Purchase Agreement, final payment of $8,802,000 is due by December 31, 2011, at which time title for the assets will be transferred.  Accordingly the transaction is considered incomplete as at October 31, 2009.

On September 1, 2009, the Company through its wholly own subsidiary, Renhuang China, entered into a Purchase Agreement with Stock Co. to acquire two production patents, for a total consideration of $2,347,200.  Pursuant to the Purchase Agreement, a payment of $1,467,000 was made to Stock Co. in October 2009 and recorded as deposits on the consolidated balance sheet.  Pursuant to the Purchase Agreement, final payment of $880,200 is due by December 31, 2010, at which time title for the assets will be transferred.  Accordingly the transaction is considered incomplete as at October 31, 2009.

(3) Related party transactions

The Company leases property and plant from Stock Co.  Rental expenses related to this lease, incurred and expensed to consolidated statements of operations and comprehensive income during the years ended October 31, 2009 and 2008 amounted to $615,594 and $596,024, respectively.
.
During the year ended October 31, 2009 and 2008, the Company sold goods in the amount of $430,889 and $0, respectively, to Heilongjiang Renhuang Pharmaceutical Limited, a company where Mr. Li Shaoming is a major shareholder.

12.	EMPLOYEE BENEFITS

The full-time employees of the Company’s subsidiary that is incorporated in the PRC are entitled to staff welfare benefits, including medical care, welfare subsidies, unemployment insurance and pension benefits. The PRC companies are required to accrue for these benefits based on certain percentages of the employees’ salaries in accordance with the relevant regulations, and to make contributions to the state-sponsored pension and medical plans out of the amounts accrued for medical and pension benefits. The PRC government is responsible for the medical benefits and ultimate pension liability to these employees.

13.	PREFERRED STOCK, COMMON STOCK AND EQUITY TRANSACTIONS

(1)  Preferred Stock

The Company’s articles of incorporation provide that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 additional shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights.  At October 31, 2009 and 2008, no preferred stocks have been issued.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

(2)  Common Stock and Equity Transactions

The Company issued 2,142,856 shares of its common stock and 1,071,428 warrants with an exercise price of $0.875 per share, to Allied Merit International Investments Inc and Griffin Ventures Ltd, for a total consideration of $1,500,000 paid in cash.

14.	OPTION PLAN AND WARRANTS

(1)  2003 Omnibus Plan

On February 28, 2003, our board of directors approved the Renhuang Pharmaceuticals, Inc. 2003 Omnibus Securities Plan (the “2003 Plan”), which was approved by our shareholders on April 11, 2003. The 2003 Plan offers selected employees, directors and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The 2003 Plan allows for the award of stock and options, up to 25,000 (after giving effect to the 1-for-30 reverse stock split in 2006) shares of our common stock. On May 1 of each year, the number of shares in the 2003 Securities Plan is automatically adjusted to an amount equal to ten percent of our outstanding stock on April 30 of the immediately preceding year. As of April 30, 2009, the number of shares of common stock outstanding was 35,096,680, thereby making 3,509,668 shares of common stock subject to the 2003 Plan.

(2)  2007 Non-Qualified Company Stock Grant and Option Plan

On March 19, 2007, our board of directors approved the 2007 Non-Qualified Company Stock Grant and Option Plan (the “2007 Plan”).   The 2007 Plan is intended to serve as an incentive to, and to encourage stock ownership by, our  directors, officers and employees, and certain persons rendering service to us, so that such persons may acquire or increase their proprietary interest in our success, and to encourage them to remain in our service.  Under the 2007 Plan, up to 200,000 shares of our common stock may be subject to options.

As of October 31, 2009, there were no options or other financial instruments outstanding under either the 2007 Plan or  2003 Plan.

(3)  Warrants

During the year ended October 31, 2008, 25,000 warrants with an average exercise price of $2.81 were cancelled.

On May 15, 2009, 1,071,428 warrants, with an exercise price of $0.875 per warrant with an expiration date in 2012, were issued to Merit International Investment Inc. and Griffin Ventures Ltd.

The Company estimates the fair value of warrants using a Black-Scholes option pricing valuation model, consistent with the accounting guidance FASB Topic ASC 815. Key inputs and assumptions used to estimate the fair value of warrants include the grant price of the award, the expected warrant term, volatility of the Company’s stock, the risk-free rate and the Company’s dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by grantees, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

The fair value of the warrants is estimated on the date of the grant using the Black-Scholes option pricing model. No dividends were assumed due to the nature of the Company’s current business strategy. The following table presents the assumptions used for warrants granted:

Expected volatility	306.6%
Expected dividends	0%
Expected term (in years)	3 years
Risk-free rate	1.375%

The fair value of the warrants is estimated to be $496,732.

As of October 31, 2009, the Company has 1,071,428 warrants outstanding at an average exercise price of $0.875 per warrant for one share each of the Company’s common stock. The warrants expire in 2012.

	Warrants	Average exercise price
		US$
Outstanding warrants at November 1, 2007	25,000	2.81
Warrants granted	-	-
Exercised	-	-
Expired/cancelled	(25,000)	2.81
Outstanding warrants at October 31, 2008	-	-
Warrants granted	1,071,428	0.88
Exercised	-	-
Expired/cancelled	-	-
Outstanding warrants at October 31, 2009	1,071,428	0.88

Information regarding the warrants outstanding at October 31, 2009 is summarized as below:

Warrants outstanding at
October 31, 2009
		Weighted	Weighted
		Average	Average
		Remaining	Exercise
Exercise Prices	Warrants	Contractual	Price
US$	Outstanding	Life (years)	US$

0.88	1,071,428	2.5	0.88

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

15.	STATUTORY RESERVES

The reserve funds as of October 31, 2009 and 2008 were comprised of the following:

	2009	2008
	US$	US$

Statutory surplus reserve	3,090,320	2,585,297
Public welfare fund	282,377	282,377
Total	3,372,697	2,867,674

(1) Statutory reserves

Pursuant to the relevant laws and regulations of the PRC, the Company is required to annually transfer 10% of its after tax profit as reported on financial statements prepared under the accounting principles of the PRC to a statutory surplus reserve fund until the balance reaches 50% of the registered share capital.  This reserve can be used to make up any losses incurred or to increase share capital.  Except for reducing losses incurred, any other application may not result in this reserve balance falling below 25% of the registered capital.

(2) Public welfare funds

Prior to January 1, 2007, the Company was required each year to transfer 5% of its after tax profit as reported on consolidated financial statements prepared under the accounting principles of the PRC to the public welfare funds.  This reserve was restricted to capital expenditure for employees’ collective welfare facilities that are owned by the Company.  The public welfare funds are not available for distribution to the stockholders (except in liquidation).  Once capital expenditures for staff welfare facilities have been made, an equivalent amount must be transferred from the public welfare funds to the discretionary common reserve funds.  Due to a change in PRC law, appropriation of profit to the public welfare funds is no longer required.

16.	COMMITMENTS AND CONTINGENCIES

The Company has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for the Company’s business and at prevailing market prices. No material annual loss is expected from these commitments and there are no minimum purchase commitments.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse effect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

(1)  Operating lease arrangements

The Company leases office premise from a third party, Heilongjiang Jiusanyouzhi Co., Ltd.  The lease is from May 1, 2007 to April 30, 2010, with monthly rental payment of $10,514.

The Company also leases property and plant from a related party, Harbin Renhuang Pharmaceutical Stock Co. Ltd.  The lease is from April 30, 2009 to May 1, 2010, with monthly rental payment of $51,345.

Minimum lease payments due by year for the next five years and thereafter are as follow:

	Total	Related party	Third party
Year ended October 31,	US$	US$	US$
2010	371,154	308,070	63,084
2011	-	-	-
Thereafter	-	-	-
	371,154	308,070	63,084

During the year ended October 31, 2009 and 2008, the Company incurred rental expenses in the amount of $750,219 and $669,824, respectively.

(2)  Capital commitments

Capital commitments for purchase of land use right, property and equipment and production patents as of October 31, 2009 were approximately $9,682,200.

17.	RECLASSIFICATION

Certain amounts in the prior year financial statements have been reclassified to conform to October 31, 2009 financial statements. Prior to November 1, 2008. Due to related parties, accrued employee benefits and other payables are shown aggregately as other payables. There was no impact on previously reported financial positions, results of operation and cash flows as a result of this reclassification.

As filed on December 8, 2009
Other payables	$1,767,153

Reclassified as filed on January 29, 2010
Value added tax payable	693,607
Due to related parties	159,664
Accrued employee benefits	720,498
Other payable	193,384
Total	$1,767,153

18.	SUBSEQUENT EVENT

In May 2009, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2009.

Management has evaluated subsequent events from October 31, 2009 to January 29, 2009, the date which the Company’s consolidated financial statements have been issued and were available to be issued, and has concluded the following events should be reported during this period.  Subsequent events that may occur after January 29, 2009 have not been evaluated in the consolidated financial statements as of October 31, 2009.

On January 13, 2010, we entered into an employment agreement with Ms. Chen, who became our chief financial officer on that date.  The agreement has a three-year term and provides that Ms. Chen will receive a base salary of approximately $58,700, and will be entitled to receive an option grant under the 2007 Non-Qualified Company Stock Grant and Option Plan to purchase 50,000 shares of our common stock, at an exercise price of $1.00 per share, on the commencement date and on the first and second anniversary thereafter (for a total of 150,000 shares). The options will be subject to a one year vesting starting from each grant date. Ms. Chen is also eligible to receive discretionary bonuses at times and in amounts determined by our Compensation Committee and certain other benefits available to executive officers.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

19.	RESTATEMENT

After reviewing the detailed data in the issued audited consolidated financial statements and certain accounting principles, the Company concluded that the Company’s previously issued audited consolidated financial statements for the year ended October 31, 2008, contained errors related to recalculation of sales rebates.  Consequently, management restated its annual consolidated financial statements as of October 31, 2008 and for the year ended.  Theses restatements, as detailed below, were made in accordance of FASB Topic ASC 250, “ Accounting Changes and Error Corrections ” (previously “SFAS 154”).  No prior period financial statements have been restated because 2008 is the first year impacted by restatements.  There was no tax effect as a result of the restatements.

The restatements include the adjustments of total assets, total stockholders’ equity, sales, net income and accounts receivable, and other relevant adjustments, which is recalculation of sales rebates only and no other influence adversely. The adjustments to the consolidated balance sheet, consolidated statement of operations and comprehensive income, and consolidated statement of cash flows are summarized as follows:

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 31, 2008

	Initial Filing	Restatement	Restated
	US$	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	9,747,693		9,747,693
Trade receivables, net	22,588,580	(1,744,101)	20,844,479
Due from related parties	-		-
Inventory, net	2,625,385		2,625,385
Prepayments	33,695		33,695
Other receivables, net	133,642		133,642
Total current assets	35,128,995	(1,744,101)	33,384,894

Property and equipment, net	2,620,949		2,620,949

Total assets	37,729,944	(1,744,101)	36,005,843

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	193,934		193,934
Value added tax payable	693,607		693,607
Due to related parties	159,664		159,664
Accrued employee benefits	720,498		720,498
Other payable	193,384		193,384
Total current liabilities	1,961,087		1,961,087

Commitments and Contingencies

Shareholders’ equity
Preferred stock (no par value, 1,000,000 shares authorized; none issued and outstanding as of October 31, 2008)	-		-
Common stock ($0.001 par value, 100,000,000 shares authorized; 35,096,680 issued and outstanding as of October 31, 2008)	35,097		35,097
Additional paid-in capital	6,595,400		6,595,400
Common stock warrants	-		-
Reserves	3,036,617	(168,943)	2,867,674
Accumulated other comprehensive income	3,355,986	(54,672)	3,301,314
Retained earnings	22,765,757	(1,520,486)	21,245,271
Total shareholders’ equity	35,788,857	(1,744,101)	34,044,756

Total liabilities and shareholders’ equity	37,749,944	(1,744,101)	36,005,843

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED OCTOBER 31, 2008

	Initial Filing	Restatement	Restated
	US$	US$	US$

Sales, net	36,163,919	(1,689,429)	34,474,490

Cost of goods sold	15,980,638		15,980,638

Gross profit	20,183,281	(1,689,429)	18,493,852

Operating and administrative expenses:
Sales and distribution	3,318,418		3,318,418
General and administrative	2,877,516		2,877,516
Research and development	2,124,511		2,124,511
Total operating expenses	8,320,445		8,320,445

Income from operations	11,862,836	(1,689,429)	10,173,407

Other income:
Interest income	85,993		85,993
Other income, net	31,699		31,699
Income from operations before income tax expenses	11,980,528	(1,689,429)	10,291,099

Income tax expenses	-		-
Net income	11,980,528	(1,689,429)	10,291,099

Other comprehensive income:
Cumulative currency translation adjustments	2,446,528	(54,672)	2,391,856

Total comprehensive income	14,427,056	(1,744,101)	12,682,955

Earnings per common stock- Basic	0.34	(0.05)	0.29
Earnings per common stock - Diluted	0.34	(0.05)	0.29

Weighted average common stock outstanding
Basic	35,096,681		35,096,681
Diluted	35,096,681		35,096,681

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009 and 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED OCTOBER 31, 2008

	Initial Filing	Restatement	Restated
	US$	US$	US$

Cash flows from operating activities:
Net income	11,980,528	(1,689,429)	10,291,099
Adjustments to reconcile net income to operating activities:
Depreciation of property and equipment	339,257		339,257
Allowance for doubtful accounts	243,282		243,282
Warrants cancelled	(31,699)		(31,699)
Changes in assets and liabilities:
Increase in trade receivables	(13,120,769)	(1,689,429)	(11,431,340)
Decrease in due from related parties	271,198		271,198
Increase in inventory, net	(1,513,512)		(1,513,512)
Increase in prepayments	(22,109)		(22,109)
Decrease in other receivables, net	112,338		112,338
Increase in accounts payable	22,642		22,642
Increase in value added tax payable	14,197		14,197
Increase in accrued employee benefits	300,480		300,480
Increase in other payable	176,226		176,226
Net cash provided by (used in) operating activities	(1,227,941)		(1,227,941)

Cash flows from investing activities:
Purchase of property and equipment	(110,760)		(110,760)
Net cash used in investing activities	(110,760)		(110,760)

Cash flows from financing activities:
Proceeds from share issues	-		-
Net cash provided by financing activities	-		-

Effect of exchange rate changes on cash	932,791		932,791

Net decrease in cash and cash equivalents	(405,910)		(405,910)
Cash and cash equivalents, beginning of year	10,153,603		10,153,603
Cash and cash equivalents, end of year	9,747,693		9,747,693

Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	-		-
Interest paid during the year	-		-

RENHUANG PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Note	July 31, 2010	October 31, 2009
		US$	US$
		(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents		28,749,480	8,111,514
Trade receivables, net	7	10,817,824	23,203,410
Due from related parties	11	-	130,199
Inventory, net	9	3,573,349	3,024,016
Deposits	11	1,473,796	-
Prepayments		-	89,281
Other receivables, net	8	144,011	102,613
Total current assets		44,758,460	34,661,033

Property and equipment, net	10	2,090,592	2,352,163

Deposits	11	18,695,870	16,137,000

Total assets		65,544,922	53,150,196

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable		256,993	369,329
Value added tax payable		471,282	1,186,642
Accrued employee benefits		1,422,006	1,136,267
Warrant liability		342,770	-
Total current liabilities		2,493,051	2,692,238

Commitments and Contingencies	17

Shareholders’ equity
Preferred stock (no par value, 1,000,000 shares authorized; none issued and outstanding as of July 31, 2010 and October 31, 2009)	14	-	-
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,239,536 issued and outstanding as of July 31, 2010 and October 31, 2009)	14	37,240	37,240
Additional paid-in capital		7,651,460	7,596,525
Common stock warrants	15	496,732	496,732
Reserves	16	3,372,697	3,372,697
Accumulated other comprehensive income		3,669,590	3,367,659
Retained earnings		47,824,152	35,587,105
Total shareholders’ equity		63,051,871	50,457,958

Total liabilities and shareholders’ equity		65,544,922	53,150,196

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

		Three months ended July 31,		Nine months ended July 31,
	Note	2010	2009	2010	2009
		US$	US$	US$	US$
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales, net		9,263,892	6,442,197	38,489,012	28,915,072

Cost of goods sold		(4,620,568)	(2,942,649)	(18,151,062)	(13,825,692)

Gross profit		4,643,324	3,499,548	20,337,950	15,089,380

Operating and administrative expenses:
Sales and marketing		1,284,990	1,109,540	3,689,290	2,534,865
General and administrative		395,131	499,949	2,208,965	1,712,342
Research and development		1,528,933	1,227,411	2,251,854	1,833,391
Total operating expenses		3,209,054	2,836,900	8,150,109	6,080,598

Income from operations		1,434,270	662,648	12,187,841	9,008,782

Other income:
Interest income		22,039	12,054	49,206	31,204
Income from operations before income tax expenses		1,456,309	674,702	12,237,047	9,039,986

Income tax expenses	5	-	-	-	-
Net income		1,456,309	674,702	12,237,047	9,039,986

Other comprehensive income:
Cumulative currency translation adjustments		461,820	(93,739)	301,931	(79,568)

Total comprehensive income		1,918,129	580,963	12,538,978	8,960,418

Earnings per common stock- Basic		0.04	0.02	0.33	0.25
Earnings per common stock - Diluted		0.04	0.02	0.32	0.25

Weighted average common stock outstanding
Basic		37,239,536	36,796,990	37,239,536	35,669,678
Diluted		37,901,089	36,796,990	37,793,370	35,669,678

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended July 31,
	2010	2009
	US$	US$
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	12,237,047	9,039,986
Adjustments to reconcile net income to operating activities:
Depreciation of property and equipment	261,572	265,559
Warrants issued for services	342,770	-
Share compensation	42,759	-

Changes in assets and liabilities:
Decrease (increase) in trade receivables	12,385,586	(5,868,520)
Decrease (increase) in due from related parties	130,199	(321,010)
Decrease (increase) in inventory, net	(549,333)	43,425
Decrease (increase) in prepayments and in other receivables	(1,425,913)	77,805
Decrease in accounts payable	(112,336)	(93,249)
Decrease in VAT, employee benefit, other payables	(429,621)	(85,208)
Increase in accrued employee benefits	285,739	281,611
Decrease in other payables	-	(96,754)
Net cash provided by operating activities	22,882,730	3,058,788

Cash flows from investing activities:
Purchase of property and equipment	-	(16,183)
Deposits for office properties	(2,558,870)	-
Net cash used in investing activities	(2,558,870)	(16,183)

Effect of exchange rate changes on cash	314,106	(22,551)

Net increase in cash and cash equivalents	20,637,966	3,042,605
Cash and cash equivalents, beginning of year	8,111,514	9,747,693
Cash and cash equivalents, end of year	28,749,480	12,767,747

Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	-	-
Interest paid during the year	-	-

The accompanying notes are an integral part of these financial statements.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

1.  ORGANIZATION AND NATURE OF OPERATION

The accompanying consolidated financial statements include the financial statements of Renhuang Pharmaceuticals, Inc. (“Renhuang”) and its subsidiaries.  Renhuang and its subsidiaries are collectively referred to as the “Company.”

Renhuang was incorporated in the State of Nevada on August 18, 1988, originally under the corporate name of Solutions, Incorporated.  It was inactive until August 16, 1996, when it changed its corporate name to Suarro Communications, Inc, and engaged in the business of providing internet based business services.  This line of business was discontinued in 2006, and Renhuang became a non-operating public company.  Renhuang underwent a number of corporate name changes as follows:

June 1997	ComTech Consolidation Group, Inc
February 1999	E-Net Corporation
May 1999	E-Net Financial Corporation
January 2000	E-Net.Com Corporation
February 2000	E-Net Financial.Com Corporation
January 2002	Anza Capital, Inc (“Anza”)
July 2006	Renhuang Pharmaceuticals, Inc.

Effective August 28, 2006, Renhuang completed the acquisition of 100% ownership of Harbin Renhuang Pharmaceutical Company Limited, a company incorporated in the British Virgin Islands.  As a result, Harbin Renhuang Pharmaceutical Company Limited became a wholly owned subsidiary of Renhuang.

Harbin Renhuang Pharmaceutical Company Limited owns 100% of the registered capital of Harbin Renhuang Pharmaceutical Co. Ltd (“Renhuang China”).

The core activities of subsidiaries included in the consolidated financial statements are as follow:
☐	Harbin Renhuang Pharmaceutical Company Limited – Investment holding.

☐	Renhuang China – Development, manufacturing and distribution of pharmaceutical products.

Renhuang China’s principal country of operations is the People’s Republic of China (the “PRC”) and maintains their accounting records in Renminbi (“RMB”).  Substantially all of the Company’s assets and operation are located in the PRC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation of financial statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and related notes.  The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto for them year ended October 31, 2009, which are included in the Company’s Form 10-K for the year ended October 31, 2009, filed with the SEC on January 29, 2010.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the balance sheets of Renhuang Pharmaceuticals, Inc. and its subsidiaries as of July 31, 2010, the results of their operations for the three and nine months ended July 31, 2010 and 2009, and their cash flows for the nine months ended July 31, 2010 and 2009.  The results of operations for the three and nine months ended July 31, 2010 and 2009 are not necessarily indicative of the results to be expected for the entire year.

The accompanying condensed consolidated financial statements are expressed in terms of US dollars.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 . This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification (“ASC”), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC. Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance. It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation. This statement applies beginning in third quarter 2009. All accounting references have been updated, and therefore SFAS references have been replaced with ASC references.

The Company operates in one operating segment in accordance with accounting guidance FASB ASC Topic 280, “Segment Reporting.”  Our CEO has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

Principles of consolidation

The condensed consolidated financial statements include the financial statements of Renhuang and its subsidiaries.

All inter-company transactions and balances have been eliminated in consolidation.

Effective beginning third quarter 2009, the FASB Topic 810, “Consolidation Topic,” revised the accounting treatment for noncontrolling minority interests of partially-owned subsidiaries.  Noncontrolling minority interests represent the portion of earnings that is not within the parent company’s control. These amounts are now required to be reported as equity instead of as a liability on the balance sheet.  In addition this statement requires net income from noncontrolling minority interest to be shown separately on the consolidated statements of operations and comprehensive income.  As the Company has no noncontrolling interest at July 31, 2010, this change did not have an impact on the Company’s condensed consolidated financial statements.

Use of estimates

The preparation of these consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Significant estimates and assumptions by management include, among others, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory, property and equipment, reserve for employee benefit obligations, stock warrant valuation, and other uncertainties. Actual results may differ from these estimates.  The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of operations of the subsidiaries are determined using the local currency (“Renminbi” or “RMB”) as the functional currency.

Translation of amounts from RMB into US dollars for reporting purposes is performed by translating the results of operations denominated in foreign currency at the weighted average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (US dollars) are reported as a component of accumulated other comprehensive income in shareholders’ equity.

As of July 31, 2010 and October 31, 2009 the exchange rate was RMB6.79 and RMB6.82, respectively. Translation adjustment totaled $461,820 and ($93,739) for the three months ended July 31, 2010 and 2009, respectively, and $301,931 and ($79,568) for the nine months ended July 31, 2010 and 2009.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and demand deposits placed with banks or other financial institutions, which have original maturities less than three months.  There are no restriction to cash at July 31, 2010 and October 31, 2009.  Substantially all of the Company’s cash is held in bank accounts in the PRC and is not protected by the Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance.  Given the current economic environment and risks in the banking industry, there is a risk that deposits may not be readily available.

Trade receivables, net

Trade receivables are recorded at the invoiced amount and do not bear interest. Trade receivable payment terms vary and amounts due from customers are stated in the financial statements net of an allowance for doubtful accounts and sales rebates. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade receivables.  Trade receivables outstanding longer than the payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time the trade receivable is past due, the Company’s previous loss history, the counter party’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off receivables when they are deemed uncollectible, and payments subsequently received on such trade receivables are credited to the allowance for doubtful accounts.  There were no write offs for the three and nine months ended July 31, 2010 and 2009.  The Company does not have any off-balance sheet credit exposure related to its customers.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Inventory, net

Inventory consists of raw materials, work-in-progress and finished goods and is valued at the lower of cost or market value. The value of inventory is determined using the weighted average cost method and includes any related production overhead costs incurred in bringing the inventory to their present location and condition. Overhead costs included in finished goods include, direct labor cost and other costs directly applicable to the manufacturing process.

The Company estimates an inventory allowance for excessive, slow moving and obsolete inventories as well as inventory whose carrying value is in excess of net realizable value.  Inventory amounts are reported net of such allowances.  There were no inventory write offs for the three and nine months ended July 31, 2010 and 2009.

Property and equipment, net

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Depreciation is provided over the estimated useful lives of the related assets using the straight-line method.  The estimated useful lives for significant property, plant and equipment categories are as follows:

Machinery and equipment	10 years
Office equipment and furnishings	5-10 years
Motor vehicles	5-10 years

Long-lived assets

The Company’s long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, “ Property, Plant, and Equipment,”  and FASB ASC Topic 205 “ Presentation of Financial Statements .”  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through the three and nine months ended July 31, 2010 and 2009, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of long-lived assets in the future.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Warrant liability

On March 25, 2010, the Company issued warrants (the “Warrants”) for 160,000 common shares to a service provider that have an exercise price of $2.00 per share and a contractual life of 3 years.  The terms of the Warrant agreement include the following factors that in accordance with FASB Topic ASC 815, requires that the Warrants be classified at their fair value to liabilities each reporting period.

☐
The holder of the Warrants (the “Holder”) is entitled to the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration.  Non compliance with such rules and regulations could result in the Company having to settle the Warrant obligation in cash.

☐
The exercise price and number of shares issuable upon exercise of the Warrants (the “Warrant Shares”) are subject to adjustment for standard dilutive events, including the issuance of common stock, or securities convertible into or exercisable for shares of common stock, that will adversely affect the Holder’s rights under the Warrants.  There were no dilutive events in the three and nine months ended July 31, 2010, which would have resulted in an adjustment to the exercise price or number of Warrant Shares.

At July 31, 2010, the fair value of the Company’s warrants liability was $342,770.  The Company used the Black-Scholes valuation model to estimate the fair value of the Warrants.  The valuation was based on the assumptions noted in the following table.

Expected volatility	205.3%
Expected dividends	0%
Expected term (in years)	3 years
Risk-free rate	1.69%

Fair value of financial instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of July 31, 2010 and October 31, 2009 the carrying value of cash, trade receivables, other receivables, accounts payable, and warrant liability approximated their fair value.

Fair value measurements

Effective April 1, 2009, the FASB ASC Topic 825, “Financial Instruments,” requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.

The FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s financial instruments. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

☐	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

☐	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

☐	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of financial instruments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the Company’s condensed consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition,” which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

As of July 31, 2010, the Company has no sales or contracts that included multiple deliverables that would fall under the scope of FASB Topic ASC 605, “ Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force .”

The Company provided annual sales rebates to its distributors based upon sales volumes.  Sales rebates are recorded as a current liability at the time of the sale based upon the Company’s estimates of whether each customer would be entitled to rebates for the period.  At quarter end, the accrued rebate amount is adjusted to the actual amount earned and reclassified to trade receivables in accordance with legal right of offset.  Sales rebates were deducted from sales in the accompanying consolidated statements of operations and comprehensive income.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

As of July 31, 2010 and October 31, 2009, the Company has accrued $550,217 and $3,020,898, respectively, for sales rebates.   For the three months ended July 31, 2010 and 2009, the Company has deducted sales rebates in the amount of $1,018,359 and $1,355,468, respectively, from sales.  For the nine months ended July 31, 2010 and 2009, the Company has deducted sales rebates in the amount of $4,923,196 and $6,545,697, respectively, from sales.  Sales rebates are calculated based on terms specified in contracts with individual distributors.

Sales returns and allowances

The Company does not allow return of products except for products that were damaged during shipment. The total amount of returned product is less than 0.05% of total sales. The cost of damaged products is netted against sales and cost of goods sold, respectively.

Cost of goods sold

Cost of goods sold primarily consists of direct and indirect manufacturing costs, including production overhead costs, shipping and handling costs for the products sold.

Sales and marketing

Sales and marketing costs consist primarily of advertising and market promotion expenses, and other overhead expenses incurred by the Company’s sales and marketing personnel. Advertising expenses amounted to $1,232,000 and $1,085,756 during the three months ended July 31, 2010 and 2009, respectively and $3,558,109 and $2,476,007 during the nine months ended July 31, 2010 and 2009, respectively.

Advertising costs are expensed as incurred.

Research and development

Research and development (“R&D”) costs are expensed as incurred.

Employee benefit costs

According to the PRC regulations on pension, a company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Renhuang China was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% of the employees’ salaries above a fixed threshold amount, employees contribute 4% and the Renhuang China contributes the balance of 16%.

Share-based compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “ Equity ” and FASB ASC Topic 718, “ Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our condensed consolidated statement of income and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Share-based compensation amounted to $26,165 and $0 in the three months ended July 31, 2010 and 2009, respectively and $42,759 and $0 in the nine months ended July 31, 2010 and 2009, respectively.

Taxation

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company accounts for income tax under the provisions of FASB ASC Topic 740, “Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company does not have any long-term deferred tax assets or liabilities in China that will exist once the tax holiday expires. The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.

The Company does not accrue United States income tax on unremitted earnings from foreign operations, as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Generally, years beginning after fiscal 2006, the Company is open to examination by PRC taxing authorities.  In the United States, we are open to examination from 2006 onward.

Enterprise income tax

On March 16, 2007, the PRC National People’s Congress passed the PRC Enterprise Income Tax Law (“New EIT Law”) which became effective on January 1, 2008.  Pursuant to the New EIT Law, a unified enterprise income tax rate of 25 percent and unified tax deduction standards will be applied consistently to both domestic-invested enterprises and foreign-invested enterprises.  However, the New EIT Law repealed most of the existing preferential tax rates and tax holidays.  A five-year transition period is allowed for enterprises that obtained preferential tax treatment under the prior tax regime.  Under the prior tax regime, foreign-invested enterprises were generally subject to a 30 percent federal tax rate plus a 3 percent local tax rate for a total tax rate of 33 percent.

Renhuang China secured preferential tax treatment in the jurisdiction where it conducts its manufacturing activity, where it was granted tax holiday from the local government, for being a new and high-technology enterprise.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A provision has not been made at July 31, 2010 for U.S. or additional foreign withholding taxes on approximately $48,527,354 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the State. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current State officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of July 31, 2010, is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of October 31, 2009, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Comprehensive Income

Total comprehensive income is defined as all changes in shareholders’ equity during a period, other than those resulting from investments by and distributions to shareholders (i.e., issuance of equity securities and dividends).  Generally, for the Company, total comprehensive income equals net income plus or minus adjustments for currency translation.  Total comprehensive income represents the activity for a period net of related tax and was $1,918,129 and $580,963 for the three months ended July 31, 2010 and 2009, respectively and $12,538,978 and $8,960,418 for the nine months ended July 31, 2010 and 2009, respectively.

While total comprehensive income is the activity in a period and is largely driven by net earnings in that period, accumulated other comprehensive income or loss (“AOCI”) represents the cumulative balance of other comprehensive income as of the balance sheet date.  For the Company, AOCI is primarily the cumulative balance related to the currency adjustments and increased overall equity by $301,931 as of July 31, 2010 and decreased overall equity by $79,568 as of July 31, 2009.

Earnings per share

Basic net earnings per common stock is computed by dividing net earnings applicable to common shareholders by the weighted-average number of common stock outstanding during the period. Diluted net earnings per common stock is determined using the weighted-average number of common stock outstanding during the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method, consisting of shares that might be issued upon exercise of common stock warrants. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic earnings per share is based on the weighted-average number of shares of common stock outstanding.  Earnings per share, assuming dilution, is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

–	warrants,

–	employee stock options, and

–	other equity awards, which include long-term incentive awards.

The FASB Topic ASC 260, “Earnings per Share,” requires the Company to include additional shares in the computation of earnings per share, assuming dilution.  The additional shares included in diluted earnings per share represent the number of shares that would be issued if all of the Company’s outstanding dilutive instruments were converted into common stock.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Warrants

The Company evaluates its warrants on an ongoing basis considering the accounting guidance of FASB Topic ASC 825, which establishes standards for issuers of financial instruments with characteristics of both liabilities and equity related to the classification and measurement of those instruments. The warrants are evaluated considering the accounting guidance of FASB Topic ASC 815, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.

Freestanding financial instruments with characteristics of both liabilities and equity

In accordance with accounting guidance FASB Topic ASC 825, the Company accounts for financial instruments as a liability if it embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets. Freestanding financial instruments are financial instruments that are entered into separately and apart from any of the entity’s other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable. The liability recorded is the per share price to be paid and is offset to equity.  As of July 31, 2010 and October 31, 2009, there were no financial instruments recorded as liability.

3.  ACCOUNTING PRONOUNCEMENTS

Accounting Standards Update (“ASU”) ASU No. 2010-09 (ASC Topic 855), which amends Subsequent Events Recognition and Disclosures, ASU No. 2009-16 (ASC Topic 860), which amends Accounting for Transfer of Financial Assets, ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-08, Earnings per Share, ASU No. 2009-12 (ASC Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share, and various other ASU’s No. 2009-2 through ASU No. 2010-19 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company, or their effect on the financial statements would not have been significant.

In April 2010, the FASB issued Accounting Standards Update, 2010-17, Revenue Recognition—Milestone Method (Topic 605):  “Milestone Method of Revenue Recognition—a consensus of the FASB Emerging Issues Task Force.”   This is an update regarding the milestone method of revenue recognition. The scope of this update is limited to arrangements that include milestones relating to research or development deliverables. The update specifies criteria that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The criteria apply to milestones in arrangements within the scope of this update regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The update will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. This update is not expected to have a material impact on the Company’s financial statements.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

In March 2010, the FASB issued Accounting Standards Update, 2010-13, Compensation—Stock Compensation (Topic 718): “Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades—a consensus of the FASB Emerging Issues Task Force.”   This is an update regarding the effect of denominating the exercise price of a share-based payment awards in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity’s functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The update clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should be considered an equity award assuming all other criteria for equity classification are met. The update will be effective for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected entities will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. This update is not expected to have a material impact on the Company’s financial statements.

In March, 2010, the FASB issued Accounting Standards Update, 2010-11, Derivatives and Hedging (Topic 815): “Scope Exception Related to Embedded Credit Derivatives. ”  This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. This update also has transition provisions, which permit entities to make a special one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This update is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of any fiscal quarter beginning after March 5, 2010. This update is not expected to have a material impact on the Company’s financial statements

In January 2010, the FASB issued Accounting Standards Update, 2010-06, Fair Value Measurements and Disclosures (Topic 820): “ Improving Disclosures about Fair Value Measurements. ”  This update provides guidance to improve disclosures about fair value measurements. This guidance amends previous guidance on fair value measurements to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than on a net basis as currently required. This update also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and, in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The adoption of this update did not have a significant impact on the Company’s financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): “ Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force.”  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The Company has not determined the impact that this update may have on its financial statements.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

In June 2009, the FASB issued guidance related to accounting for transfers of financial assets. This guidance improves the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance and cash flows; and a continuing interest in transferred financial assets. In addition, this guidance amends various ASC concepts with respect to accounting for transfers and servicing of financial assets and extinguishments of liabilities, including removing the concept of qualified special purpose entities.   This guidance must be applied to transfers occurring on or after the effective date. On February 1, 2010, the Company adopted this guidance.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued guidance which amends certain ASC concepts related to consolidation of variable interest entities. Among other accounting and disclosure requirements, this guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity. On February 1, 2010, the Company adopted this guidance.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

4.  CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company conducts all of its primary trade in the PRC.  There can be no assurance that the Company will be able to successfully conduct its trade, and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependent on foreign trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

(1) Cash and cash equivalents

The Company maintains certain bank accounts in the PRC which are not protected by FDIC insurance or other insurance.  Cash balance held in PRC bank accounts to $28,749,480 and $8,111,514, as of July 31, 2010 and October 31, 2009, respectively.  No cash balances were restricted as at July 31, 2010 and October 31, 2009.

As of July 31, 2010 and October 31, 2009, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC which management believes are of high credit quality.

(2) Sales and trade receivables

The Company provides credit in the normal course of business and substantially all customers are located in the PRC.  The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.  Three individual customers accounted for 10%-12% of net revenues during the three and nine months ended July 31, 2010 and 2009.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

The Company’s products are sold throughout the PRC. For three months ended July 31, 2010 and 2009, Siberian Ginseng (Acanthopanax) Series accounted for 43% and 55.3%, respectively, of total sales.  For nine months ended July 31, 2010 and 2009, Siberian Ginseng (Acanthopanax) Series accounted for 44% and 54.3%, respectively, of total sales.

(3) Foreign currency

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

(4) Dividends

Payments of dividends may be subject to some restrictions due to the fact that the operating activities are conducted in a subsidiary residing in the PRC.

(5) Price control

The retail prices of certain pharmaceuticals sold in China, primarily those included in the national and provincial Medical Insurance Catalogs are subject to price controls in the form of fixed prices or price ceilings. As such, the retail prices for certain of the Company’s pharmaceutical products can be adjusted downward or upward from time to time. Price controls did not have a material impact on the Company’s operation in the three and nine months ended July 31, 2010 and 2009.

(6) Cost of goods sold

Cost of goods sold is subject to price fluctuations due to various factors beyond the Company’s control, including, among other pertinent factors, inflation and changes in governmental regulations and programs.  The Company expects cost of goods sold will continue to fluctuate and be affected by inflation in the future.  The Company’s raw materials are purchased from various independent suppliers, and do not rely on any one supplier.

5.  INCOME TAXES

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

6.           EARNINGS PER SHARE

When calculating diluted earnings per share for common stock equivalents, the Earnings Per Share Topic, ASC 260, requires the Company to include the potential shares that would be outstanding if all outstanding stock options or warrants were exercised.   This is offset by shares the Company could repurchase using the proceeds from these hypothetical exercises to obtain the common stock equivalent.

The following reconciles the components of the EPS computation:

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
	US$		US$
For the three months ended July 31, 2010:
Net income	1,456,309
Basic EPS income available to common shareholders	1,456,309	37,239,536	0.04
Effect of dilutive securities:
Share options		26,392
Warrants	-	635,161
Diluted EPS income available to common shareholders	1,456,309	37,901,089	0.04

For the three months ended July 31, 2009:
Net income	674,702
Basic EPS income available to common shareholders	674,702	36,796,990	0.02
Effect of dilutive securities:
Share options	-	-
Warrants	-	-
Diluted EPS income available to common shareholders	674,702	36,796,990	0.02

For the three months ended July 31, 2010, 70,000 share options were excluded from the calculation of diluted earnings per share because the exercise price exceeded the average price of the Company’s common stock.

For the three months ended July 31, 2009, there were no securities or other contracts to issue common stock that need to be considered in the diluted earnings per share calculation.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
	US$		US$
For the nine months ended July 31, 2010:
Net income	12,237,047
Basic EPS income available to common shareholders	12,237,047	37,239,536	0.33
Effect of dilutive securities:
Share options		21,416
Warrants	-	532,418
Diluted EPS income available to common shareholders	12,237,047	37,793,370	0.32

For the nine months ended July 31, 2009:
Net income	9,039,986
Basic EPS income available to common shareholders	9,039,986	35,096,680	0.26
Effect of dilutive securities:
Share options	-	-
Warrants	-	-
Diluted EPS income available to common shareholders	9,039,986	35,669,678	0.25

For the nine months ended July 31, 2010, 70,000 share options and 160,000 warrants were excluded from the calculation of diluted earnings per share because the exercise price exceeded the average price of the Company’s common stock.

For the nine months ended July 31, 2009, there were no securities or other contracts to issue common stock that need to be considered in the diluted earnings per share calculation.

7.           TRADE RECEIVABLES, NET

The trade receivables amount included in the condensed consolidated balance sheets as at July 31, 2010 and October 31, 2009 were as follows:

	2010	2009
	US$	US$

Trade receivables	11,813,603	26,667,816
Less: Sales rebates	(550,217)	(3,020,898)
Less: Allowance for doubtful accounts	(445,562)	(443,508)
Trade receivables, net	10,817,824	23,203,410

 8.          OTHER RECEIVABLES, NET

The other receivables amount included in the condensed consolidated balance sheets as at July 31, 2010 and October 31, 2009 were as follows:

	2010	2009
	US$	US$

Other receivables	506,047	462,980
Less: Allowance for doubtful accounts	(362,036)	(360,367)
Other receivables, net	144,011	102,613

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

9.           INVENTORY, NET

The inventory amounts included in the condensed consolidated balance sheets for as at July 31, 2010 and October 31, 2009 comprised of:

	2010	2009
	US$	US$

Raw materials	1,657,063	1,530,283
Work-in-progress	1,162,093	1,006,984
Finished goods	818,724	550,982
Less: Inventory reserves	(64,531)	(64,233)
Inventory, net	3,573,349	3,024,016

10.         PROPERTY AND EQUIPMENT, NET

Property and equipment and related accumulated depreciation as of July 31, 2010 and October 31, 2009 were as follows:

	2010	2009
	US$	US$

Machinery and equipment	3,435,421	3,435,421
Office equipment and furnishings	54,505	53,086
Motor vehicles	53,332	54,749
	3,543,257	3,543,256
Less: Accumulated depreciation	(1,452,665)	(1,191,093)
Net book value	2,090,592	2,352,163

Depreciation expense for the three months ended July 31, 2010 and 2009 was $80,496 and $88,335, respectively, of which $76,622 and $84,552 were included as a component of cost of goods sold in the respective periods.

Depreciation expense for the nine months ended July 31, 2010 and 2009 was $261,572 and $265,559, respectively, of which $249,996 and $254,396 were included as a component of cost of goods sold in the respective periods.

No assets were pledged for borrowings as at July 31, 2010 and October 31, 2009.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

11.         RELATED PARTY TRANSACTIONS

Due from related parties included in the condensed consolidated balance sheets as at July 31, 2010 and October 31, 2009 comprised of:

	2010	2009
	US$	US$
Due from related parties:
Advances (1)	-	130,199
Deposits (2)	20,169,666	16,137,000

Total	20,169,666	16,267,199

(1) Advances

Mr. Li Shaoming, our chairman, chief executive officer and president, is also chairman and a 50% shareholder of Harbin Renhuang Pharmaceutical Stock Co. Ltd (“Stock Co”).

As of October 31, 2009, the Company has a net amount due from Stock Co, of $130,199.  This amount consists of $539,130 of repair and maintenance work performed on property and plant leased from Stock Co and paid for on Stock Co’s behalf.  This is offset by $408,931 of professional fees in connection with the acquisition of Harbin Renhuang Pharmaceutical Company Limited in 2006, paid for by Stock Co on the Company’s behalf.  During the quarter ended January 31, 2010, the Company received from Stock Co, a cash payment of $539,130 resulting in a balance of $408,931 due to Stock Co, which was settled in the quarter ended April 30, 2010.

(2) Deposits

On September 1, 2009, the Company through its wholly own subsidiary, Renhuang China, entered into a Purchase Agreement with Stock Co, to acquire two production patents, for a total consideration of $2,340,619.  Pursuant to the Purchase Agreement, a payment of $1,467,000 was made to Stock Co, in October 2009 and $1,473,796 and $1,467,000 was recorded as deposits on the condensed consolidated balance sheet as at July 31, 2010 and October 31, 2009, respectively.  Pursuant to the Purchase Agreement, final payment of $877,732 is due by December 31, 2010, at which time title for the assets will be transferred.  Accordingly the transaction is considered incomplete as at July 31, 2010.

On October 12, 2009, the Company through its wholly own subsidiary, Renhuang China, entered into a Purchase Agreement with Stock Co, to acquire the land use right, property and plant, for a total consideration of $23,406,185.  Pursuant to the Purchase Agreement, a payment of $14,670,000 was made to Stock Co, in October 2009 and $14,737,959 and $14,670,000 was recorded as deposits on the condensed consolidated balance sheet as at July 31, 2010 and October 31, 2009, respectively.  Pursuant to the Purchase Agreement, final payment of $8,777,319 is due by December 31, 2011, at which time title for the assets will be transferred.  Accordingly the transaction is considered incomplete as at July 31, 2010.

On April 10, 2010, the Company through its wholly own subsidiary, Renhuang China, entered into a Purchase Agreement with Hongxiangmingyuan of Heilongjiang Yongtai Company, to acquire two office floors for a total consideration of $5,612,306.  Pursuant to the Purchase Agreement, a payment of $3,957,911 was made in April 2010 and recorded as deposits on the condensed consolidated balance sheet.  Pursuant to the Purchase Agreement, final payment of $1,683,692 is due by December 20, 2012, at which time title for the assets will be transferred.  Accordingly the transaction is considered incomplete as at July 31, 2010.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

(3) Related party transactions

The Company leases property and plant from Stock Co.  Rental expenses related to this lease, incurred and expensed to condensed consolidated statements of operations and comprehensive income during the three months ended July 31, 2010 and 2009 amounted to $153,738 and $153,600, respectively, during the nine months ended July 31, 2010 and 2009 amounted to $461,214 and $460,800, respectively.

During the three and nine months ended July 31, 2010 and 2009, the Company sold goods in the amount of $0 and $374,301, respectively, to Heilongjiang Renhuang Pharmaceutical Limited, a company where Mr. Li Shaoming is a major shareholder.

12.         EMPLOYEE BENEFITS

The full-time employees of the Company’s subsidiary that is incorporated in the PRC are entitled to staff welfare benefits, including medical care, welfare subsidies, unemployment insurance and pension benefits. The PRC companies are required to accrue for these benefits based on certain percentages of the employees’ salaries in accordance with the relevant regulations, and to make contributions to the state-sponsored pension and medical plans out of the amounts accrued for medical and pension benefits. The PRC government is responsible for the medical benefits and ultimate pension liability to these employees.

13.         ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

At July 31, 2010, the Company had no assets measured at fair value and the following liabilities measured at fair value:

	Fair value measurement
	Quoted prices in active markets of identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$
Warrants liability	-	342,770

At October 31, 2009, the Company had no assets and liabilities measured at fair value.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

14.         PREFERRED STOCK, COMMON STOCK AND EQUITY TRANSACTIONS

(1)  Preferred Stock

The Company’s articles of incorporation provide that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 additional shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights.  As at July 31, 2010 and October 31, 2009, there is no preferred stock outstanding.

(2)  Common Stock and Equity Transactions

During the three and nine months ended July 31, 2010, the Company recorded $11,882 and $25,815, respectively, of share-based compensation expense in connection with an option to purchase 50,000 shares valued at $47,527 granted to an employee on January 13, 2010.

During the three and nine months ended July 31, 2010, the Company recorded $14,283 and $16,944 of share-based compensation expense in connection with an option to purchase 70,000 shares valued at $171,397 granted to an independent director on April 13, 2010.

15.         OPTION PLAN AND WARRANTS

(1)  2003 Omnibus Plan

On February 28, 2003, our board of directors approved the Renhuang Pharmaceuticals, Inc. 2003 Omnibus Securities Plan (the “2003 Plan”), which was approved by our shareholders on April 11, 2003. The 2003 Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The 2003 Plan allows for the award of stock and options, up to 25,000 (after giving effect to the 1-for-30 reverse stock split in 2006) shares of our common stock. On May 1, of each year, the number of shares in the 2003 Securities Plan is automatically adjusted to an amount equal to ten percent of our outstanding stock on July 31, of the immediately preceding year. As of July 31, 2010, the number of shares of common stock outstanding was 37,239,536 making 3,723,954 shares of common stock subject to the 2003 Plan.

On April 13, 2010, an option to purchase 70,000 shares was granted under the 2003 Plan to an independent director that vests on a quarterly basis beginning three months from the date of grant, conditioned upon continued service on such quarterly dates, and has a contractual life of 3 years.  The fair value of the option award is estimated on the date of grant using the Black-Scholes option valuation model to be $171,397, of which $14,283 and $16,944 was recorded as compensation expense in the three and nine months ended July 31, 2010.  The valuation was based on the assumptions noted in the following table.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Expected volatility	227.9%
Expected dividends	0%
Expected term (in years)	3 years
Risk-free rate	1.65%

The risk-free interest rate is based on the U.S. Treasury yield curve in effect for the expected term of the option at the time of grant.  The dividend yield on our common stock is assumed to be zero since we do not pay dividends and have no current plans to pay them in the future.  The market price volatility of our common stock was based on historical volatility since April 13, 2009.  Our methodology is consistent with prior period volatility assumptions.  The expected life of the options is based upon our anticipated expectations of exercise behavior since no options have been exercised in the past to provide relevant historical data.

(2)  2007 Non-Qualified Company Stock Grant and Option Plan

On March 19, 2007, our board of directors approved the 2007 Non-Qualified Company Stock Grant and Option Plan (the “2007 Plan”).   The 2007 Plan is intended to serve as an incentive to and to encourage stock ownership by our  directors, officers, and employees, and certain persons rendering service to us, so that such persons may acquire or increase their proprietary interest in our success, and to encourage them to remain in our service.  Under the 2007, up to 200,000 shares of our common stock may be subject to options.

On January 13, 2010, an option to purchase 50,000 shares was granted under the 2007 Plan to an employee that vests on the 12-month anniversary of the date of grant, conditioned upon continued employment on such date, and has a contractual life of 3 years.  The fair value of the option award is estimated on the date of grant using the Black-Scholes option valuation model to be $47,527, of which $11,882 and $25,815 was recorded as compensation expense in the three and nine months ended July 31, 2010, respectively.  The valuation was based on the assumptions noted in the following table.

Expected volatility	236.5%
Expected dividends	0%
Expected term (in years)	3 years
Risk-free rate	1.5%

The risk-free interest rate is based on the U.S. Treasury yield curve in effect for the expected term of the option at the time of grant.  The dividend yield on our common stock is assumed to be zero since we do not pay dividends and have no current plans to pay them in the future.  The market price volatility of our common stock was based on historical volatility since January 13, 2009.  Our methodology is consistent with prior period volatility assumptions.  The expected life of the options is based upon our anticipated expectations of exercise behavior since no options have been exercised in the past to provide relevant historical data.

A summary of option activity under the Company’s option  plan as of July 31, 2010 and movement during the nine months then ended are as follow:

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

	Options	Weighted average exercise price	Aggregate intrinsic value	Weighted average remaining contractual term
		US$	US$
Outstanding at November 1, 2009	-	-	-	-
Granted	120,000	1.92	16,100	2.60
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at July 31, 2010	120,000	1.92	16,100	2.60

A summary of the status of the Company’s non-vested options as of July 31, 2010 and movements during the nine months then ended are as follow:

	Options	Weighted average granted date fair value
		US$
Non-vested at November 1, 2009	-	-
Granted	120,000	1.91
Vested	-	-
Forfeited or expired	-	-
Non-vested at July 31, 2010	120,000	1.91

As of July 31, 2010, there was $202,330 of unrecognized compensation cost related to non-vested share-based compensation granted under the Company’s option plan.  The cost is expected to be recognized over a period of 2.96 years.

(3)  Warrants

As of July 31, 2010, the Company has 1,231,428 warrants outstanding at an average exercise price of $1.25 per warrant for one share each of the Company’s common stock. The warrants expire in 2012 and 2013.

	Warrants	Average exercise price
		US$
Outstanding warrants at November 1, 2009	1,071,428	0.88
Warrants granted	160,000	2.00
Exercised	-	-
Expired/cancelled	-	-
Outstanding warrants at July 31, 2010	1,231,428	1.25

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

Information regarding the warrants outstanding at July 31, 2010 is summarized as below:

	Warrants outstanding at
	July 31, 2010
		Weighted	Weighted
		Average	Average
		Remaining	Exercise
Exercise Prices	Warrants	Contractual	Price
US$	Outstanding	Life (years)	US$

0.88	1,071,428
2.00	160,000
	1,231,428	1.91	1.02

16.         STATUTORY RESERVES

The reserve funds as of July 31, 2010 and October 31, 2009 were comprised of the following:

	2010	2009
	US$	US$

Statutory surplus reserve	3,090,320	3,090,320
Public welfare fund	282,377	282,377
Total	3,372,697	3,372,697

 (1) Statutory reserves

Pursuant to the relevant laws and regulations of the PRC, the Company is required to annually transfer 10% of its after tax profit as reported on financial statements prepared under the accounting principles of the PRC to a statutory surplus reserve fund until the balance reaches 50% of the registered share capital.  This reserve can be used to make up any losses incurred or to increase share capital.  Except for reducing losses incurred, any other application may not result in this reserve balance falling below 25% of the registered capital.

(2) Public welfare funds

Prior to January 1, 2007, the Company was required each year to transfer 5% of its after tax profit as reported on consolidated financial statements prepared under the accounting principles of the PRC to the public welfare funds. This reserve was restricted to capital expenditure for employees’ collective welfare facilities that are owned by the Company. The public welfare funds are not available for distribution to the stockholders (except in liquidation). Once capital expenditures for staff welfare facilities have been made, an equivalent amount must be transferred from the public welfare funds to the discretionary common reserve funds. Due to a change in PRC law, appropriation of profit to the public welfare funds is no longer required.

RENHUANG PHARMACEUTICALS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2010 and 2009

17.         COMMITMENTS AND CONTINGENCIES

The Company has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for the Company’s business and at prevailing market prices. No material annual loss is expected from these commitments and there are no minimum purchase commitments.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse effect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

(1)  Operating lease arrangements

The Company leases office premise from a third party, Heilongjiang Jiusanyouzhi Co., Ltd.  The lease is from May 1, 2007 to April 30, 2010, with monthly rental payment of $10,484.

The Company also leases property and plant from a related party, Harbin Renhuang Pharmaceutical Stock Co. Ltd.  The lease is from April 30, 2009 to May 1, 2010, with monthly rental payment of $51,246.

As of July 31, 2010, there is no minimum lease payment in future years.

During the three months ended July 31, 2010 and 2009, the Company incurred rental expenses in the amount of $186,301 and $219,898, respectively.

During the nine months ended July 31, 2010 and 2009, the Company incurred rental expenses in the amount of $366,977 and $594,315, respectively.

(2)  Capital commitments

As of July 31, 2010, the Company has capital commitments for purchase of land use right, property and equipment, office floors and production patents of approximately $11,338,743.

18.         SUBSEQUENT EVENT

In May 2009, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2009.

Management has evaluated subsequent events from July 31, 2010 to September 17, 2010, the date which the Company’s condensed consolidated financial statements have been issued and were available to be issued.  As of August 3, 2010, Ms. Yan Yi Chen, the Company's Chief Financial Officer, resigned for personal reasons.  Subsequent events that may occur after September 17, 2010 have not been evaluated in the condensed consolidated financial statements as of July 31, 2010.

Tianma Pills	Shengmai Granules

Siberian Ginseng Extract

Compound Schisandra Tablets	Siberian Ginseng Tablets

                              $      10,000,000 Shares of Common Stock

CHINA BOTANIC PHARMACEUTICAL INC.

PROSPECTUS

•

Until                , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee		$2,139
Legal Fees and Expenses	$	•
Accounting Fees and Expenses	$	•
Miscellaneous	$	•
Total	$	•

Item 14.               Indemnification of Directors and Officers.

Nevada Law

 Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           is not liable pursuant to Nevada Revised Statute 78.138, or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)           is not liable pursuant to Nevada Revised Statute 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)           the creation of a trust fund;

(b)           the establishment of a program of self-insurance;

(c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)           the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)           by the stockholders;

(b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions

Our Restated Articles of Incorporation contains the following provisions concerning the indemnification of our directors and officers:

“Article XIV.     In addition to, and in no way limiting the powers or authority now or hereafter conferred upon the Corporation by the Articles of Incorporation, the By-Laws of the Corporation, or the laws of the State of Nevada, the Corporation shall possess, and may exercise all powers of indemnification of officers, directors, employees, agents, and other persons and all powers and authority incidental thereto (including without limitation of power and authority to advance expenses, and to purchase and maintain insurance with respect thereto), without regard to whether or not such powers and authority are specifically provided for by Nevada corporation codes. The Board of Directors of the Corporation is hereby authorized and empowered on behalf of the Corporation and without shareholder action, to exercise all of the Corporation's authority and powers of indemnification.”

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15. Recent Sales of Unregistered Securities

On March 25, 2010, we issued to our investor relations consultant a warrant representing the right to purchase one hundred and sixty thousand (160,000) fully-paid and non-assessable shares of our  common stock (the “Warrant”) at an exercise price of $2.00 per share (the “Exercise Price”), subject to adjustment, and exercisable for a period of three (3) years from the issuance date of the Warrant.  The Warrant was issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption afforded by Section 4(2) thereunder.

On May 15, 2009, we sold an aggregate of 2,142,856 shares of common stock at a purchase price of $0.70 per share and warrants exercisable until May 14, 2012 to acquire an aggregate of 1,071,428 shares of common stock (subject to customary adjustments) at an exercise price of $0.875 per share, to Allied Merit International Inc. and Griffin Ventures Ltd. for the amount of $1.5 million made to us on January 29, 2008. The securities were issued under the exemption of Regulation D and Regulation S under the Securities Act of 1933, as amended (“1933 Act”). Griffin Ventures Ltd. represented itself as an accredited investor as that term is defined in Regulation D under the 1933 Act. Allied Merit International Inc. represented itself as a non U.S. person as that term is defined in Rule 902 and thus claimed the exemption of Regulation S under the 1933 Act.

Item 16.                 Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

Item 17.                 Undertakings

(a) The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii. Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

(b) Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harbin, Heilongjiang Province, China, on December 6, 2010.

CHINA BOTANIC PHARMACEUTICAL INC.

By:	/s/ Shaoming Li
Shaoming Li
Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Shaoming Li as his or her attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any and all registration statements related to the offering covered by this registration statement and filed under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by his or her attorney to any and all amendments to said registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Shaoming Li	Chairman of the Board of Directors, Chief Executive Officer and President	December 6, 2010
Shaoming Li	(Principal Executive Officer)

/s/ Xiaoying Lu	Interim Chief Financial Officer	December 6, 2010
Xiaoying Lu	(Principal Accounting Officer)

/s/ Xiaoheng Shao	Director	December 6, 2010
Xiaoheng Shao

/s/ Changxiong Sun	Director	December 6, 2010
Changxiong Sun

/s/ Bingchun Wu	Director	December 6, 2010
Bingchun Wu

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement **
3.1	Restated Articles of Incorporation(1)
3.2	Second Restated Bylaws(1)
3.3	Certificate of Amendment to Articles of Incorporation(2)
4.1	Form of Common Stock Certificate
5.1	Form of Opinion of DLA Piper LLP (US) **
10.1	Renhuang Pharmaceuticals, Inc. 2007 Non-Qualified Company Stock Grant and Option Plan(3)
10.2	2003 Omnibus Securities Plan (4)
10.3
English translation of Patent Transfer Agreement among Harbin Renhuang Pharmaceutical Co., Ltd., Harbin Renhuang Pharmaceutical Stock Co., Ltd, Xishui Yu and Youzhi Wang, dated as of September 1, 2009 (5)

10.4	English translation of Property Purchase Contract between Harbin Renhuang Pharmaceutical Co., Ltd. and Heilongjiang Yontai Co. dated April 10, 2010 (6)
10.5	Independent Director Agreement with Mr. Xiaoheng (Sean) Shao, dated April 13, 2010 (6)
10.6	Independent Director Agreement with Mr. Bingchun Wu, dated April 19, 2010 (6)
10.7	Independent Director Agreement with Mr. Changxiong Sun, dated April 19, 2010 (6)
10.8
English translation of Contract for the Free Use of Drug Approval Number in Respect of Tonic Semifluid Extract of Ginseng and Venison, between Harbin Renhuang Pharmaceutical Co., Ltd. and Harbin Renhuang Pharmaceutical Stock Co. Ltd. dated as of [May 1, 2006]

10.9
English translation of Contract for the Free Use of Drug Approval Number in Respect of Badger Fat, between Harbin Renhuang Pharmaceutical Co., Ltd. and Harbin Renhuang Pharmaceutical Stock Co. Ltd. dated as of May 1, 2006

10.10
Contract for the Free Use of Drug Approval Number in Respect of Siberian Ginseng (Acanthopanax) Extract, between Harbin Renhuang Pharmaceutical Co., Ltd. and Harbin Renhuang Pharmaceutical Stock Co. Ltd. dated as of May 1, 2006

10.11	English translation of Contract Letter, between Harbin Renhuang Pharmaceutical Co., Ltd. and Yerui Pharmaceutical Co of Zhongfa Industry Group dated as of March 3, 2007
10.12	English translation of Plantation Transfer Contract, between Harbin Renhuang Pharmaceutical Co., Ltd. and Harbin Renhuang Pharmaceutical Stock Co. Ltd. dated as of October 12, 2009
10.13
English translation of Lease Contract, between Harbin Renhuang Pharmaceutical Co., Ltd. and Harbin Renhuang Pharmaceutical Stock Co., Ltd., dated as of May 1, 2009 and a Free Lease confirmation produced by Harbin Renhuang Pharmaceutical Co., Ltd.

10.14	Trademark Licensing Contract, between Harbin Renhuang Pharmaceutical Co., Ltd. and Harbin Renhuang Pharmaceutical Stock Co., Ltd, dated as of July 7, 2007
10.15	English translation of the Acquisition Agreement of Siberian Ginseng, between Harbin Renhuang Pharmaceutical Co., Ltd. and Dongfanghong Forestry Bureau, dated as of June 1, 2010
10.16	English translation of Sales Contract between Harbin Renhuang Pharmaceutical Co., Ltd. and Heilongjiang Renhuang Pharmaceutical Co., Ltd.
21.1	Subsidiaries of the registrant(2)
23.1	Consent of MSPC

23.2	Consent Of Windes & McClaughry Accountancy Corporation
24.1	Power of Attorney (included as part of the signature page to the registration statement)

*	Filed herewith.

**	To be filed by amendment.

(1)	Incorporated by reference from the Company’s Form 8-K filed with the SEC on April 22, 2003.

(2)	Incorporated by reference from the Company’s Form 10-K filed with the SEC on February 13, 2007.

(3)	Incorporated by reference from the Company’s Form 8-K filed with the SEC on May 2, 2007.

(4)	Incorporated by reference from the Company’s Form 8-K filed with the SEC on April 22, 2003.

(5)	Incorporated by reference from the Company’s Form 10-K filed with the SEC on January 29, 2010.

(6)	Incorporated by reference from the Company’s Form 10-Q filed with the SEC on June 7, 2010.